UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2026

IONETIX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-56821	41-2828779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3130 Sovereign Drive Lansing, MI	48911
(Address of Principal Executive Offices)	(Zip Code)

(517) 252-4069
(Registrant’s telephone number, including area code)

JDEV Acquisition Corp.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

We were incorporated as JDEV Acquisition Corp. (“JDEV”) in the State of Nevada on November 26, 2025. Prior to the Merger (as defined below), we were a “shell company” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

On April 8, 2026, following approval by our board of directors and all of our pre-Merger stockholders we redomiciled to Delaware. On April 9, 2026, following approval by our board of directors and all our pre-Merger stockholders we filed a Restated Certificate of Incorporation, which became effective upon its filing with the Secretary of State of the State of Delaware on April 9, 2026, and through which we changed our name to “Ionetix Corporation.” On April 9, 2026, our board of directors also adopted Amended and Restated Bylaws.

On April 9, 2026, our wholly-owned subsidiary, JDEV Merger Subsidiary, a corporation formed in the State of Delaware on April 9, 2026 (“Merger Sub”), merged with and into Ionetix Corporation, a privately held Delaware corporation (“Ionetix”). Pursuant to this transaction (the “Merger”), Ionetix was the surviving corporation and became our wholly owned subsidiary, and all of the outstanding stock of Ionetix, including common stock and preferred stock, was converted into shares of our common stock. All of Ionetix’s outstanding options, warrants and restricted stock were assumed by us. On April 9, 2026, we also sold 10,777,279 shares of our common stock pursuant to a private placement offering at a purchase price of $3.00 per share. In connection with the Merger, we also issued 277,696 shares of our common stock to Eli Lilly and Company pursuant to the Termination Agreement (as defined below). Additional information concerning the private placement offering is presented below under Item 2.01, “Completion of Acquisition or Disposition of Assets—The Merger and Related Transactions—The Offering” and under Item 3.02, “Unregistered Sales of Equity Securities.” Following the consummation of the Merger, we changed our name to “Ionetix Corporation.”

As a result of the Merger, we acquired the business of Ionetix and will continue the existing business operations of Ionetix as a public reporting company under the name Ionetix Corporation.

In accordance with “reverse merger” or “reverse acquisition” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the Merger will be replaced with the historical financial statements of Ionetix prior to the Merger, in all future filings with the U.S. Securities and Exchange Commission (the “SEC”).

As used in this Current Report on Form 8-K (this “Report”), unless otherwise stated or the context clearly indicates otherwise, the terms the “Company,” the “Registrant,” “we,” “us” and “our” refer to Ionetix Corporation, incorporated in the State of Delaware, and its subsidiaries after giving effect to the Merger and the company name change described above.

This Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

This Report responds to the following Items in this Current Report:

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 3.02	Unregistered Sales of Equity Securities.

Item 3.03	Material Modification to Rights of Security Holders.

Item 4.01	Changes in Registrant’s Certifying Accountant.

Item 5.01	Changes in Control of Registrant.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.06	Change in Shell Company Status.

Item 9.01	Financial Statements and Exhibits.

As a result of the Merger, we have ceased to be a “shell company.” The information included in this Current Report constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

FORWARD-LOOKING STATEMENTS

This Current Report, including the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to, among others, our plans, objectives and expectations for our business, operations and financial performance and condition, and can be identified by terminology such as “may,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “will,” “could,” “project,” “target,” “potential,” “continue” and similar expressions that do not relate solely to historical matters or actual results. Forward-looking statements are based on management’s belief and assumptions and on information currently available to management. Although we believe that the expectations reflected in forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

●	our ability to achieve profitability, continue as a going concern, and sustain growth;

●	our ability to raise additional capital to fund our operations, develop our technology, and maintain sufficient liquidity, and the availability and terms of any such financing;

●	our ability to adequately control the costs associated with our operations;

●	our pursuit of emerging, highly regulated markets and our ability to commercialize our products and services at scale, including the development of sales, marketing, and distribution capabilities;

●	the competitive and rapidly evolving nature of our industry, including the risk that competing products or technologies may limit our commercial opportunities;

●	our reliance on third parties, including suppliers of specialized radioactive isotopes and other key raw materials, licensing partners, manufacturing and service providers, government entities, independent investigators, research institutions, and strategic partners, and our ability to maintain and expand such relationships;

●	the unique manufacturing, logistics, and operational challenges associated with the short half-life and time-sensitive nature of radioactive isotopes used in our business;

●	clinical trials and preclinical studies pursued by us or our pharmaceutical partners, including the cost, timing, and uncertainty of regulatory approval, and the risk that preliminary or interim data may not be predictive of final results;

●	our ability to obtain and maintain required regulatory approvals, licenses, and permits, including for companion diagnostics, imaging agents, or other enabling tools;

●	the impact of current and future laws and regulations, including those related to nuclear medicine, radiopharmaceuticals, semiconductors, nuclear energy, environmental and health and safety standards, and healthcare reimbursement and reform;

●	changes to applicable policies, regulations, mandates, and funding levels of the government entities that regulate our business or with whom we do business, including the potential repayment of government grants;

●	our ability to protect, maintain, and enforce our intellectual property rights, domestically and internationally, and the scope and duration of such protection;

●	potential cybersecurity risks and information technology disruptions affecting our operational systems, infrastructure, and proprietary information, whether caused by us or third-party vendors;

●	our ability to attract, retain, and motivate key personnel, including senior management, and our management team’s ability to achieve our business objectives, including managing rapid growth and the transition to operating as a public company;

●	any acquisitions, partnerships, joint ventures, or indebtedness we may pursue or incur, and the associated risks to our operations and financial condition;

●	risks associated with operating internationally, including regulatory differences, intellectual property uncertainties, supply chain disruptions, tariffs, trade disputes, and compliance with foreign laws;

●	the impact of global macroeconomic conditions, geopolitical tensions, climate-related events, pandemics, and other disruptions on our business, supply chain, and customers;

●	product liability, litigation, and indemnification risks associated with the testing, manufacture, or use of our products or product candidates;

●	the development of an active trading market for our common stock and the potential volatility of the market price of our securities;

●	our intended use of proceeds from the Offering; and

●	other risks and uncertainties, including those discussed in the section titled “Risk Factors.”

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, operating results, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the section below titled “Risk Factors.” Moreover, we operate in a highly regulated environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this Current Report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this Current Report or to conform these statements to actual results or revised expectations, except as required by law.

You should read this Current Report and the documents that we reference in this Current Report as exhibits with the understanding that our actual future results, performance, and events and circumstances may be materially different from what we expect.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Current Report, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference. All descriptions of the agreements described below are qualified in their entirety by reference to the form of the relevant agreement that is filed as an exhibit to this Current Report and incorporated herein by reference.

Item 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

THE MERGER AND RELATED TRANSACTIONS

Merger Agreement

On April 9, 2026, the Company, Merger Sub and Ionetix entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, on April 9, 2026 (the “Closing Date”), Merger Sub merged with and into Ionetix, with Ionetix continuing as the surviving corporation and our wholly owned subsidiary.

As a result of the Merger, we acquired the business of Ionetix, which develops proprietary superconducting cyclotron technology for use, among other things, to produce medical and industrial isotopes in a smaller, more cost-effective footprint than conventional cyclotrons. See “Description of Business” below. At the time the certificate of merger reflecting the Merger was filed with the Secretary of State of the State of Delaware (the “Effective Time”), each share of (i) common stock of Ionetix (the “Ionetix Common Shares”) and (ii) each class of Series Preferred Stock of Ionetix (the “Ionetix Preferred Shares”) issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive such number of shares of our common stock as is equal to the number of such shares multiplied by 0.5014 (the “Conversion Ratio”), rounded to the nearest whole share, with any fraction greater than or equal to five tenths (.5) of a share being rounded up to the nearest whole share (the “Merger Shares”).

Vstock Transfer, an exchange agent (the “Exchange Agent”), is acting as exchange agent to distribute the Merger Shares to the former stockholders of Ionetix in exchange for their Ionetix Common Shares and Ionetix Preferred Shares. The former stockholders of Ionetix must submit required documentation to the Exchange Agent to receive their Merger Shares, and any unclaimed shares or distributions as of the date that is one year after the Closing Date shall be delivered to the Company upon demand, with any former stockholders of Ionetix thereafter required to look to the Company for payment. As of the date that is two years after the Closing Date (or such earlier date as provided in the Merger Agreement), the Merger Shares shall: (i) to the extent permitted by applicable Law, become the property of the surviving entity, free and clear of all claims or interest of any person previously entitled thereto; or (ii) to the extent (i) is not permitted by applicable Law, remain subject to claims and interest of such person entitled thereto, but any such persons’ rights to receive Merger Shares shall instead be a right to receive, subject to any applicable withholding Taxes, a cash payment equal to the product of (A) the number of such Merger Shares subject to such rights multiplied by (B) $3.00 (the “Cash-Out Amount”). Upon payment of any such Cash-Out Amount, such rights to receive such Merger Shares shall be extinguished and deemed satisfied in full.

In addition, pursuant to the Merger Agreement, (i) all options to purchase Ionetix Common Shares outstanding immediately prior to the Effective Time under Ionetix’s equity incentive plan(s) (the “Ionetix Equity Plans”) were assumed by us and converted into options to purchase 6,935,626 shares of our common stock, with the number of shares and exercise price per share adjusted by the Conversion Ratio, (ii) all warrants to purchase Ionetix Common Shares or Ionetix Preferred Shares outstanding immediately prior to the Effective Time were assumed by us and converted into warrants to purchase 8,152,333 shares of our common stock, with the number of shares and exercise price per share adjusted by the Conversion Ratio.

See “Description of Capital Stock” below for more information. The issuance of shares of our common stock, options, warrants and restricted stock awards to purchase shares of our common stock to Ionetix’s former security holders are collectively referred to as the “Share Conversion.”

The Merger Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.

As a condition to the Merger, on April 9, 2026, we entered into indemnity agreements with our former officers and directors (the “Pre-Merger Indemnity Agreements”), pursuant to which we agreed to indemnify such former officers and directors for actions taken by them in their official capacities relating to the consideration, approval and consummation of the Merger and certain related transactions.

The Merger was treated as a recapitalization and reverse acquisition of us for financial reporting purposes. Ionetix is considered the acquirer for accounting purposes, and our historical financial statements before the Merger will be replaced with the historical financial statements of Ionetix before the Merger in future filings with the SEC. The Merger is intended to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The issuance of securities pursuant to the Share Conversion was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Rule 506(b) of Regulation D promulgated by the SEC thereunder. These securities may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements.

The Offering

Contemporaneously with the Merger, on the Closing Date, we sold 10,777,279 shares of our common stock in a private placement offering pursuant to the subscription agreements by and between the Company and the purchasers of common stock (the “Subscription Agreements”) at a purchase price of $3.00 per share (the “Offering Price”). The private placement offering is referred to herein as the “Offering.”

The aggregate gross proceeds from the Offering were approximately $32.3 million (before deducting placement agent fees and expenses of the Offering). JDEV, Merger Sub, and Ionetix were required to have at least $30,000,000 in escrow as a condition to the closing.

The Offering was exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated by the SEC thereunder. The common stock in the Offering was sold to “accredited investors,” as defined in Regulation D, and the Offering was conducted on a “reasonable best efforts” basis.

Additional information concerning the Offering is presented below under Item 3.02, “Unregistered Sales of Equity Securities.”

Ionetix engaged Network 1 Financial Securities, Inc. as placement agent in connection with the Offering.

Certain stockholders of JDEV prior to the consummation of the Merger are affiliated with, or have contractual or economic relationships with, the placement agent. Members of Intuitive Venture Partners, LLC, a boutique venture investment firm, are registered representatives of the placement agent. In connection with the Offering, such stockholders are entitled to receive, directly or indirectly, a portion of the placement agent’s fees or other compensation payable in connection with the Offering, which may include cash fees and/or warrants. JDEV has been advised that such arrangements arise from agreements between the placement agent and such stockholders, and JDEV is not a party to, and did not negotiate, such arrangements.

Lock-Up Agreements

All officers and directors of the Company following the Merger and all holders of 5% or more of the total outstanding shares of JDEV common stock following the Merger (each a “Restricted Holder”) entered into lock-up agreements with us (the “Lock-Up Agreements”), effective as of the Closing Date, whereby they have agreed to certain restrictions on the sale or disposition (including pledge) of all of our common stock held by (or issuable to) them. The lock-up agreements contain customary transfer exceptions.

Registration Rights

In connection with the Merger and the Offering, on April 9, 2026 we entered into a registration rights agreement (the “Registration Rights Agreement”) with the purchasers in the Offering, the Placement Agents (or their designees) holding Placement Agent Warrants, the holders of Merger Shares and certain holders of shares of our common stock held prior to the Merger (the “Registrable Pre-Merger Stockholders,” and collectively, the “Holders”). Pursuant to the Registration Rights Agreement, we have agreed that promptly, but no later than 120 calendar days after the final closing of the Offering (the “Effective Date”), we will file, subject to customary exceptions, a registration statement with the SEC (the “Registration Statement” and such date that is 120 calendar days after the Effective Date, the “Registration Filing Date”), covering the Registrable Securities (as defined below), and to use our commercially reasonable efforts to cause such Registration Statement to be declared effective no later than 90 calendar days after the Registration Filing Date, which period shall be extended for each day of a U.S. government shut down that results in the SEC temporarily discontinuing review of, or acceleration of the effectiveness of, registration statements, if any (the “Registration Effectiveness Date”).

The “Registrable Securities” include (i) the shares of our common stock issued to the purchasers in the Offering (the “Offering Shares”); (ii) the shares of our common stock issued or issuable upon exercise of the warrants issued to the Placement Agents in connection with the Offering (such warrants, the “Placement Agent Warrants,” and such shares, the “Placement Agent Warrant Shares”); (iii) the shares of our common stock issued or issuable under the Merger Agreement in exchange for all of the capital stock of Ionetix Corporation that was outstanding immediately prior to the closing of the Merger (the “Merger Shares”); (iv) the 277,696 shares of our common stock issued to Eli Lilly and Company pursuant to the Termination Agreement (the “Additional Shares”), which are treated as Registrable Securities on the same basis as Merger Shares pursuant to the Termination Agreement; (v) certain shares of our common stock held by our stockholders prior to the Merger and remaining outstanding immediately following the effective time of the Merger (the “Registrable Pre-Merger Shares”); and (vi) other shares of restricted common stock held by the Holders, acquired or issuable in respect of the foregoing by way of conversion, dividend, stock-split, distribution, exchange, merger, consolidation, recapitalization, reclassification or similar transaction ((i)–(vi) collectively, the “Registrable Securities”). Such securities cease to be Registrable Securities with respect to any Holder on the earlier of (x) the date on which they have been sold or otherwise transferred other than to a Permitted Assignee and (y) the date on which Rule 144 becomes available for such Holder to sell all Registrable Securities held by such Holder within a ninety-day period without volume or manner of sale restrictions.

Subject to customary exceptions, if (i) we fail to file the Registration Statement on or before the Registration Filing Date, (ii) the Registration Statement is not declared effective by the SEC on or before the Registration Effectiveness Date (provided that such failure is not the result of any delay or failure on the part of any selling holder to provide information reasonably requested by us in connection with the preparation of the Registration Statement), (iii) after effectiveness, the Registration Statement ceases to remain effective or the Holders are not permitted to utilize the prospectus therein to resell the Registrable Securities for a period of more than 15 consecutive Trading Days (except for permitted Blackout Periods (as defined below)), or (iv) following the listing or inclusion for quotation on an Approved Market (as defined in the Registration Rights Agreement), the Registrable Securities are not listed or included for quotation on an Approved Market, or trading of our common stock is suspended or halted on the Approved Market for more than three full, consecutive Trading Days (other than as a result of (A) actions or inactions of parties other than us or our affiliates or of the Approved Market not reasonably in our control, or (B) suspension or halt of substantially all trading in equity securities on the Approved Market) ((i)–(iv) collectively, “Registration Events”), we will make payments to each Holder of Registrable Securities as liquidated damages at a rate equal to 12% per annum (for the period commencing on the date of the applicable Registration Event and ending on the date such Registration Event is cured (each, a “Registration Default Period)) of the total of the following, to the extent applicable to such Holder: (x) if the Holder purchased Registrable Securities pursuant to a Subscription Agreement, the aggregate purchase price paid by such Holder for the Registrable Securities held by such Holder as of the date of such Registration Event, or (y) if the Holder is a holder of Placement Agent Warrant Shares, Merger Shares or Registrable Pre-Merger Shares, the product of $3.00 (as adjusted for stock splits, stock dividends, combinations, recapitalizations or similar events) multiplied by the number of such shares held by or issuable to such Holder as of the date of such Registration Event, but in each case only with respect to such Holder’s Registrable Securities that are affected by such Registration Event and only for the applicable Registration Default Period; provided that the maximum amount of liquidated damages paid by us shall not exceed 5% of such applicable amounts in the aggregate for all Registration Events.

No liquidated damages will accrue with respect to (1) any Registrable Securities removed from the Registration Statement in response to a comment from the staff of the SEC (the “Staff”) limiting the number of Registrable Securities which may be included in the Registration Statement (a “Cutback Comment”), provided that we continue to use commercially reasonable efforts to register such securities for resale by other available means, (2) any Registrable Securities that cease to be Registrable Securities, or (3) any Registrable Securities excluded because a Holder fails to provide information concerning the Holder and the manner of distribution of the Holder’s Registrable Securities that is required by the SEC or in response to SEC comments to be disclosed in the Registration Statement. Notwithstanding the foregoing, if the SEC does not declare the Registration Statement effective before the Registration Effectiveness Date, and the reason for the SEC’s determination is that (a) the offering of any of the Registrable Securities constitutes a primary offering of securities by us, (b) Rule 415 of the Securities Act may not be relied upon for the registration of the resale of any or all of the Registrable Securities, and/or (c) a Holder of any Registrable Securities must be named as an underwriter and such Holder does not consent to be so named in the Registration Statement, the Holders shall not be entitled to liquidated damages with respect to the Registrable Securities not registered; provided that we continue to use our commercially reasonable efforts at the first opportunity that is permitted by the SEC to register for resale all such Registrable Securities, using one or more registration statements that we are then entitled to use.

Any cutback resulting from a Cutback Comment shall be applied to the Registrable Securities in the following order: (a) first from the Merger Shares, on a pro rata basis among the holders thereof; (b) second from the Placement Agent Warrant Shares, on a pro rata basis among the holders thereof; (c) third from the Registrable Pre-Merger Shares, on a pro rata basis among the holders thereof; and (d) fourth from the Offering Shares, on a pro rata basis among the holders thereof (such Registrable Securities, the “Reduction Securities”). We will use our commercially reasonable efforts within 60 calendar days after the date the Registration Statement is declared effective (the “SEC Effective Date”), or at the first opportunity permitted by the SEC, to register for resale as many of the Reduction Securities as the SEC will permit (pro rata among the Holders thereof) using one or more registration statements, until all of the Reduction Securities have been so registered.

Pursuant to the Registration Rights Agreement, “Blackout Period” means a period during which we determine, in the good faith judgment of our board of directors, that the registration or distribution of the Registrable Securities would be seriously detrimental to us and our stockholders, commencing on the day we notify the Holders that they are required to suspend offers and sales of Registrable Securities and ending on the earlier of (i) the date on which the material non-public information resulting in the Blackout Period is disclosed to the public or ceases to be material and (ii) such time that we notify the Holders that sales pursuant to the Registration Statement may resume; provided that the aggregate of all Blackout Periods shall not exceed 30 consecutive Trading Days or more than 60 Trading Days in any 12-month period (except for suspension in connection with post-effective amendments to update the prospectus in connection with filings of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Periodic Reports on Form 8-K, which Blackout Period may extend for the time reasonably required to respond to Staff comments on such amendment).

We must use commercially reasonable efforts to keep the Registration Statement effective for a period of five years after the SEC Effective Date or until the earlier of (x) the date on which all Registrable Securities have been transferred other than to a Permitted Assignee and (y) the availability of Rule 144 for Holders to sell all Registrable Securities held by such Holder without volume or other restrictions within a ninety-day period.

We will pay all expenses in connection with the registration obligations provided in the Registration Rights Agreement, including, without limitation, all SEC, stock exchange, OTC Markets Group, FINRA and other registration and filing fees, printing expenses, all fees and expenses of complying with applicable securities and blue sky laws, the fees and disbursements of our counsel and of our independent public accountants, and the reasonable and documented fees and disbursements of a single counsel to the Holders selected by us and reasonably acceptable to Holders of at least a majority of the Registrable Securities, in an amount not to exceed $35,000 in the aggregate. Each Holder will be responsible for its own underwriting discounts, selling commissions, transfer taxes and the expenses of any other attorney or advisor such Holder decides to employ.

Termination Agreement

In connection with the Merger, the Company, Ionetix Corporation, Ionetix Alpha Corporation, Eli Lilly and Company ("Lilly"), and POINT Biopharma Inc. entered into a Termination Agreement (the "Termination Agreement"), effective as of immediately before the Effective Time. Pursuant to the Termination Agreement, the parties terminated certain pre-existing stockholder rights agreements (the “Prior Agreements”). All rights and obligations under the Prior Agreements were extinguished. As consideration for the Termination Agreement, we issued to Lilly 277,696 shares of our common stock (the "Additional Shares"). The Additional Shares are separate and distinct from the Merger Shares and were not issued under the Merger Agreement or the Offering. Pursuant to the Termination Agreement, Lilly was granted the same registration rights under the Registration Rights Agreement in respect of the Additional Shares that Lilly has in respect of its Merger Shares.

OTC Quotation

Our common stock is currently not listed on a national securities exchange or any other exchange, or quoted on an over-the-counter market. We intend to contact an authorized market maker for sponsorship of our common stock on an over-the-counter quotation system, but we cannot guarantee that such sponsorship will be approved and our common stock listed and quoted for sale. However, we cannot assure you that we will be able to do so and, even if we do so, there can be no assurance that our common stock will continue to be quoted on the OTC Markets or quoted or listed on any other market or exchange, or that an active trading market for our common stock will develop or continue. We do not currently meet the initial quantitative listing standards of any national securities exchange or over-the-counter trading system, and we can make no assurance that we will be able to meet such initial listing standards. See “Risk Factors—Because there is currently no established market for our common stock, stockholders may not be able to sell their shares when or at prices they want” and “Risk Factors—Our common stock may not be eligible for listing or quotation on any securities exchange or over-the-counter trading system.”

Assumption of Ionetix Warrants

Pursuant to the Merger Agreement and upon the closing of the Merger, we assumed each warrant to purchase Ionetix preferred or common stock (each, an “Ionetix Warrant”) that remained outstanding as of immediately prior to the Effective Time, and we converted each into a warrant to purchase shares of our common stock (each, a “JDEV Warrant”). Each JDEV Warrant may be exercised solely for shares of our common stock, with the number of shares determined by multiplying the number of shares of Ionetix common stock subject to the Ionetix Warrant immediately prior to the Effective Time by the Conversion Ratio for Ionetix Common Shares, rounding the resulting number to the nearest whole share of Ionetix Common Shares, with any fraction greater than or equal to five tenths (.5) of a share being rounded up to the nearest whole share. The exercise price per share of each assumed warrant is equal to the exercise price of the Ionetix Warrant immediately prior to the Effective Time, divided by the Conversion Ratio for Ionetix Common Shares, rounded up to the nearest whole cent. Any restrictions on any Ionetix Warrant assumed by us shall continue in full force and effect, and the term and other provisions of such Ionetix Warrant shall otherwise remain unchanged.

Ionetix’s Equity Plans and Outstanding Awards Thereunder

Pursuant to the Merger Agreement, the Ionetix Equity Plans terminated effective as of the Effective Time; provided that, notwithstanding such termination, each outstanding Company Option and share of Company Restricted Stock (each as defined in the Merger Agreement) assumed by us in connection with the Merger remains subject to the terms of the applicable Ionetix Equity Plans. Upon the closing of the Merger, we assumed each option to purchase Ionetix common stock that remained outstanding under the Ionetix Equity Plans, whether vested or unvested, and we converted each into an option to purchase shares of our common stock. Each assumed option constitutes an option to acquire such number of shares of our common stock as is equal to the number of Ionetix common stock subject to the option immediately prior to the Effective Time, multiplied by the Conversion Ratio for Ionetix Common Shares, rounded to the nearest whole share (with any fraction greater than or equal to five tenths (.5) rounded up). The exercise price per share of each assumed option is equal to the exercise price of the Ionetix option prior to the assumption, divided by the Conversion Ratio, rounded up to the nearest whole cent. Otherwise, each assumed option continues to have, and will be subject to, substantially the same terms and conditions as applied to the Ionetix option immediately prior to the Effective Time, including the same vesting schedule. The terms of the applicable Ionetix Equity Plan continue to govern options covering an aggregate of 6,935,626 shares of our common stock subject to awards assumed by us, except that all references in such plans to Ionetix will now be deemed to refer to us. No additional awards will be issued under the Ionetix Equity Plans. After assumption, 6,935,626 shares of our common stock will be issuable upon the exercise of assumed options. See “Compensation of Directors and Executive Officers” below for more information about the Ionetix Equity Plans and the outstanding awards thereunder.

Our Equity Incentive Plan

Pursuant to the Merger Agreement and as of the Effective Time, our Board of Directors adopted, and our stockholders approved (subject to effectiveness in accordance with Regulation 14C of the Exchange Act, if applicable), an equity incentive plan (the “2026 EIP”). The 2026 EIP provides for the issuance of incentive awards of stock options, restricted stock awards, and other equity-based awards. The number of shares reserved for issuance under the 2026 EIP will be subject to increase on January 1 of each fiscal year for a period of up to ten years, beginning on January 1, 2027 and continuing through and including January 1, 2036, at the discretion of our Board of Directors or a committee thereof, in an amount equal to the lesser of (a) at the discretion of our Board of Directors, up to four percent (4%) of the shares of stock outstanding (on an as-converted and fully-diluted basis) on the last day of the immediately preceding month, or (b) such number of shares as determined by our Board of Directors or a committee thereof. See “Compensation of Directors and Executive Officers—Description of the 2026 Equity Incentive Plan” below for more information about the 2026 EIP.

Departure and Appointment of Directors and Officers

Our board of directors is authorized to, and currently consists of, four (4) members. As of the Effective Time, two of the individuals who served as directors and/or officers of JDEV immediately prior to the Effective Time, Vincent LaBarbara and Eric Rubenstein, resigned from their position as directors. At the Effective Time, Gregory Martin and Douglas Boothe were appointed to our board of directors, as designated by Ionetix.

Also, as of the Effective Time, the following persons were appointed as executive officers of JDEV, as designated by Ionetix: Kevin Cameron, as Chief Executive Officer and Phieu Phun, as Chief Financial Officer.

See “Management” below for information about our new directors and executive officers.

Pro Forma Ownership

Immediately after giving effect to the Merger, the closing of the Offering, and the issuance of the Additional Shares pursuant to the Termination Agreement, there were up to 105,360,154 shares of our common stock issued and outstanding as of the Closing Date, as follows:

●	the stockholders of Ionetix prior to the Merger hold 90,182,875 shares of our common stock (comprising Merger Shares issued in exchange for Ionetix Common Shares and Ionetix Preferred Shares), excluding any shares purchased by them in the Offering, and after adjustments due to rounding for fractional shares;

●	investors in the Offering hold 10,777,279 shares of our common stock, excluding any shares issued to them in connection with the Merger as a result of being a holder of Ionetix stock prior to the Merger;

●	4,400,000 shares are held by persons who held Pre-Merger Shares of JDEV common stock prior to the Merger; and

●	277,696 shares were issued to Eli Lilly and Company pursuant to the Termination Agreement as consideration for the termination of certain pre-Merger agreements.

In addition, there were as of the Closing Date:

●	outstanding options to purchase an aggregate of 6,935,626 shares of our common stock that were subject to options originally granted under the Ionetix Equity Plans to former Ionetix option holders and assumed by us in connection with the Merger;

●	outstanding warrants to purchase an aggregate of 8,152,333 shares of our common stock, assumed by us in connection with the Merger; and

●	outstanding Placement Agent Warrants to purchase an aggregate of 862,182 shares of our common stock issued to the Placement Agents in connection with the Offering.

No other securities convertible into or exercisable or exchangeable for our common stock are outstanding as of the date of this Current Report.

Accounting Treatment; Change of Control

The Merger is being accounted for as a “reverse merger” or “reverse acquisition,” and Ionetix is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in our financial statements relating to periods prior to the Merger will be those of Ionetix, and will be recorded at the historical cost basis of Ionetix, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of Ionetix, historical operations of Ionetix, and operations of the Company from the Closing Date. As a result of the issuance of the shares of our common stock pursuant to the Merger, a change in control of the Company occurred as of the date of consummation of the Merger.

Except as described in this Current Report, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

We expect to continue to be a “smaller reporting company,” as defined under the Exchange Act, and an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) immediately following the Merger. We believe that as a result of the Merger, we have ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).

DESCRIPTION OF BUSINESS

Formation History

Ionetix was founded to develop smaller, cheaper, lighter and more efficient cyclotrons using superconducting technology for use in multiple medical and industrial applications. We were incorporated in the State of Delaware in 2009.

Company Overview

Ionetix’s superconducting cyclotron technology enables the design of cyclotrons with a much smaller footprint than conventional cyclotrons. That smaller footprint allows for faster and more cost-effective deployments, with less need for radiation shielding and physical support. Importantly, our superconducting cyclotrons are cryogen-free, meaning they do not require liquid helium to achieve superconductivity and are more energy efficient than traditional cyclotrons. We produce otherwise hard-to-obtain isotopes using a combination of our proprietary cyclotron technology and materials and technology sourced from third parties.

We currently generate revenue in two different medical applications of our technology: diagnostic and therapeutic.

In diagnostics, we currently focus on producing isotopes for Positron Emission Tomography (“PET”) diagnostic imaging. Such isotopes include Fluorine-18 (“F-18”), Gallium-68 (“Ga-68”) and Ammonia N-13 (“N-13”), for which we hold an Abbreviated New Drug Application (“ANDA”) from the Food and Drug Administration (“FDA”). These isotopes are used to diagnose a variety of medical conditions, including coronary artery disease and prostate cancer. We have a hybrid business model: we currently sell doses of N-13 Ammonia, on a per-dose basis, but we may in the future manufacture other isotopes or PET drugs for third parties.

We currently have nine sites approved by the FDA to manufacture unit doses of N-13, a cardiac perfusion imaging agent. Each site is also licensed by the Nuclear Regulatory Commission (“NRC”) or the state equivalent of the NRC, called an NRC “Agreement State.” We also have a pending ANDA for Gallium Ga-68 Gozetotide, a PET diagnostic drug for imaging metastatic prostate cancer, with a Generic Drug User Fee Act date in July 2026.

In therapeutics, Ionetix produces alpha-emitting isotopes such as actinium-225 (“Ac-225”) and astatine-211 (“At-211”) for use in oncology therapeutics. Alpha-emitters have a high linear energy transfer, delivering intense radiation over a very short pathway of two to three cells. This results in the ability to irradiate tumors with high radiation doses, causing double-DNA strand breakage, with less off-tumor damage than other forms of radiation therapy (such as external beam radiation therapy). The only approved alpha-emitting cancer therapy today is Xofigo, but there are dozens of ongoing trials for drugs that use alpha emitters. These alpha-emitting cancer therapies are being developed as next generation therapies after beta-emitting cancer therapies such as Pluvicto and Lutathera, which have had commercial success treating prostate cancer and certain gastroenteropancreatic neuroendocrine tumors, respectively.

Ionetix is also actively exploring, or developing cyclotrons for use in, other applications for its particle accelerator technology, including remediating nuclear waste while simultaneously generating power, sterilization of medical instruments and devices, testing for equipment destined to be exposed to high radiation loads (e.g. materials proposed for use in fusion reactors or sent into space), and as a possible light source for next-generation lithography machines.

Commercial Strategy

Our current commercial strategy is to deploy cyclotrons at locations that need access to diagnostic or therapeutic isotopes, including deploying cyclotrons within the U.S. and internationally. We may provide isotopes to our customers or manufacture the final drug product itself. The exact deployment strategy depends on the half-life of the isotope: isotopes with short half-lives like N-13 (half-life of 10 minutes) require an on-site cyclotron at the point of care; PET isotopes Ga-68 and F-18 (half-lives of 68 minutes and 109 minutes, respectively) can be distributed within a metropolitan area from a regional manufacturing facility; and Ac-225 (half-life of nearly 10 days), which is used for alpha-therapeutics, can be made with centralized production and wide (even international) distribution.

Accordingly, for N-13, we install a cyclotron and related equipment at the hospital or outpatient imaging center and deliver doses on demand. We charge on a per-dose basis, with the typical clinical protocol requiring one dose for a baseline rest PET scan and another for a stress hyperemic cardiac perfusion scan. Both scans are required to detect coronary artery disease. Other PET isotopes have differing protocols, with most requiring only one dose per procedure (such as for prostate-specific membrane antigen (“PSMA”)).

For Ac-225, which has a half-life of nearly 10 days, we ship globally from our facility in Lansing, Michigan, USA. To date we have shipped material within the United States, as well as to Canada, Norway, Belgium and China. While we have produced At-211 in the past, we do not currently do so but anticipate beginning commercial production of At-211 in 2026. At-211 has a 7.2 hour half-life and thus cannot easily be distributed outside North America.

Vision

Ionetix seeks to use its proprietary cyclotron designs to provide high-value radioisotopes and solutions for medical and industrial purposes. Our superconducting cyclotron platform can produce several different isotopes that are currently in short supply. We currently seek to provide these isotopes to our healthcare customers to perform imaging procedures (in the case of PET imaging isotopes) or to pursue drug development (in the case of therapeutic isotopes). Ionetix is also exploring other applications for its proprietary superconducting cyclotron technology, including to remediate nuclear waste while simultaneously generating power, to sterilize medical instruments and devices, to test equipment destined to be exposed to high radiation loads (e.g. materials proposed for use in fusion reactors or sent into space), and to serve as a light source for next-generation lithography machines.

Challenge and available approaches

Medical Applications Overview and Competition

PET isotopes are produced in cyclotrons, with a mixture of commercial suppliers and self-supply in the case of larger research hospitals. Given the relatively short half-life of these isotopes, an individual cyclotron can generally service a metropolitan area. Broader distribution areas are possible, albeit at higher cost because the supplier has to overproduce at the production site to ensure sufficient radioactivity still exists when the drug arrives at the patient site. Commercial providers that distribute PET radiopharmaceuticals in the U.S include PETNET Solutions, Inc. (wholly owned by Siemens Healthineers AG), Cardinal Health, Inc., Pharmalogic Holdings Corp., Sofie Biosciences, Inc. and Jubilant Radiopharma. Hospitals with significant research programs, such as Memorial Sloan Kettering, Stanford University, the Mayo Clinic, and the University of California San Francisco, among others, may also purchase a cyclotron for their internal use, often to support clinical trials.

Several other companies provide cardiac PET and/or PSMA PET diagnostic imaging agents. For instance, other commercial cardiac PET isotope providers in the U.S include Bracco and Jubilant Radiopharma, who manufacture Rubidium-82 (“Rb-82”), which competes with our N-13 product. Similarly, several drug companies have FDA approvals to offer PSMA PET diagnostic isotopes including Telix Pharmaceuticals Limited, Lantheus Holdings, Inc., Novartis AG and Blue Earth Diagnostics Ltd. (a Bracco Company). Some of these companies, in turn, outsource the production of their isotopes to others.

Therapeutic isotopes generally have a longer half-life, and thus can be distributed from centralized or regional production sites. Ac-225, for instance, has a half-life of almost ten days, and thus can be shipped nationally from a single production site. In the U.S., Ac-225 has historically been available from the U.S. Department of Energy (“DoE”), along with its partners Terrapower/Cardinal Health. This DoE-originated supply is limited, however, because it depends on access to Thorium-229 (“Th-229”), of which the DoE has a finite quantity; supply is limited because Th-229 is derived from the DoE’s legacy Uranium-233 (“U-233”) inventory, which was originally created in the 1950s and 1960s for potential use in reactors, and the DoE currently has no plans to produce more due primarily to national security policies and nuclear non-proliferation commitments. U-233 is difficult to obtain because it does not occur in meaningful quantities in nature and must be produced artificially, leaving only very limited global inventories—mostly government-controlled and often being downblended or dispositioned (such as through the DoE program). It is also a weapons-usable material, which raises proliferation and security concerns and subjects it to strict controls under the U.S. Atomic Energy Act and international safeguards administered by the International Atomic Energy Agency pursuant to the Treaty on the Non-Proliferation of Nuclear Weapons. As a result, there is effectively no commercial supply chain for U-233. Rather, Ionetix and other commercial providers generally make Ac-225 by using a particle accelerator to irradiate a Ra-226 target, which does not require U-233. By commissioning more cyclotrons, running for longer periods on targets with increased Ra-226 loading, the particle accelerator approach is more scalable. Along with Ionetix, U.S. commercial providers of Ac-225 using this production method include Niowave, Inc., SpectronRx and Northstar Medical Radioisotopes, LLC. In Europe, PanTera and AlfaRim in the Netherlands as well as ITM Radiopharma and Eckert & Ziegler in Germany have also announced plans to make Ac-225.

At-211, by contrast, has a half-life of 7.2 hours and calls for regional production to enable same-day production and transport. This short half-life makes it virtually impossible to ship internationally. At-211 is commercially available in Denmark, Germany, France and Japan, but there is currently no commercial supplier in the U.S. A limited number of U.S. academic institutions (approximately five) have cyclotrons capable of producing At-211, and the DoE – through its National Isotope Development Program - works to provide limited quantities to these institutions. In the U.S., Ionetix and Nusano, Inc. have announced plans to commercially supply At-211, and IBA have announced plans to provide it in Europe.

Market Opportunity

Medical Diagnostics

Nuclear imaging is undergoing a period of notable change. PET scans are gaining traction in oncology and other high-value applications, driven by innovations in tracer development, theranostics, and advanced imaging technologies. According to leading data and analytics company GlobalData’s market analysis, the global PET imaging agent market is valued at $2.1 billion in 2025. Between 2025 and 2035, PET agents are projected to grow at a compound annual growth rate of 4.6% in market value over ten years.

PET growth is primarily driven by tracer innovation, with recent successes in imaging PSMA and clinical fibroblast activation protein inhibitors (“FAPI”) demonstrating how PET can directly influence treatment decisions. Advanced PET imaging in Alzheimer’s disease also holds promise for improving early detection and monitoring of disease progression. The rise of theranostics, which integrate diagnostic PET tracers with therapeutic radioligands, strengthens the PET value proposition by linking imaging with treatment. Emerging tools such as AI-based image quantification and standardized reporting are also expected to improve scan consistency and reduce variability in interpretation, further increasing PET’s role in advanced clinical care. These capabilities are encouraging broader adoption of PET across both diagnosis and therapy planning.

The potential market for PSMA tracers alone could increase from $2.5 billion in 2025 to $6.7 billion in the U.S. For Alzheimer’s PET imaging, the U.S. market is projected to grow to $1.5 billion by 2030 and $2.5 billion by the mid-2030s.

Alpha-Emitter Therapeutics

We believe that radiopharmaceuticals represent one of the most promising modalities for the treatment of solid tumors and metastatic disease. Approved radiopharmaceuticals have demonstrated the ability to overcome the challenges of conventional cancer treatments and provide patients with targeted therapies that have superior efficacy and better tolerability.

●	Clinical validation of targeted radiopharmaceuticals. Approved beta-emitting radiopharmaceuticals, Pluvicto and Lutathera, have demonstrated statistically significant and clinically meaningful overall survival, progression-free survival and quality of life benefits in global registrational clinical trials. Early-stage clinical trials have also demonstrated that the use of alpha-emitting Ac-225 radioconjugates can deliver more profound anticancer activity than beta-emitting Lu-177 conjugates in similar patient populations, and in patients whose disease has progressed after prior beta-emitted therapies. These promising early clinical data have led to the advancement of Ac-225-based radioconjugates to pivotal clinical trials, though none yet have filed for approval by the FDA.

●	Commercial validation of approved radiopharmaceuticals. Pluvicto achieved a first full year of sales of approximately $1 billion, representing the strongest oncology commercial launch since Ibrance in 2015, which demonstrates the patient impact potential and rapid adoption of radiopharmaceuticals into clinical practice. The estimated global peak sales for Pluvicto are greater than $4 billion in prostate cancer alone. The global radiopharmaceuticals market is one of the fastest growing categories among anticancer medicines and is projected to grow to over $26 billion in sales by 2032. The therapeutic segment of this market is estimated to achieve a total addressable market of $25 billion to $60 billion post-2030.

●	Strategic validation of radiopharmaceuticals. The commercial success of radiopharmaceuticals, paired with significant increases in investment in innovative approaches, has led to significant value creation through partnering and acquisitions. Aggregate transaction values over the last 10 years are approximately $33 billion.

We believe that the field of radiopharmaceuticals is still in its infancy and is poised to become a fundamental pillar of cancer care and deliver transformative survival and quality of life outcomes for patients. External beam radiation therapy, or EBRT, has proven to be an effective option for cancer treatment but has limitations including lack of sufficient precision to avoid collateral damage to normal organs and healthy tissues. Radiopharmaceuticals have the ability to deliver high levels of radiation directly and precisely to diseased tissue by combining the proven tumor-killing ability of radiation therapy with the high degree of molecular precision provided by their targeting components, offering cancer patients better outcomes than other anticancer modalities.

Radioisotopes used in therapeutic radiopharmaceuticals fall into two classes: alpha-emitting and beta-emitting radioisotopes. Alpha particles are much larger and heavier than beta particles, with higher energy and shorter travel distances. Although both alpha-emitting and beta-emitting radioisotopes cause damage to the DNA of tumor cells resulting in tumor cell death, there are distinct differences. Beta-emitting radioisotopes create single-strand DNA breaks and can travel to more distant cells not in direct contact with the delivery point of the radiopharmaceutical. In contrast, alpha-emitting radioisotopes create catastrophic double-stranded DNA breaks and are 1000 times more potent in cell killing than beta-emitters but can only travel two to three cell lengths. Radiopharmaceuticals using alpha-emitting radioisotopes also offer advantages with administration as they result in less radiation exposure to the clinic staff during administration, as well as convenience to patients with no post-treatment restrictions on having contact with other people.

In third-party studies, alpha-emitting radiotherapies have also demonstrated increased anticancer activity in patients with tumors that did not respond to beta-emitting radiotherapies. As seen in the graphic below, a patient with widespread metastatic disease was observed to have progressive disease following treatment with two cycles of Lu-177PSMA-617, a beta-emitting radiotherapy. Subsequent treatment with Ac-225-PSMA-617, an alpha-emitting radiotherapy, resulted in profound regression of disease. Objective response rates of over 30% have been observed in academic trials of Ac-225-PSMA-617, and a recent sponsored trial of Ac-225-containing PSMA-617 radioligand showed a 43% response rate in patients previously treated with Lu-177-containing PSMA-617 radioligand therapies. These results illustrate the powerful efficacy potential for Ac-225-containing targeted radioconjugates.

Anticancer activity of alpha-emitting radioconjugates in patients with tumors that did not respond to beta-emitting radioconjugates

To date, the development of radiopharmaceutical candidates has been primarily focused on two biological targets: PSMA, the target of Pluvicto; and Somatostatin receptor 2 (“SSTR2”), the target of Lutathera. We believe alpha radioconjugates may represent a significant opportunity for improved clinical outcomes for patients with cancer in these targets, and potentially others.

Key Features of the Ionetix Solution and Competitive Advantage

Ionetix believes its proprietary superconducting cyclotron technology will allow it to add PET production capacity faster and more cost-effectively than competing conventional cyclotrons. The small footprint of the Ionetix superconducting cyclotron allows for more efficient deployment with a lower cost of deployment. Our technology is particularly well-suited to be deployed near clinical sites with large patient volumes that want on-demand access to PET isotopes such as N-13, F-18, and Ga-68. However, our cyclotron produces less activity per hour than other cyclotrons (such as those manufactured by GE Healthcare) and is not ideal for serving remote sites (which generally require large amounts of activity to be produced to ensure the appropriate amount is delivered to the clinical site).

We believe our decade-plus experience designing and building cyclotrons and other particle accelerators, as well as associated target design and safety systems, give us an advantage when it comes to designing and scaling production of other isotopes. We believe our cyclotron-based Ac-225 production can be scaled in a modular fashion as patient volumes increase. Other possible applications include irradiating nuclear waste, where a proton beam is used to create a flux of neutrons that turns long-lived isotopes in nuclear waste streams into shorter-lived isotopes (a process known as “transmutation”), which we are not currently pursuing but may do so in the future. The transmutation process will generate heat, which can be used to generate power. Particle accelerators can also be used to generate protons or heavy ions for testing radiation damage for materials destined for space. Again, the smaller footprint of a superconducting cyclotron makes deployment of such a testing facility quicker and more cost-effective. Particle accelerators like cyclotrons can also be used to sterilize medical instruments and implants. Future applications that Ionetix and others are exploring include the use of superconducting accelerators as a source of shorter-wavelength light to power next generation lithography machines for manufacturing semiconductor chips. Our development of these non-medical applications of our technology is in very early stages, and we do not expect to generate revenue from them, if at all, for the foreseeable future.

Regulatory Matters

We are subject to regulatory oversight by extensive U.S. federal, state and local laws and regulations, governing the deployment of our cyclotrons, as well as the isotopes they produce.

NRC and NRC Agreement States

Each Ionetix production site is licensed by the NRC or a state equivalent pursuant to Section 274 of the Atomic Energy Act. These licenses are issued either by the NRC or by “Agreement States” authorized to regulate certain types of radioactive materials within their jurisdictions and impose ongoing operational, radiation protection, security, and reporting requirements. These radioactive materials licenses entitle Ionetix to hold specified isotopes up to the specified quantity levels set forth in the license. The NRC also requires that most sites have decommissioning financial assurance to ensure funds are available to decommission a site and may require the posting of a bond to guarantee as much.

The NRC and the U.S. Department of Transportation regulate the transportation and shipment of radioactive materials. These regulations govern the packaging, marking, labeling, security and documentation required for transportation of radioactive materials. Failure to comply with applicable regulatory requirements may result in enforcement actions, including civil penalties, license modification, suspension, or revocation. Certain isotopes and quantities may also trigger additional security and incident reporting requirements under applicable regulations.

The export and import of radioactive materials are also subject to U.S. export control regulations, including licensing requirements administered by the NRC and other U.S. government agencies, as well as corresponding requirements in destination countries. Foreign jurisdictions also have their own regulatory requirements for manufacturing and transporting radioisotopes.

Ionetix utilizes third-party brokerage and transportation services to ensure compliance with international transportation and customs requirements. Reliance on such third-party providers may expose the company to operational or compliance risks if such providers fail to meet applicable regulatory requirements.

Radiation-Producing Machine Registrations

Each state requires Ionetix to obtain a radiation-producing machine license for the cyclotron itself. Unlike radioactive materials licenses, which are governed by the NRC or Agreement States under the Atomic Energy Act, radiation-producing machine licenses are issued and regulated at the state level and are not subject to NRC jurisdiction.

These state regulatory frameworks establish requirements for the installation, operation, inspection, and maintenance of radiation-producing equipment, including shielding, radiation safety controls, personnel training, and radiation dose limits for workers and the public. States typically require facility registration, periodic inspections, and compliance with radiation protection standards, and may impose corrective actions or operational restrictions in the event of non-compliance.

Although these licenses are distinct from radioactive materials licenses, the operation of cyclotrons results in the production of radioactive isotopes, which are separately regulated under applicable radioactive materials licensing regimes, requiring coordinated compliance across both regulatory frameworks.

Failure to obtain or maintain required machine licenses or to comply with applicable state requirements may result in enforcement actions, including fines, suspension of operations, or revocation of licenses, which could adversely affect Ionetix’s ability to operate its production facilities.

FDA

Production of PET drugs is regulated under FDA’s Current Good Manufacturing Practices (“cGMP”) specific to PET drugs (21 CFR 212). These regulations are generally less burdensome than the cGMP regulations applicable to non-PET finished pharmaceuticals (21 CFR 210 and 211), but still impose strict sterility testing requirements. Production of alpha-emitting isotopes is regulated under the cGMP regulations applicable to finished pharmaceuticals (21 CFR 210 and 211). The FDA governs the approval of each drug and manufacturing site. The FDA requires that a new site have a preapproval inspection before approving production of any PET pharmaceutical at that site.

Abbreviated New Drug Application (ANDA) Pathway

Under the Drug Price Competition and Patent Term Restoration Act of 1984 (the Hatch-Waxman Amendments), a company seeking to market a generic version of a previously approved “reference listed drug” may submit an Abbreviated New Drug Application, or ANDA. To qualify for approval, the proposed generic must contain the same active ingredient(s), in the same strength, dosage form, and route of administration as the reference listed drug, and the applicant must demonstrate bioequivalence. In contrast to a full new drug application, preclinical and clinical studies to establish safety and effectiveness are generally not required beyond the showing of bioequivalence.

An ANDA applicant must also address any patents that the reference product sponsor has listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations (the “Orange Book”). The applicant must make one of four patent certifications: that no patent information has been filed; that any listed patent has expired; the date on which a listed patent will expire and that approval is not sought before that date; or that a listed patent is invalid, unenforceable, or will not be infringed by the proposed generic product (a “Paragraph IV” certification). As an alternative to a certification for certain method-of-use patents, an ANDA may include a “section viii” statement seeking approval with labeling that omits the patented use.

If an ANDA contains a Paragraph IV certification, the applicant must provide notice to the reference product’s NDA holder and patent owner after the FDA accepts the ANDA for filing. If the patent owner brings a patent infringement lawsuit within 45 days of receiving that notice, the FDA is generally precluded from granting final approval of the ANDA for up to 30 months, or earlier upon patent expiry, a court decision in favor of the ANDA applicant, or settlement.

FDA approval of an ANDA is also conditioned on the expiration of any non-patent regulatory exclusivities applicable to the reference listed drug. For example, a drug approved as a new chemical entity receives five years of data exclusivity during which the FDA will not accept an ANDA referencing that drug; however, an ANDA containing a Paragraph IV certification may be submitted after four years. Other forms of exclusivity may also affect the timing of ANDA submission or approval.

We cannot predict the timing or outcome of ANDA reviews, patent disputes, or the effect of any statutory exclusivities on the approval of our proposed generic products, and any delays or adverse outcomes could materially affect our ability to commercialize such products.

Drug Manufacturing Licenses

In addition to establishment and drug registration with the FDA, each state in which drug manufacturers operate or distribute also requires drug manufacturers to obtain a license in that state. These governing bodies vary by jurisdiction, but may include Boards of Pharmacy, Departments of Health, and the Departments of Business and Professional Regulation (“DBPR”). These state agencies usually require a listing of each drug manufactured as part of the licensing process and some may require a specific registration of each drug manufactured.

INTELLECTUAL PROPERTY

Strategy for Protecting Intellectual Property

Our intellectual property strategy focuses on:

●	protecting innovations related to safety, deployment speed, cost efficiency, and manufacturability;

●	maintaining trade secrets related to design methods, modeling tools, safety analyses, and engineering;

●	filing patent applications in jurisdictions where we anticipate future commercial activity or manufacturing; and

●	continuously reviewing our portfolio for opportunities to file additional applications as development progresses

Our primary patent, “Compact, cold, superconducting isochronous cyclotron,” is wholly owned by us, was granted on October 15, 2013 and expires on August 13, 2031. Foreign counterparts were also issued in China, Japan, Taiwan, Canada and the European Union, with coverage extending until 2031 in those countries.

We also rely on significant unpatented know-how, including cyclotron and magnet modeling, radiation safety analysis, radiochemistry expertise, and systems engineering, all of which form an important component of our competitive position and is protected through internal controls, confidentiality obligations, and other contractual measures.

Confidentiality and Assignment Obligations

All employees, consultants, and contractors with access to proprietary information are required to sign non-disclosure and invention-assignment agreements. We also use non-disclosure agreements when engaging with potential commercial partners, suppliers, and government agencies. These protections help ensure that rights to our proprietary technology, data, and inventions remain with the Company.

Employees

As of the date of this Current Report on Form 8-K, we have 63 full-time and one part-time employees, as well as several consultants. Our workforce operates in a flexible environment that blends on-site responsibilities, particularly in engineering, isotope production, and manufacturing, with remote work across multiple U.S. time zones. All employees are based in the United States.

Ionetix’s team is primarily composed of engineers, manufacturing specialists, and other technical professionals dedicated to advancing our cyclotron-based technology and supporting the production of medical isotopes. Six of our employees have PhDs. The balance of our workforce supports essential business operations, including finance, regulatory and quality, business development, human resources, supply chain, and administrative functions. None of our employees are represented by a labor union or subject to collective bargaining agreements.

Our growth strategy focuses on attracting and retaining highly skilled professionals capable of supporting our proprietary technology, expanding manufacturing capabilities, and meeting the needs of our clinical and commercial partners. We are committed to fostering a collaborative, inclusive, and performance-driven culture that empowers employees to innovate while upholding the highest standards of quality and compliance.

Competitive Pay and Benefits

Ionetix provides a total rewards program designed to remain competitive within the biotechnology, medical device, and advanced manufacturing sectors. Our compensation structure includes base salary and equity participation, aligning employee contributions with the company’s long-term success.

In addition, we offer a comprehensive benefits package that includes health, dental, and vision insurance; retirement savings programs; paid time off; and other employee-focused benefits. Our approach is intended to attract top-tier talent, reward performance, and support employees and their families throughout their careers with Ionetix.

Employee Recruitment, Retention, and Development

We recognize that our continued advancement in cyclotron and isotope technology depends on the expertise and commitment of our people. Ionetix emphasizes strategic recruitment efforts to identify candidates with specialized technical capabilities and a strong cultural alignment with our mission.

To support retention, we emphasize cross-functional collaboration, and opportunities for professional growth within a dynamic and innovative environment. Since inception, we have maintained strong retention levels, particularly among our engineering and scientific teams. We understand that long-term success requires sustained investment in our highly skilled employees.

Safety, Health, and Wellness

Given the technical and highly-regulated nature of our operations, we maintain rigorous health and safety standards across all facilities. We are committed to maintaining a workplace that prioritizes radiation safety, manufacturing best practices, and regulatory compliance.

Our safety programs include ongoing training, established operating procedures, and continuous evaluation of workplace conditions to minimize risk. Through proactive health and safety initiatives, we aim to maintain an incident-free environment while supporting the overall well-being of our employees.

Property

We do not currently own any real property. We lease two facilities in Lansing, Michigan, where we manufacture therapeutic isotopes and assemble our superconducting cyclotrons. Additionally, we have leases for nine facilities where we produce drug for diagnostics PET imaging centers.

Our leased facilities include manufacturing, radiopharmaceutical production, engineering, supply chain and office space. Most of our employees perform their responsibilities in-person at our leased facilities, with some employees working remotely.

Our business model contemplates deploying additional cyclotrons at other locations over time. We expect that these deployments will require us to enter into additional leases or other site-control arrangements, and there can be no assurance that suitable sites will be available on commercially reasonable terms, or at all.

We believe our current operating arrangements are adequate for our present needs and that, if required, suitable additional or alternative space will be available to support our operations on commercially reasonable terms.

Litigation

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are not aware of any pending legal proceedings, notices, citations, or requests for any corrective action by any state or federal court, local, state, or federal government agency or body to which we are a party.

Available Information

Our website is www.ionetix.com. We can be contacted at info@ionetix.com. The Company is subject to the informational requirements of the Exchange Act and file or furnish reports, proxy statements, and other information with the SEC. Such reports and other information filed by us with the SEC will be available free of charge at www.ionetix.com when such reports are available on the SEC’s website. The SEC maintains a website that contains reports, proxy and information statements, and other information that issuers file electronically with the SEC at www.sec.gov.

The contents of the websites referred to above are not incorporated into this Current Report. Further, our references to the URLs for these websites are intended to be inactive textual references only.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all other information included in this Current Report on Form 8-K. The risks described below are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, financial condition, results of operations, cash flows, prospects, or the current trading price of our securities. Businesses are often exposed to risks not foreseen or fully appreciated by management, and potential investors should recognize that there may be other possible risks that could prove significant. If any of these risks actually occur, alone or in combination with other events or circumstances, our business, reputation, revenue, financial condition, results of operations and future prospects could be materially and adversely affected, and the trading price of our securities could decline. As a result, you may lose all or part of your investment.

This Report includes forward-looking statements within the meaning of the federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Due to such uncertainties and the risk factors set forth in this Report, prospective investors are cautioned not to place undue reliance upon such forward-looking statements.

Risk Factors Summary

●	We have incurred losses since inception, and may continue to incur losses for the foreseeable future, which raises substantial doubt about our ability to achieve or sustain profitability.

●	We will require additional capital to fund our operations, and such financing may not be available on acceptable terms, if at all.

●	Our auditor has issued a “going concern” opinion.

●	If we incur indebtedness under existing or future credit facilities, the associated covenants and repayment obligations could restrict our operations and adversely affect our financial condition.

●	We operate in a highly competitive market for the manufacturing and sale of radioactive isotopes, and we may be unable to compete effectively against companies with greater resources, more established commercial infrastructure, or more advanced technologies.

●	We rely on a limited supply of key raw materials, and any disruption in the availability or cost of these materials could adversely affect our development and commercialization activities.

●	We depend on a limited number of customers and potential customers to utilize our diagnostic products, which may constrain commercial opportunities, and our revenue and receivables are concentrated in these customers.

●	We have only recently started selling therapeutic radioisotopes, and we depend on a limited number of pharmaceutical company customers to utilize our therapeutic radioisotopes. Our revenue from therapeutic isotope sales is subject to risks arising from the early-stage development status of our customers’ radiotherapeutic product candidates.

●	Our growth depends on the continued growth and development of the markets for radiodiagnostic and radiotherapeutic products, and if these markets fail to grow as expected, our business and prospects could be materially adversely affected.

●	Some of our technologies, products, or product candidates are unproven and may not perform as expected or achieve market acceptance.

●	Uncertainty regarding healthcare reimbursement and healthcare reform initiatives could adversely affect our ability to commercialize our products and achieve profitability.

●	Our business is subject to extensive and evolving regulation, and failure to obtain or maintain required approvals, licenses, or permits could delay or prevent commercialization.

●	Changes in laws, regulations, or regulatory interpretation could increase our costs or restrict our operations.

●	Our pharmaceutical company customers must conduct clinical trials of their radiotherapeutic products, which are costly, time-consuming, and subject to delay, suspension, or failure.

●	Adverse events or safety concerns could delay or prevent regulatory approval or limit commercial adoption.

●	We may incur substantial product liability or indemnification claims related to the use of our products.

●	We rely on third parties for manufacturing, supply, and other critical services, and disruptions could adversely affect our operations.

●	The short half-life and time-sensitive nature of radioactive isotopes used in our business create unique manufacturing, logistics, and operational risks.

●	We may face risks related to quality control, compliance with manufacturing standards, and product recalls.

●	We may not be able to successfully scale production of any of our cyclotrons.

●	We depend on our ability to protect and defend our intellectual property rights, and we may not be able to do so.

●	Cybersecurity breaches or information technology disruptions could result in significant costs and materially impact our financial results.

●	Our ability to rely on global supply chains for source components and/or raw materials may be impacted by tariffs, trade disputes, or other changes in trade policy or trade regulation.

●	Our business is highly dependent on the continued service of certain members of our senior management.

●	Our success depends on our ability to attract, retain, and motivate key personnel.

●	Being a public company can be administratively burdensome and will significantly increase our legal and financial compliance costs.

●	Our management as a group has limited experience operating a publicly traded company.

●	If we fail to maintain effective internal control over financial reporting, investor confidence could be harmed.

●	The shares of common stock issued in the Merger and the Offering are “restricted securities” and, as such, may not be sold except in limited circumstances, which may impact the ability to re-sell shares of our common stock.

●	Because there is currently no established market for our common stock, stockholders may not be able to sell their shares when or at prices they want.

●	Our common stock may not be eligible for listing or quotation on any securities exchange or over-the-counter trading system.

●	Because the Merger was a reverse merger, the registration statement we file with respect to the shares of common stock received by investors in the Merger might be subject to heightened scrutiny by the SEC, and we may not be able to attract the attention of major brokerage firms.

●	We are an emerging growth company and a smaller reporting company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies and smaller reporting companies could make our common stock less attractive to investors.

●	Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of our business, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

●	We do not intend to pay dividends for the foreseeable future.

RISKS RELATED TO OUR FINANCIAL CONDITION AND CAPITAL REQUIREMENTS

We have incurred losses since inception, and may continue to incur losses for the foreseeable future, which raises substantial doubt about our ability to achieve or sustain profitability.

Our ability to become profitable depends upon our ability to generate increasing revenues. Since inception we have not generated sufficient revenues to achieve profitability. We cannot offer assurance that we can or will be able to operate profitably.

We expect to continue to incur operating losses and negative cash flows for the foreseeable future as we incur significant expenses related to research and development, regulatory compliance, manufacturing readiness, commercialization planning, personnel expansion, and public company costs. There can be no assurance that we will ever achieve or maintain profitability. If we are unable to do so, our business, financial condition, and results of operations may be materially adversely affected.

While we have objectives for the future development of our business, ongoing risks and uncertainties may prevent us from achieving profitability or sustaining growth.

Even if we succeed in broadening our customer base or achieving greater market acceptance, there is no assurance that our revenues will reach levels sufficient to attain profitability. Should we achieve profitability, maintaining or increasing it over time may prove challenging. Any inability to become or remain profitable could negatively impact our valuation and limit our capacity to secure funding, grow our operations, diversify our product portfolio, or continue as a going concern. Furthermore, as a company operating in a dynamic and rapidly evolving industry, we face ongoing risks and uncertainties that can disrupt our financial projections and anticipated revenues, especially when unexpected delays, shifting circumstances, or changing market conditions arise. If we are unable to effectively address these challenges, our operating results may significantly deviate from internal forecasts or from analyst or investor expectations, potentially harming our business and causing declines in the value of our securities. Ineffective management of growth could hinder the execution of our business strategy and have a substantial adverse impact on our prospects, financial stability, operational performance, and cash flow.

We must successfully manage our anticipated growth.

We intend to invest significantly in order to expand our business from an early-stage company to a company capable of supporting large-scale commercial activities. Any failure to manage our growth effectively could materially and adversely affect our business, prospects, financial condition, and operating results. We expect our expansion to require:

●	launching commercialization of our products and services, as well as those commercialized by our pharmaceutical company customers;

●	forecasting production and revenue;

●	controlling expenses and investments in anticipation of expanded operations;

●	hiring and training new personnel; and

●	expanding and enhancing administrative infrastructure, systems, and processes.

In particular, our strategy contemplates significant capital expenditures for cyclotron systems, radiopharmaceutical production facilities, and related equipment and infrastructure. These long-lived assets may be costly to develop, install, and maintain, and may be difficult to repurpose or monetize if utilization, revenue growth, or customer demand at the associated sites is lower than we expect. If we are unable to achieve sufficient revenue or cash flows from these investments, we may not recover our capital outlays, which could adversely affect our liquidity, financial condition, and results of operations.

If our operations continue to grow, of which there can be no assurance, we will need to continue to expand our sales and marketing, research and development, commercial strategy, permitting and licensing, products and services, and manufacturing, supply, and operations functions. These efforts will require us to invest significant financial and other resources. There is no guarantee that we will be able to scale our business as currently planned or within the planned timeframe. The continued expansion of our business may in the future require additional operational facilities, as well as space for administrative support, and there is no guarantee that we will be able to find suitable locations for such facilities if needed. Our continued growth could increase the strain on our resources, and we could experience operating difficulties, including difficulties in hiring and training employees, delays in production, challenges in scaling-up operations, and difficulty sourcing adequate raw materials, such as the Ra-226 we use to produce Ac-225. These difficulties may divert the attention of management and key employees and impact financial and operational results. If we are unable to drive commensurate growth, these costs could result in decreased margins, which could have a material adverse effect on our business, financial condition, and results of operations.

We will require additional capital to fund our operations, and such financing may not be available on acceptable terms, if at all.

Our operations and growth plans will require substantial additional capital. We may seek additional funding through equity offerings, debt financings, collaborations, strategic partnerships, licensing arrangements, or other sources. Such financing may not be available when needed, on acceptable terms, or at all. Any future equity financing may result in dilution to our existing stockholders, while any debt financing may involve restrictive covenants that limit our operational flexibility. If we are unable to obtain adequate financing, we may be required to delay, reduce, or discontinue our development programs or other operations.

We have issued, and may in the future issue, various debt, equity, and financial instruments including but not limited to simple agreements for future equity (“SAFEs”), stock options, common and preferred stock warrants, secured and convertible debt, and other financial instruments. The fair values of these instruments are determined using valuation techniques that rely on significant unobservable inputs, including simulations, pricing models, assumptions about the timing and terms of future financing events, equity volatility, discount rates, and other factors. Changes in these assumptions and other market or company-specific conditions can result in significant non-cash gains or losses. These gains or losses may be large relative to our revenue and operating expenses, may cause our reported net loss and other results of operations to fluctuate significantly from period to period, and may make it difficult for investors to evaluate our underlying operating performance. In addition, the valuation of these instruments requires complex judgments and estimates that may be difficult to audit or verify, and any errors or changes in these estimates could result in additional volatility in our reported results or in restatements of our financial statements. Our stock price may also be adversely affected if investors perceive our capital structure or financial reporting as unusually complex or volatile.

Our auditor has issued a “going concern” opinion.

Our recurring losses from operations and financial condition raise substantial doubt about our ability to continue as a going concern. In our financial statements for the years ended December 31, 2025 and 2024, we concluded that our recurring losses from operations and need for additional financing to fund future operations raise substantial doubt about our ability to continue as a going concern. Similarly, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements for the year ended December 31, 2025 with respect to this uncertainty. Our ability to continue as a going concern will require us to obtain additional funding. If we are unable to obtain sufficient funding, our business, prospects, financial condition and results of operations will be materially and adversely affected, and we may be unable to continue as a going concern. If we are unable to raise capital when needed or on acceptable terms, we would be forced to delay, limit, reduce or terminate our product development or future commercialization efforts of one or more of our product candidates, or may be forced to reduce or terminate our operations. If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our audited financial statements, and it is likely that investors will lose all or part of their investment. If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors and other financing sources may be unwilling to provide additional funding to it on commercially reasonable terms, if at all.

If we incur indebtedness under existing or future credit facilities, the associated covenants and repayment obligations could restrict our operations and adversely affect our financial condition.

We currently have, and in the future may obtain, credit facilities or other forms of indebtedness to finance our operations, capital expenditures, or strategic initiatives. Any such indebtedness may be secured by substantially all of our assets and subject us to operating and financial covenants, including requirements to maintain certain financial ratios or to comply with other obligations that may limit our operational flexibility. If we breach any of these covenants or are otherwise unable to comply with the terms of our debt instruments, the lenders could declare a default, accelerate repayment of outstanding amounts, foreclose on collateral, or exercise other remedies, which could, in turn, force us to curtail or cease operations, sell assets on unfavorable terms, or seek additional capital on terms that may be dilutive or otherwise disadvantageous to our stockholders. Even if we remain in compliance, servicing debt may limit the cash flow available for other purposes, including funding our research and development, capital expenditures, and working capital needs.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

We operate in a highly competitive market for the manufacturing and sale of radioactive isotopes, and we may be unable to compete effectively against companies with greater resources, more established commercial infrastructure, or more advanced technologies.

The market for the manufacture and supply of radioactive isotopes — including both PET diagnostic isotopes and alpha-emitting therapeutic isotopes — is competitive and rapidly evolving. We face competition from a range of participants, including large multinational healthcare and radiopharmaceutical companies, government-affiliated entities, academic institutions, and other emerging commercial producers, many of which have significantly greater financial resources, longer operating histories, more established commercial infrastructure, and broader market recognition than we do. Our failure to compete effectively in either the diagnostic or therapeutic isotope markets could have a material adverse effect on our business, financial condition, results of operations, and prospects.

In the market for PET diagnostic isotopes, commercial providers of PET radiopharmaceuticals in the United States include PETNET Solutions Inc. (a wholly owned subsidiary of Siemens Healthineers), Cardinal Health, Pharmalogic Holdings Corp., Sofie Biosciences, and Jubilant Radiopharma, among others. Hospitals and research institutions with significant programs — including Memorial Sloan Kettering, Stanford University, the Mayo Clinic, and the University of California San Francisco — may also produce PET isotopes internally for their own use, further reducing the addressable market for commercial suppliers. For our N-13 ammonia product specifically, we face competition from providers of Rb-82, a competing cardiac perfusion imaging agent manufactured commercially by Bracco and Jubilant Radiopharma. For PSMA PET diagnostics, several companies — including Telix Pharmaceuticals, Lantheus, Novartis, and Blue Earth Diagnostics (a Bracco company) — have received FDA approvals for competing PSMA PET diagnostic products. Competitors could also file Abbreviated New Drug Applications for N-13 ammonia or other PET drugs for which we hold ANDAs, which could intensify competition and put downward pressure on pricing for those products. Because PET isotopes have relatively short half-lives and can generally be distributed within a metropolitan area from a single production site, the PET isotope market is inherently localized, which means competition in any given geography can be concentrated and intense.

In the market for therapeutic alpha-emitting isotopes, we face competition from both domestic and international producers of Ac-225 and At-211. In the United States, Ac-225 has historically been supplied through the U.S. Department of Energy (“DoE”) and companies obtaining isotopes from the DoE, including Terrapower and Cardinal Health, though that supply is constrained by the DOE’s finite inventory of Th-229. Other domestic commercial producers of Ac-225 include Niowave, SpectronRx, and Northstar Isotopes. In Europe, Pantera and AlfaRim in the Netherlands, as well as ITM and Eckert & Ziegler in Germany, have also announced plans to produce Ac-225, which could result in increased global supply and competitive pressure on pricing or market share. For At-211, while there is currently no commercial supplier in the United States, Nusano has announced plans to enter the U.S. At-211 market, and internationally, commercial At-211 is already available in Denmark, Germany, France, and Japan, and IBA have announced production plans for Europe. As domestic and international commercial production of At-211 matures, we may face significant competition that could reduce our ability to capture, or retain, the market share that we are currently seeking to establish.

Our competitive position is based in part on our proprietary superconducting cyclotron technology, which allows for a smaller production footprint and potentially faster, more cost-effective deployment compared to conventional cyclotron technologies. However, our cyclotrons produce less activity per hour than certain conventional cyclotrons, such as those manufactured by GE Healthcare, which limits their suitability for serving remote sites requiring large quantities of activity. If competitors develop or deploy technologies that are more productive, more cost-efficient, or more broadly deployable than ours, or if they are able to produce isotopes at lower cost or in greater volume, our competitive advantages could be diminished or eliminated. Additionally, our primary patent covering our superconducting cyclotron technology is set to expire in 2031, which could permit competitors to use similar technology thereafter and could further erode our competitive position.

Many of our current and potential competitors have access to substantially greater capital than we do and may be better positioned to invest in research and development, expand production capacity, develop regulatory approvals for new isotopes or manufacturing sites, or enter into strategic partnerships with pharmaceutical companies that develop radiotherapeutic product candidates. These competitors may be able to respond more rapidly to new technologies, regulatory developments, or shifts in customer requirements. Competitive pressures may also limit our ability to raise prices, and any inability to maintain revenue or raise prices to offset increases in costs could have a significant adverse effect on our gross margin. If we are unable to compete effectively on the basis of isotope quality, production capacity, delivery reliability, pricing, or the breadth of our product offering, our revenue could be materially lower than we expect, and our business, financial condition, and prospects could be materially adversely affected.

We rely on a limited supply of key raw materials, and any disruption in the availability or cost of these materials could adversely affect our development and commercialization activities.

Our business model depends on reliable access to key raw materials such as Ra-226. We currently purchase Ra-226 outright, but also obtain it pursuant to tiered royalty arrangements with a third-party supplier where the contract is for three years with option to renew annually. Global supply of Ra-226 is limited and concentrated among a small number of suppliers, and there is no well-established commercial market or spot pricing for this material. These materials can be difficult and costly to procure, are subject to long lead times and regulatory and safety requirements, and, in some cases, are not widely available.

These materials, including Ra-226, may be lost during handling and processing, or as part of a waste stream. In addition, the procurement, possession, use, and transport of such materials are subject to stringent regulatory requirements, including licensing, security, and export control restrictions, which may further constrain availability or delay delivery. Manufacturing or processing outages, transportation or export restrictions, changes in applicable regulations, sanctions or other geopolitical developments, quality issues, or the financial or operational instability of one or more of our suppliers could reduce or eliminate our access to needed materials.

In certain cases, alternative sources may not exist or may require the development of new supply arrangements, including potential reliance on government-controlled inventories or facilities. We may not be able to qualify alternative suppliers on a timely basis, if at all, and any such qualification process may require significant time and expense and additional regulatory interaction. Any disruption in the supply or significant increase in the cost of these materials could delay or prevent our ability or our customers’ ability to conduct development activities or to manufacture products at clinical or commercial scale, which could materially adversely affect our business, financial condition, and results of operations.

We depend on a limited number of customers and potential customers to utilize our diagnostic products, which may constrain commercial opportunities, and our revenue and receivables are concentrated in these customers.

Diagnostic products that use radioactive materials may be administered or used only at facilities that have appropriate nuclear medicine, radiation-safety, and imaging capabilities, and that hold and maintain the required licenses, permits, and trained personnel. As a result, our current and future customers will be limited to institutions that satisfy these requirements. In addition, if such centers are slow to adopt our technology, experience operational difficulties, or face regulatory or reimbursement challenges, the actual market penetration of our products may be materially lower than we expect.

In addition, a significant portion of our revenues and accounts receivable are concentrated in a small number of customers. For the year ended December 31, 2025 and 2024, five customers accounted for 99% of our total revenue, with the largest constituting 29% of our total revenue, and in the year ended December 31, 2024, 4 customers accounted for 98% of our revenues, with the largest constituting 37% of our revenues. We have also occasionally provided financing or extended payment terms to certain customers, including loans to significant customers that were not repaid at maturity. If one or more of our key customers reduces or delays purchases of our products or services, fails to meet its payment obligations when due, experiences financial difficulties, or otherwise changes its purchasing patterns, our revenue, cash flows, and results of operations could be materially and adversely affected. Because our customer base is concentrated, any such event could have a disproportionate impact on us, and it may be difficult or time-consuming for us to replace lost business with other customers on acceptable terms, or at all.

We have only recently started selling therapeutic radioisotopes, and we depend on a limited number of pharmaceutical company customers to utilize our therapeutic radioisotopes. Our revenue from therapeutic isotope sales is subject to risks arising from the early-stage development status of our customers’ radiotherapeutic product candidates.

We started sales of radioisotopes in early 2026, and we expect to sell our therapeutic radioisotopes, including Ac-225 and At-211, primarily to a limited number of pharmaceutical companies that are engaged in the development and clinical testing of radiotherapeutic product candidates. Our ability to generate revenue from therapeutic isotope sales is therefore dependent in significant part on the continued progress of our customers’ drug development programs, over which we have no control and into which we have limited visibility. Because most of the clinical trials that utilize or depend on our radioisotopes are designed, sponsored, and controlled by our pharmaceutical company customers, we generally do not control key aspects of such trials, including study design, timelines, enrollment strategies, site selection, and interactions with regulatory authorities. We may receive information on delays, protocol changes, or safety concerns only after our customers or collaborators have already made decisions that affect the pace or direction of development. As a result, it is difficult for us to predict or model the timing, likelihood, or scope of clinical success for programs that rely on our therapeutic isotopes, and negative or unexpected developments in those trials could occur without advance notice to us.

The concentration of our therapeutic isotope revenue among a small number of pharmaceutical company customers exposes us to heightened risks. If any one of these customers encounters setbacks in clinical development—whether due to adverse events or safety concerns, failure to meet primary or secondary endpoints, regulatory holds or other agency actions, enrollment challenges, or insufficient funding to continue a trial—demand for our therapeutic radioisotopes could be reduced or eliminated for that program with little or no advance notice. Similarly, if any such customer determines to discontinue, reprioritize, or partner out a program that uses our radioisotopes, abandons its radiotherapeutic pipeline, is acquired, or otherwise ceases operations, our revenue from therapeutic isotope sales could be materially and adversely affected. Because our therapeutic customer base is concentrated, the loss of, or significant reduction in orders from, any single customer could have a disproportionate impact on our results of operations, and it may be difficult or time-consuming for us to replace any lost business on acceptable terms, or at all.

Moreover, the commercial success of any of our pharmaceutical company customers’ radiotherapeutic product candidates—even if those products ultimately receive regulatory approval—is not guaranteed and is subject to numerous factors outside of our control. Market acceptance will depend on, among other things, the clinical safety and effectiveness profile of the approved product, its reimbursement and coverage status, the availability of alternative treatments or competing therapeutic modalities, and the scope of any limitations or warnings in regulatory labeling. If the products of our pharmaceutical company customers fail to achieve broad market acceptance, or if acceptance is slower or more limited than anticipated, the demand for our therapeutic radioisotopes could be materially lower than we expect, which would adversely affect our business, financial condition, results of operations, and prospects.

The field of alpha-emitting radiotherapeutics is still in an early stage of development, and a significant portion of our therapeutic isotope revenue currently depends on customers that are conducting pre-commercial development and testing activities rather than commercial-scale production. To the extent that our customers’ product candidates fail to progress through clinical development or fail to obtain regulatory approval, or that the growth of the broader radiotherapeutic market occurs more slowly than we expect, we may be unable to grow our therapeutic isotope revenue, and our business and prospects could be materially adversely affected.

Our growth depends on the continued growth and development of the markets for radiodiagnostic and radiotherapeutic products, and if these markets fail to grow as expected, our business and prospects could be materially adversely affected.

Our business depends in significant part on the continued growth and commercial development of the markets for radiodiagnostic and radiotherapeutic products. In the diagnostic market, our revenue is largely driven by demand for PET imaging procedures, which is in turn dependent on the continued adoption of PET-based imaging in clinical practice, the successful development and commercialization of new PET tracers, and the willingness of healthcare providers and payors to reimburse PET imaging procedures at adequate levels. In the therapeutic market, our revenue from sales of therapeutic radioisotopes, including Ac-225 and At-211, depends on the continued clinical development, regulatory approval, and commercial success of radiopharmaceutical drug candidates that use alpha-emitting isotopes. The field of alpha-emitting radiotherapeutics remains in an early stage of development, and there can be no assurance that it will achieve the broad clinical acceptance or commercial scale that we anticipate.

PET imaging is gaining traction in oncology and other high-value clinical applications, driven by tracer innovation, theranostics, and the integration of imaging with treatment planning. The global PET imaging agent market has been projected by third-party industry analysts to grow at a compound annual growth rate of approximately 4.6% in market value between 2025 and 2035, and specific segments such as PSMA PET tracers and Alzheimer’s disease PET imaging have been projected to grow substantially during that period. However, these projections are based on assumptions that may prove to be incorrect, and actual growth in the PET imaging market may be slower, more limited in scope, or concentrated in segments in which we do not have a competitive presence. If PET imaging does not achieve the level of adoption anticipated, or if reimbursement for PET imaging procedures is reduced or restricted, demand for our diagnostic isotope products could be materially lower than we expect.

In the therapeutic segment, the market for radiopharmaceuticals has been characterized as one of the fastest-growing categories among anticancer medicines, with the global radiopharmaceuticals market projected to grow to over $26 billion in sales by 2032, and the therapeutic segment estimated to achieve a total addressable market of $25 billion to $60 billion post-2030. However, these estimates and projections are based on assumptions about clinical success rates, regulatory approvals, market adoption, and reimbursement that may not be realized. The commercial validation demonstrated by approved beta-emitting radiopharmaceuticals such as Pluvicto and Lutathera — which have demonstrated meaningful clinical benefits in prostate cancer and certain neuroendocrine tumors, respectively — has generated significant optimism about the potential of the broader radiopharmaceutical class, including alpha-emitting agents. Nevertheless, alpha-emitting radiopharmaceuticals that use Ac-225 and At-211 remain in clinical development, and none have yet received FDA approval. The successful translation of early-stage clinical data into approved, commercially successful products is uncertain and depends on factors outside our control.

The commercial success of the radiotherapeutic market more broadly will depend on a range of factors, many of which are beyond our control, including the outcomes of ongoing and future clinical trials; the willingness of the FDA and comparable foreign regulatory authorities to approve radiopharmaceutical product candidates; the ability of pharmaceutical companies developing such candidates to raise sufficient capital to fund their programs through to commercialization; the availability of adequate third-party reimbursement for radiopharmaceutical therapies; the acceptance of radiopharmaceuticals by physicians, patients, and healthcare providers as a preferred or complementary modality to existing cancer treatments; and the pace of development of the specialized clinical infrastructure — including trained nuclear medicine specialists and appropriately licensed and equipped treatment centers — necessary to administer radiopharmaceutical therapies at commercial scale.

If either the radiodiagnostic or radiotherapeutic markets fail to develop or grow as we expect, develop more slowly than anticipated, or fail to achieve the scale necessary to support our business model, our revenue growth could be substantially limited. Furthermore, because our business model contemplates significant capital expenditures for cyclotron systems, radiopharmaceutical production facilities, and related infrastructure, a failure of the market to develop as expected could result in our being unable to recover such investments, which would have a material adverse effect on our business, financial condition, results of operations, and prospects.

Some of our technologies, products, or product candidates are unproven and may not perform as expected or achieve market acceptance.

We are investigating other possible uses of our superconducting cyclotron technology, including to remediate nuclear waste while simultaneously generating power, sterilization of medical instruments and devices, testing for equipment destined to be exposed to high radiation loads (e.g. materials proposed for use in fusion reactors or sent into space), and as a possible light source for next-generation lithography machines. These efforts are in early or developmental stages and may not perform as anticipated in real-world or commercial settings. Commercial applications may progress more slowly than projected or encounter delays and engineering changes that increase the expense and capital requirements for execution. Actual or perceived design, production, performance, or other quality issues could result in significant project delays and engineering changes that increase the expense and capital requirements for execution. This risk is pronounced in connection with the introduction of new technology. Some of the markets for our technology are not yet established and may not achieve the growth potential we expect or may grow more slowly than expected. If demand for our technology fails to develop sufficiently, our business and operations could suffer, and we would be unable to achieve profitability.

Uncertainty regarding healthcare reimbursement and healthcare reform initiatives could adversely affect our ability to commercialize our products and achieve profitability.

Governmental and third-party payors continue to seek to contain healthcare costs through various measures, including pricing controls, reimbursement limitations, and coverage restrictions. If adequate reimbursement is not available for our products or those of our customers, or if reimbursement levels are insufficient, demand for our products may be limited, even if they are approved for commercialization. Changes in healthcare laws, regulations, or reimbursement practices in the United States or internationally could also reduce the prices we are able to charge, impair our ability to raise capital and materially adversely affect our business and financial condition.

We do not currently have a fully developed sales, marketing, or distribution organization for commercial-scale deployment of our products.

To successfully commercialize any of our products, we will need to build internal sales, marketing, and distribution capabilities, or enter into strategic arrangements with third parties (particularly in international markets), which may be costly, time-consuming, and complex. Our arrangements in international markets may be exclusive arrangements with third parties for specific geographic regions.

We may be unable to establish effective commercialization arrangements on acceptable terms, or at all. Potential collaborators may prioritize their own products or fail to dedicate sufficient resources to our offerings. If we are unable to establish adequate commercialization capabilities, either independently or through third parties, we may be unable to generate meaningful revenue and may not achieve or sustain profitability.

Our market opportunity estimates may be inaccurate, and actual demand for our products or services may be lower than expected.

Our assumptions and the data underlying our – or our pharmaceutical company customers – market estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, thereby reducing the predictive accuracy of our models or those of our pharmaceutical company customers. As a result, our estimates of the market potential for our products, as well as the expected growth rate for our revenues, may prove to be incorrect.

RISKS RELATED TO REGULATORY APPROVAL AND COMPLIANCE

Our business is subject to extensive and evolving regulation, and failure to obtain or maintain required approvals, licenses, or permits could delay or prevent commercialization.

We are subject to extensive laws and regulations relating to various aspects of our business, including, but not limited to, licensing by the FDA and the NRC, as well as other federal, state, and foreign regulatory authorities governing, among other things, research, development, testing, manufacturing, labeling, storage, distribution, marketing, export, and sale of our products or those of our customers. Regulatory approval processes are complex, time-consuming, costly, and subject to significant uncertainty. There can be no assurance that the necessary approvals and licenses will be granted on a timely basis, if at all, which could significantly delay or prevent the commercialization of our products.

We are subject to two sets of FDA cGMP requirements depending on the type of product we manufacture. Production of PET drugs is regulated under cGMP requirements specific to PET drugs (21 CFR Part 212), which impose strict sterility testing, quality control, and laboratory requirements tailored to the unique properties of PET radiopharmaceuticals. Production of alpha-emitting isotopes is regulated under the cGMP requirements applicable to finished pharmaceuticals (21 CFR Parts 210 and 211), which are generally more comprehensive and impose additional requirements related to process validation, stability testing, and quality systems. Failure to comply with either set of cGMP requirements could result in warning letters, product seizures, injunctions, civil or criminal penalties, refusal to approve pending applications, or withdrawal of existing approvals. Our obligation to maintain compliance with both regulatory frameworks simultaneously increases the complexity and cost of our manufacturing operations and subjects us to additional risk. Our facilities and those of our customers are subject to inspection by FDA, NRC and other federal and state agencies. If any of our facilities or those of our customers are inspected and found to have objectionable conditions during the inspection, it could lead to an “official action indicated” (OAI), Form 483 observations, Notice of Violation, an FDA warning letter, or other enforcement action, which could negatively impact our business and damage our reputation. Failure to satisfy regulatory requirements on an ongoing basis could cause restriction or revocation of existing licenses and disrupt our ability to manufacture and commercialize our products.

Our pending ANDA for Gallium Ga-68 Gozetotide and any future ANDA or NDA filings are subject to significant regulatory uncertainty, and we cannot guarantee that the FDA will approve our applications on the expected timeline, or at all. The FDA may refuse to approve our ANDA or any future ANDA for a variety of reasons, including failure to demonstrate bioequivalence, deficiencies in our chemistry, manufacturing, and controls data, unsatisfactory inspection outcomes at our manufacturing facilities, or unresolved patent or exclusivity issues relating to the reference listed drug.

Under the Hatch-Waxman Amendments, an ANDA applicant must address any patents listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations (the “Orange Book”) for the reference listed drug by making one of four patent certifications. If our ANDA includes a Paragraph IV certification—asserting that a listed patent is invalid, unenforceable, or will not be infringed—the reference product’s NDA holder or patent owner may file a patent infringement lawsuit against us within 45 days of receiving notice, which could trigger a stay of FDA approval for up to 30 months or until a court decision or settlement is reached. Any such litigation could be costly and time-consuming and could significantly delay or prevent our ability to commercialize the product. Even in the absence of Paragraph IV litigation, other forms of regulatory exclusivity applicable to the reference listed drug, such as new chemical entity exclusivity or other statutory exclusivity periods, could delay the timing of our ANDA submission or approval.

In addition, the FDA may issue a complete response letter identifying deficiencies in our application that must be addressed before approval, which could require additional studies, data, or manufacturing changes and result in significant delays and expense. The FDA may also impose post-marketing requirements as a condition of approval. We cannot predict the timing or outcome of ANDA reviews, and any delays or adverse outcomes could materially affect our ability to commercialize our proposed generic products and could have a material adverse effect on our business, financial condition, and results of operations.

We are required to obtain site-specific FDA approval for each manufacturing location, and the loss of approval at any site or failure to obtain approval for new sites could materially harm our business. The FDA requires that each manufacturing site at which we produce drug products be individually approved and listed in the applicable NDA or ANDA. Each new site requires the submission of a prior approval supplement or an amendment to our existing application, along with a satisfactory pre-approval inspection. The process of preparing a new manufacturing site for FDA inspection and obtaining approval can take many months and involves significant cost, including the qualification and validation of equipment, processes, and analytical methods. If the FDA identifies deficiencies at a new or existing site during an inspection—or if we are unable to demonstrate that a site can consistently manufacture products that meet all applicable specifications and regulatory standards—the FDA could delay or deny approval for that site, require costly remediation efforts, or take enforcement action. Because many of our PET isotopes have short half-lives and must be produced on or near the point of care, the loss of FDA approval at even a single site could directly prevent us from serving patients at that location and could result in lost revenue and damage to our customer relationships.

Post-approval regulatory requirements impose ongoing obligations that are costly and could restrict our operations, and failure to comply with such requirements could result in enforcement action or loss of approval. In addition, we are required to register our manufacturing establishments and list our drug products with the FDA under 21 CFR Part 207. We must also maintain drug establishment registrations and drug product listings with applicable state agencies. Failure to comply with registration and listing requirements could subject us to enforcement action, including seizure, injunction, or civil penalties.

We face risks associated with FDA enforcement actions, including warning letters, recalls, seizures, injunctions, and civil or criminal penalties. If the FDA determines that we are not in compliance with applicable regulatory requirements, it has a range of enforcement tools available, including issuance of Form 483 inspectional observations, warning letters, untitled letters, and cyber letters; imposition of civil monetary penalties; product recalls, seizures, or detentions; consent decrees of permanent injunction; withdrawal of product approvals; refusal to approve pending applications; restrictions on marketing or manufacturing; debarment; and referral for criminal prosecution. The FDA may also place a clinical hold on ongoing clinical trials if it finds that trial participants are being exposed to unacceptable risks. Any such enforcement actions could be costly, damage our reputation, divert management attention, and materially adversely affect our business, financial condition, and results of operations. Even if we ultimately prevail in any enforcement proceeding, the cost and distraction of defending against such actions could be substantial.

In addition, we may be required to conduct voluntary or mandatory recalls of our products if they are found to be defective, adulterated, or misbranded, or if they pose an unacceptable risk to patients. Because our products include radioactive materials, any recall or product withdrawal may involve additional logistical complexities related to the safe handling and disposition of radioactive materials. Product recalls could result in lost revenue, significant remediation costs, negative publicity, and damage to our customer relationships.

Possession of radioactive materials is subject to NRC, state, and international regulations.

We currently have nine sites across the United States for the production of diagnostic and therapeutic radiopharmaceuticals, as well as for developing our cyclotron technology. Each site is licensed by the U.S. Nuclear Regulatory Commission or a state equivalent under a radioactive materials license, which entitles us to possess specified isotopes up to the quantity limits set forth in the license. These licenses, issued by the NRC or “Agreement States” authorized under the Atomic Energy Act, impose requirements governing the possession, use, transfer, and disposal of radioactive materials, including radiation protection standards, security requirements, and incident reporting obligations. Foreign jurisdictions also have their own regulatory requirements for manufacturing and transporting radioisotopes.

Failure to comply with our radioactive materials licenses could result in product cancellations or delays or other regulatory actions. Our licenses have associated requirements for radioactive material handling and disposal procedures, emergency plans, and qualified personnel. We are subject to ongoing compliance obligations, including license fees, reporting requirements, and site inspections. Certain isotopes and quantities may also trigger additional security and incident reporting requirements under applicable regulations.

In addition, NRC and applicable Agreement State regulations may require financial assurance for decommissioning and the proper disposition of radioactive materials, which may increase our operating costs and impose additional financial obligations.

Non-compliance with our licenses or the underlying regulations can result in enforcement actions, including civil penalties, increased oversight, or orders modifying, suspending, or revoking licenses, which could result in the cancellation or delay of customer products; penalties or fines; and liability for accidents or contamination.

Inability to secure or maintain required licenses or approvals could result in product delays or cancellations. We will require additional NRC or state licenses for any future sites at which we produce radiopharmaceuticals, and certain activities—such as amendments to existing licenses, expansion of isotope inventories, changes in facility design or operations, or the addition of new production capabilities—may require prior regulatory approval, which may be subject to environmental review and public comment processes and could result in delays or additional compliance obligations. We will also be required to file state licenses or registrations for any future cyclotrons we deploy. Any future radioactive materials licenses may be difficult to obtain depending on the regulator and proposed radiopharmaceutical. This risk is higher for cyclotron deployment that differs substantially from our existing operations.

Additionally, the NRC or Agreement States may determine that this merger or a future reorganization constitutes a change of control requiring prior regulatory approval, and obtaining such approval could impose additional costs, timing delays, or operational restrictions. Because our operations depend on maintaining and expanding NRC and Agreement State licenses, any delay or denial of required approvals could directly limit our ability to produce or supply isotopes at clinical or commercial scale.

We also hold radiation-producing machine licenses from Agreement States for the cyclotrons themselves. These state regulatory frameworks establish requirements for the installation, operation, inspection, and maintenance of radiation-producing equipment, including shielding, radiation safety controls, personnel training, and radiation dose limits for workers and the public. States typically require facility registration, periodic inspections, and compliance with radiation protection standards, and may impose corrective actions or operational restrictions in the event of non-compliance. Failure to obtain or maintain required machine registrations or to comply with applicable state requirements may result in enforcement actions, including fines, suspension of operations, or revocation of registrations, which could adversely affect Ionetix’s ability to operate its production facilities.

Transportation of radioactive materials is subject to Department of Transportation and NRC Regulations.

Our business depends on the ability to safely and efficiently transport radioactive materials to customers and clinical sites. The shipment of these materials is regulated by the U.S. Department of Transportation and the U.S. Nuclear Regulatory Commission, as well as other national and international regulatory authorities governing the transport of dangerous goods.

Radioactive materials are shipped in different categories of packages depending on activity levels. Lower-activity materials (within specified regulatory limits) may be transported in Type A packages, which are designed to withstand normal conditions of transport and are certified by the shipper as meeting applicable DOT performance standards. Higher-activity materials must be transported in Type B packages, which are designed to withstand severe accident conditions and require a Certificate of Compliance issued by the NRC for the package design.

Changes to transportation regulations established by the International Atomic Energy Agency, including modifications to allowable activity limits (A1/A2 values) for Type A packages, packaging requirements, labeling standards, or shipping classifications, could require us to use more restrictive or costly transport methods, including increased reliance on Type B packages. Such changes could also reduce the quantity of radioactive material that may be shipped in a single package.

These developments could increase costs, limit distribution capabilities, delay deliveries, or reduce the usable activity available upon receipt due to radioactive decay. Any of these outcomes could adversely affect our business, operations, and financial results.

In addition, availability of qualified carriers and air transport for radioactive materials is limited and subject to carrier-specific restrictions, which could further constrain our ability to distribute products. Further, Ionetix utilizes third-party brokerage and transportation services to ensure compliance with international transportation and customs requirements. Reliance on such third-party providers may expose the company to operational or compliance risks if such providers fail to meet applicable regulatory requirements.

Changes in laws, regulations, or regulatory interpretation could increase our costs or restrict our operations.

Laws and regulations applicable to our business may change, and regulatory agencies may adopt new policies, interpretations, or enforcement priorities. Compliance with new or amended laws or regulations could require us to modify our operations, incur substantial additional costs, or delay development or commercialization efforts.

Changes in laws, the imposition of new or additional regulations, or the enactment of any new or more stringent legislation that impacts our business could require us to change the way we operate and could have a material adverse effect on our sales, profitability, cash flows, and financial condition, and lead to regulatory delays that could impact our ability to obtain licenses, certificates, authorizations, permits, and other types of regulatory approvals.

Similarly, changes in the priorities, mandates, and funding levels of the governmental entities with which we interact could impact our relationships with such entities or their attitudes toward or level of support for our business; reduce the amount of funding available for government grants; reduce the number of staff available to review and issue the requisite regulatory approvals, permits, and licenses; influence the public’s perception of our company and our industry; and influence decisions by clients, governmental agencies, or other industry participants with whom we do business.

Any such change thus carries the possibility of reducing demand for our – or our pharmaceutical company customers – products and services or increasing our costs of operations, which could have a negative impact on our financial position, results of operations, or cash flows, but we cannot reasonably or reliably estimate whether such changes will occur, when they will occur, or if they will impact us. We may not be able to anticipate such changes or the impact of such changes.

In particular, the FDA has indicated that it is continuing to mature its guidance documentation with respect to PET drug inspections, and changes to FDA policies or inspection approaches that emerge during pre-approval or surveillance inspections could impose additional obligations or create obstacles to obtaining or maintaining approval for our products. Furthermore, changes to user fee programs, such as the Generic Drug User Fee Amendments (“GDUFA”), could affect the FDA’s review timelines and resource allocation for ANDA reviews, which could impact the timing of approval for our pending and future generic drug applications.

We may be unable to meet the compliance standards of environmental, health, and safety laws applicable to our business, and our inability to do so may cause us to lose prospective business and adversely affect our financial condition and results of operations.

Maintaining compliance with evolving regulatory requirements is essential for our continued operations, yet the complexity and breadth of applicable environmental, health, and safety laws, rules, and regulations pose ongoing challenges. Any failure to meet these standards may not only disrupt our business but also undermine our reputation and future prospects.

In particular, we are subject to regulations governing laboratory procedures and the handling, use, storage, treatment, and disposal of hazardous materials and wastes, including radioactive materials and gas. Our operations involve the use of hazardous and flammable materials, including chemicals and biological and radioactive materials. Our operations also produce hazardous waste products. We generally contract with third parties for the disposal of these materials and wastes. We cannot eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from our use of hazardous materials, we could be held liable, and any liability could exceed our resources.

Additionally, our use of facilities that use and produce radioactive materials subjects us to compliance with decommissioning and decontamination (“D&D”) requirements when we close those facilities, exposing us to potentially significant costs to dispose of any radioactive waste. When one of such facilities reaches the end of its useful life or if we need to abandon such facility for any other reason, we are obligated under the laws and regulatory rules of the various jurisdictions in which we operate to decommission and decontaminate such facility. We have no experience with D&D, and the costs of such D&D may be substantial. Estimating the amount and timing of such future D&D costs includes, among other factors, country-specific requirements and projections as to when a facility will retire or the useful life of a facility. If we do not conduct D&D properly at any of our sites, we may suffer significant additional costs to remediate any D&D deficiencies, which could have a material adverse effect upon our business, financial condition, and results of operations. Although we have estimated our future D&D costs and recorded a liability for such costs, there can be no assurances that we will not incur material D&D costs beyond such estimates or our provisions.

Although we maintain workers’ compensation insurance to cover us for costs and expenses we may incur due to injuries to our employees resulting from the use of hazardous materials, this insurance may not provide adequate coverage against potential liabilities. We do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us in connection with our storage or disposal of biological, hazardous, or radioactive materials.

Failure to comply with laws applicable to our business and industry could expose us to significant liability, which may adversely affect our operations thereafter.

We are subject to a wide variety of laws, rules, and regulations relating to various aspects of our business, including, but not limited to: nuclear and radiological regulations governing the possession, use, production, and disposal of radioactive materials and components; the design, manufacture, operation, marketing, sale, distribution, and export of particle accelerator technologies and related equipment; employment and labor; tax; data security of the operational and information technology systems; health and safety; import and export control; zoning and environmental protection; intellectual property; antitrust and competition; consumer protection; and government contracting.

Our operations and relationships with healthcare professionals, investigators, vendors, customers, third-party payors, consultants, and other third parties may be subject to a wide range of healthcare fraud and abuse laws, false claims laws, anti-kickback statutes, transparency and reporting requirements, pharmaceutical manufacturer reporting requirements, and data privacy and security regulations, including, but not limited to, the following statutes: the False Claims Act, the Anti-Kickback Statute, the Food, Drug, and Cosmetic Act, and the Physician Payments Sunshine Act, as well as other analogous state and foreign laws. These laws and regulations govern both our direct and indirect business activities in the United States and internationally.

We are also subject to FDA regulations governing the labeling, advertising, and promotion of our approved drug products. The FDA requires that promotional materials for approved drugs be truthful, not misleading, and consistent with the approved labeling. We are prohibited from promoting our products for uses or in patient populations not described in the FDA-approved labeling (commonly referred to as “off-label” promotion). If the FDA determines that our promotional materials or practices constitute unlawful promotion, it could request that we modify our promotional materials, issue a warning or untitled letter, or initiate enforcement actions including product seizure, injunction, or civil or criminal penalties. In addition, the Federal Trade Commission and state attorneys general have authority to investigate and take action against misleading advertising practices, which could subject us to additional scrutiny and potential liability.

Failure to comply with these various rules, regulations, and laws could result in civil, criminal, or administrative penalties, sanctions, fines, costs, fees, regulatory enforcement measures, violations, reputational harm, public reprimands, exclusion from government programs, loss of certain privileges, imprisonment, or contractual damages, injunctions, or suspension or revocation of licenses and permits, as well as impact our ability to operate our business. If any of the physicians or other providers or entities with whom we expect to do business are found to be in violation of applicable laws, they may be subject to such consequences, as well, which could affect our ability to operate our business. Further, defending against any such actions can be costly, time-consuming, and may require significant personnel resources. Therefore, even if we are successful in defending against any such actions that may be brought against us, our business may be impaired.

We cannot guarantee that our measures to monitor these developments and the time and resources we spend to comply with these laws, regulations, and guidelines will be satisfactory to regulators or other third parties, such as our customers, who may also be subject to extensive government regulation.

Litigation or legal proceedings could expose us to significant liabilities, occupy a considerable amount of our management’s time and attention, and harm our reputation.

We may, from time to time, be a party to various litigation claims and legal proceedings. We will evaluate these claims and proceedings to assess the likelihood of unfavorable outcomes and estimate, if possible, the amount of potential losses. Claims made or threatened by our suppliers, customers, competitors, or current or former employees could adversely affect our relationships, damage our reputation or otherwise adversely affect our business, financial condition, or results of operations. The costs associated with defending legal claims and paying damages could be substantial. Our reputation could also be adversely affected by such claims, whether or not successful.

Our customers could incur substantial costs as a result of violations of, or liabilities under, environmental laws.

The operations and properties of our customers are subject to a variety of federal, state, local, and foreign environmental, health, and safety laws and regulations governing, among other things, air emissions; wastewater discharges; management and disposal of hazardous, non-hazardous, and radioactive materials and waste; and remediation of releases of hazardous materials. We must design our technology so it complies with such laws and regulations.

Compliance with environmental requirements could require our customers to incur significant expenditures or result in significant restrictions on their operations, and the failure to comply with such laws and regulations, including failing to obtain any necessary permits, could result in substantial fines or enforcement actions, including regulatory or judicial orders enjoining or curtailing operations or requiring our customers to conduct or fund remedial or corrective measures, install pollution control equipment, or perform other actions. More vigorous enforcement by regulatory agencies, the future enactment of more stringent laws, regulations, or permit requirements (including relating to climate change), or other unanticipated events may arise in the future and adversely impact the market for our products, which could materially and adversely affect our business, financial condition and results of operations.

RISKS RELATED TO CLINICAL DEVELOPMENT OF RADIOTHERAPEUTIC PRODUCTS

Our pharmaceutical company customers must conduct clinical trials of their radiotherapeutic products, which are costly, time-consuming, and subject to delay, suspension, or failure.

Our business depends on the successful pursuit of clinical trials by our pharmaceutical company customers. Clinical trials can be delayed, suspended, or terminated for a variety of reasons, including the following:

●	delays in or failure to obtain regulatory authorization to commence a clinical trial;

●	delays in or failure to reach agreement on acceptable terms with prospective contract research organizations (“CROs”), and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

●	difficulty in recruiting clinical trial investigators of appropriate competencies and experience;

●	delays in establishing the appropriate dosage levels in clinical trials;

●	delays in or failure to recruit and enroll suitable patients to participate in a clinical trial, as well as inclusion and exclusion criteria and patients’ prior lines of therapy and treatment;

●	lower than anticipated retention rates of patients in clinical trials;

●	failure to have patients complete a trial or return for post-treatment follow-up;

●	clinical sites deviating from trial protocol or dropping out of a clinical trial;

●	patient adverse events or safety concerns;

●	delays adding new investigators or clinical trial sites;

●	third-party research contractors failing to comply with regulatory requirements or meet their contractual obligations to us in a timely manner, or at all;

●	changes in regulatory requirements, policies, and guidelines;

●	delivery of sufficient quantities of a product candidate for use in clinical trials;

●	competing clinical trials for the given indication and patient population;

●	the quality or stability of a product candidate falling below acceptable standards;

●	CDMO manufacturing or other supply chain constraints;

●	changes in the treatment landscape for our target indications in oncology that may make any of our current or future product candidates no longer relevant;

●	third-party actions claiming infringement by product candidates in clinical trials outside the United States and obtaining injunctions; and

●	business interruptions resulting from geo-political actions, including war and terrorism, import/export restrictions or changes to taxes and tariffs, natural disasters including earthquakes, typhoons, floods, and wildfires, or disease.

Moreover, clinical trials must be conducted in accordance with the FDA and comparable foreign regulatory authorities’ legal requirements, regulations, and guidelines, and are subject to oversight by regulatory authorities and institutional review boards (“IRBs”) or ethics committees at the medical institutions where the clinical trials are conducted.

Because most of the clinical trials that utilize or depend on our radioisotopes are designed, sponsored, and controlled by our pharmaceutical company customers, we generally do not control key aspects of such trials, including study design, timelines, enrollment strategies, site selection, and interactions with regulators. We may have limited visibility into the status or details of these trials, and we may receive information on delays, protocol changes, or safety concerns only after our customers or collaborators have already made decisions that affect the pace or direction of development. As a result, it is difficult for us to predict or model the timing, likelihood, or scope of clinical success for programs that rely on our technology, and negative or unexpected developments in these trials could occur without advance notice to us. If our customers’ trials are delayed, suspended, or terminated, if they fail to meet their primary or secondary endpoints, or if regulators or IRBs raise safety or other concerns, demand for our products could be reduced or eliminated for affected programs, and our business, financial condition, results of operations, and prospects could be materially adversely affected.

Adverse events or safety concerns could delay or prevent regulatory approval or limit commercial adoption.

Safety or tolerability concerns could cause regulatory authorities, as applicable, to suspend or terminate a clinical trial if it is found that the participants are being exposed to unacceptable health risks, undesirable side effects, or other unfavorable characteristics of the product candidate, or if such undesirable effects or risks are found to be caused by a chemically or mechanistically similar therapeutic or therapeutic candidate. We could encounter delays if a pharmaceutical company customer’s clinical trial is suspended or terminated by the IRBs or ethics committees of the institutions in which such trials are being conducted, by the data review committee or data safety monitoring board for such trial, or by the FDA, or comparable foreign regulatory authorities. Such authorities may impose such a suspension or termination due to a number of factors, including, but not limited to, failure to conduct the clinical trial in accordance with regulatory requirements or clinical protocols, inspection of the clinical trial operations or trial site by the FDA, or comparable foreign regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using a product, changes in governmental regulations or administrative actions, or lack of adequate funding to continue the clinical trial.

We may incur substantial product liability or indemnification claims related to the use of our products.

The use of our products involves inherent risks of product liability claims, including claims arising from alleged injuries or adverse events. Although we maintain insurance coverage for certain risks, such coverage may be insufficient or unavailable on acceptable terms. In addition, we may be required to indemnify third parties, including clinical trial sites, investigators, or customers for certain claims. Any such claims or indemnification obligations could result in significant costs, divert management attention, and materially adversely affect our financial condition and prospects.

RISKS RELATED TO MANUFACTURING AND SUPPLY CHAIN

We rely on third parties for manufacturing, supply, and other critical services, and disruptions could adversely affect our operations.

We may rely on third-party manufacturers, suppliers, and service providers for critical components and raw materials, such as Ra-226. These materials may be difficult or costly to source, and our suppliers may be subject to capacity constraints, quality issues, regulatory compliance challenges, or business disruptions. Our third-party suppliers, manufacturers and service providers may fail to perform as expected, experience capacity constraints, quality issues, regulatory noncompliance, or business disruptions. If we or our suppliers are unable to produce materials that meet applicable specifications or regulatory standards, or if a supplier ceases operations or fails to perform, we may experience delays, increased costs, or the need to qualify alternative suppliers, which could require significant time and expense and materially adversely affect our business. Any interruption or failure in our supply chain could delay development, increase costs, or prevent commercialization.

The short half-life and time-sensitive nature of radioactive isotopes used in our business create unique manufacturing, logistics, and operational risks.

Many of the radioactive isotopes and radiopharmaceutical products we produce have short physical half-lives and limited usable shelf lives. As a result, we must produce, process, and deliver such materials and products within tight time windows and under strict quality, safety, and regulatory requirements. Any delay or failure in manufacturing, dose preparation, release testing, packaging, or transportation may render a given batch unusable, result in missed deliveries or losses. These constraints can increase waste, raise per-dose costs, and reduce effective capacity. They also make our operations more susceptible to outages or disruptions at any point in the production and distribution chain. If we or our logistics providers are unable to consistently meet these time-critical requirements, our reputation could be harmed, our relationships with customers and collaborators could be adversely affected, and our business and prospects could be materially adversely impacted.

We may face risks related to quality control, compliance with manufacturing standards, and product recalls.

We are required to establish and maintain validated systems to ensure that our products consistently meet all specifications and regulatory standards, and to test each product batch or lot prior to its release. For our PET drugs, we must comply with the cGMP requirements set forth in 21 CFR Part 212, which impose specific requirements regarding sterility testing, environmental monitoring, equipment validation, personnel training, and batch record documentation. For our alpha-emitting isotopes, we must comply with the more comprehensive cGMP requirements under 21 CFR Parts 210 and 211. Any failure to maintain adequate quality systems, including failure to properly investigate deviations, out-of-specification results, or customer complaints, could result in the distribution of products that do not meet required specifications. Such quality failures could lead to patient harm, product recalls, FDA enforcement actions (including warning letters, seizures, and injunctions), loss of customer confidence, and reputational damage.

We may not be able to successfully scale production of any of our cyclotrons.

If we cannot increase production of our cyclotrons, we may be unable to meet our revenue goals. Supply shortages for raw materials and/or the specialized components we require may constrain our production capabilities. Moreover, there are risks associated with scaling isotope production itself, including: (i) access to requisite raw materials; (ii) radiation safety restrictions; (iii) reliability issues and; (iv) lack of experienced staff, may restrict our ability to produce isotopes for our customers.

In addition, scaling production to new sites requires us to obtain FDA approval for each additional manufacturing facility, including satisfactory completion of a pre-approval inspection. Any failure or delay in obtaining site-specific FDA approvals could prevent us from expanding our manufacturing footprint and limit our ability to meet growing demand.

RISKS RELATED TO INTELLECTUAL PROPERTY

We depend on our ability to protect and defend our intellectual property rights, and we may not be able to do so.

If we cannot protect, maintain, and, if necessary, enforce our intellectual property rights, our ability to develop and commercialize products will be adversely impacted. Our success, in large part, depends on our ability to protect and maintain the proprietary nature of our technology. We rely upon a combination of the intellectual property protections afforded by patents, trademarks and service marks, copyrights, and trade secret laws in the United States and other jurisdictions, as well as commercial agreements, such as confidentiality agreements, assignment agreements, and license agreements to establish, maintain, and enforce rights associated with our proprietary technologies. Our success depends in part on our ability to obtain and enforce patent protection for such solutions and technologies, but our patent applications may not result in issued patents, given the complexity of questions around patentability and the large number of patents and patent applications in related fields. Failure to obtain additional patent protection in connection with currently pending or future patent applications may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

Further, our existing issued patents may be contested, challenged, circumvented, invalidated, or limited in scope in the future. The rights granted under our issued patents may not provide us with meaningful protection or competitive advantages, and some foreign countries provide significantly less effective patent enforcement as compared to the United States. In addition, the claims of our existing patents and any patents that issue from our currently pending or any future patent applications may be narrowed in scope during prosecution, challenged as invalid, or may simply not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours if, for example, competitors “design around” our patents. We cannot provide assurance that our means of protecting our proprietary rights will suffice in affording the desired protection.

We rely on trade secrets and confidential information, which may be difficult to protect.

We rely upon unpatented trade secret protection and unpatented know-how, including cyclotron and magnet modeling, radiation safety analysis, radiochemistry expertise, and systems engineering, as well as continuing technological innovation to develop our business and competitive position. We may not be able to prevent the unauthorized disclosure or use of our trade secrets, know-how, or information that we consider to be confidential by our contractual counterparties, despite our efforts. If any of the suppliers, subcontractors, employees, consultants, or other third parties with whom we do business or otherwise collaborate breach or violate the terms of any of our agreements, we may not have adequate remedies for any such breach or violation, and we could lose the protections afforded by our trade secrets as a result. It is also possible that our trade secrets, know-how, or other proprietary information could be obtained by third parties as a result of breaches of our physical or electronic security systems. Even where remedies are available, enforcing a claim that a party illegally disclosed or misappropriated our trade secrets is expensive and time consuming, and the outcome is unpredictable.

Courts outside the United States are sometimes less willing to protect trade secrets. Additionally, our trade secrets could become known or be independently discovered by potential or existing competitors. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them, or those with whom they communicate, from using that technology or information to compete with us.

We have limited international protection over our intellectual property.

We do not have worldwide patent rights for our proprietary technologies. Accordingly, we may not be able to protect our intellectual property rights in certain jurisdictions. Our competitors may operate in countries where we do not have patent protection and can freely use our patented technologies and discoveries in such countries to the extent such technologies and discoveries are publicly known or disclosed in countries where we do have patent protection. As a result, the lack of global protection may limit our ability to prevent unauthorized use of our intellectual property and could negatively impact our competitive position.

We may need to defend ourselves against intellectual property infringement claims, which may be time-consuming and could cause us to incur substantial fees and costs.

Companies, organizations, or individuals, including any existing and potential competitors, may hold or obtain patents, trademarks and service marks, copyrights, or other intellectual property rights that would prevent, limit, or interfere with our ability to develop our intellectual property and make, use, develop, import, offer, or sell related equipment, which could make it more difficult for us to operate our company. From time to time, we may receive inquiries from holders of patents, trademarks or service marks, or copyrights inquiring whether we are infringing their proprietary rights. Companies, organizations, or individuals, including any existing and future competitors, may also seek court declarations affirming that they do not infringe our intellectual property rights. Companies holding patents or other intellectual property rights similar to our technology may bring proceedings alleging infringement of such rights or otherwise asserting their rights and seeking licenses. In addition, if it is determined that we have infringed a third party’s intellectual property rights, we may be required to do, among other things, one or more of the following:

●	cease making, using, offering to sell, selling, or importing our products and services that incorporate the challenged intellectual property;

●	pay substantial damages;

●	pay for and obtain a license from the holder of the infringed intellectual property right, which may not be available on reasonable terms or at all; or

●	redesign part or all of our technology.

In the event of a successful claim of infringement against us and our failure or inability to obtain a license to the infringed technology, our business, prospects, operating results, and financial condition could be materially adversely affected. In addition, any litigation, or claims, whether or not valid, could result in substantial costs and diversion of resources and management’s focus and attention.

Non-disclosure agreements with our employees, consultants, and contractors may be challenged or breached, resulting in misappropriation, misuse, or ongoing negotiation of ownership rights.

Our confidentiality, non-disclosure, and intellectual property assignment agreements with our employees, consultants, and contractors generally provide that inventions conceived by the party in the course of rendering services to us will be our exclusive intellectual property. These agreements may not be upheld, and requirements to assign intellectual property could be contested or violated. Moreover, there may be some circumstances where we are unable to negotiate for such ownership rights or where others misappropriate those rights.

We may be subject to claims that former employees, collaborators, or other third parties have an interest in our patents or other intellectual property as an owner, a joint owner, a licensee, an inventor, or a co-inventor. In the latter two cases, the failure to name the proper inventors on a patent application can result in the patents issuing thereon being unenforceable. Inventorship disputes may arise from conflicting views regarding the contributions of different individuals named inventors, the effects of foreign laws where foreign nationals are involved in the development of the subject matter of the patent, conflicting obligations of third parties involved in developing our patented technology, or as a result of questions regarding co-ownership of potential joint inventions. Litigation may be necessary to resolve these and other claims challenging inventorship and ownership. Alternatively, or additionally, we may enter into agreements to clarify the scope of our rights in such intellectual property.

If we fail in defending any such claims, in addition to paying monetary damages, we may lose exclusive ownership of, or right to use or license, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other personnel.

RISKS RELATED TO CYBERSECURITY, INFORMATION TECHNOLOGY, AND DATA PROTECTION

Security breaches and other disruptions could compromise our proprietary information and expose us to liability, which would cause our business and reputation to suffer.

We maintain various information technology systems and procedures to protect our trade secrets, technical knowhow, and other unpatented proprietary information relating to our product development and operating activities, and to restrict unauthorized access to the dissemination of our proprietary information. However, internal and external data security threats cannot be mitigated entirely. For example, current, departing or former employees or third parties could attempt to improperly use or access our computer systems and networks to copy, obtain, or misappropriate our proprietary information or otherwise interrupt our business. Additionally, members of our management team work remotely, which could have the effect of increasing the likelihood of cybersecurity breaches. Like others, we are also subject to significant system or network disruptions from numerous causes, including computer viruses and other cyber-attacks, facility access issues, new system implementations, and energy blackouts. Security breaches, computer malware, phishing, spoofing, and other cyber-attacks have become more prevalent and sophisticated in recent years. While we defend against these threats daily, we do not believe that such attacks have caused us any material damage to date. Because the techniques used by computer hackers and others to access or sabotage networks constantly evolve and generally are not recognized until launched against a target, we may be unable to anticipate, counter, or ameliorate all these techniques. As a result, our and our customers’ proprietary information may be misappropriated, and we cannot predict the impact of any future incident. Any loss of such information could harm our competitive position, result in a loss of customer confidence in the adequacy of our threat mitigation and detection processes and procedures, cause us to incur significant costs to remedy the damages caused by the incident, and divert management and other resources. We routinely implement improvements to our network security safeguards, and we believe that we devote appropriate resources to the security of our information technology systems. However, we cannot provide assurance that our efforts will be sufficient to prevent or limit the damage from any future cyber-attack or network disruptions.

Cybersecurity breaches or information technology disruptions could result in significant costs and materially impact our financial results.

The costs related to cyber-attacks or other security threats or computer systems disruptions typically would not be fully insured or indemnified by others. In many cases, insurance coverage may be limited, subject to exclusions, or insufficient to cover all damages, including remediation expenses, legal fees, regulatory fines, and costs associated with restoring operations and reputation. Additionally, we may incur significant expenses related to forensic investigations, system upgrades, and increased cybersecurity measures following an incident. As a result, the occurrence of any of the events described above could result in the loss of competitive advantages derived from our intellectual property, impacting its financial value. Such losses may also include reduced revenue, diminished market share, and increased costs of doing business, which could negatively affect our profitability and cash flows. We may experience increased scrutiny from customers and regulators, which could lead to further operational and compliance costs, as well. Moreover, these events may result in the diversion of the attention of management and critical information technology and other resources, or otherwise adversely affect our internal operations and reputation or degrade our financial results and stock price. Ultimately, the cumulative effect of these risks and associated costs could materially impact our overall financial condition and long-term strategic objectives.

RISKS RELATED TO INTERNATIONAL OPERATIONS AND TRADE

Operating internationally exposes us to a range of risks, including regulatory differences, intellectual property uncertainties, financial and legal challenges, supply and workforce disruptions, and potential business interruptions, all of which could negatively impact our costs, commercialization, and profitability.

If we commercialize our products outside the United States, we may rely on third parties to market, distribute, or support our products in foreign jurisdictions. These marketing and distribution agreements may be exclusive for particular jurisdictions. International operations expose us to additional risks, including differing regulatory requirements for product approvals, reduced or uncertain protection of intellectual property rights, foreign currency fluctuations, tariffs and trade barriers, compliance with foreign tax and employment laws, and economic or political instability.

In addition, international operations may be subject to supply disruptions, workforce challenges, and business interruptions arising from geopolitical events, natural disasters, or public health crises. Any of these factors could increase our operating costs, delay commercialization efforts, or adversely affect our revenues and profitability.

Current and future geopolitical and macroeconomic events outside of our control, including changes in interest rates, levels of inflation, and foreign currency exchange rates, could adversely impact our business.

We face risks related to geopolitical events, international hostility, epidemics, outbreaks, and other macroeconomic events that are outside of our control. The occurrence of certain geopolitical events, including, but not limited to, those arising from terrorist activity, international hostility, public health crises, and the economic impact of global trade tensions, could significantly disrupt our business and operational plans, and adversely affect our results of operations, cash flows, financial condition, and liquidity. For instance, the ongoing conflicts in the Middle East and between Russia and Ukraine have and may continue to cause geopolitical instability and have adverse effects on the global economy, supply chains, and specific markets and industries. Although we are not able to enumerate all potential risks to our business resulting from these and other similar events, we believe that such risks include, without limitation, the following:

●	disruption to our supply chain for materials essential to our business, including restrictions on importing and exporting products, including but not limited to radioactive material;

●	difficulty obtaining required licenses or authorizations as a result of changes in trade policies or sanctions;

●	customers, suppliers, and other third parties asserting that their non-performance under our contracts with them is permitted as a result of force majeure or other reasons;

●	cybersecurity attacks, particularly as digital technologies may become more vulnerable and experience a higher rate of cyberattacks in the current environment of remote connectivity;

●	any reductions of our workforce to adjust to market conditions, including severance payments, retention issues, and possible inability to hire employees when market conditions improve;

●	logistical challenges, including those resulting from border closures and travel restrictions, as well as the possibility that our ability to achieve commercialization of our operations may be interrupted, limited, or curtailed;

●	economic, political, and regulatory conditions domestically and internationally, including imposition of tariffs or other tax incentives or disincentives;

●	effects of sanctions and other penalties imposed on foreign countries by the United States, the European Union, and other countries; and

We cannot reasonably estimate the period of time that these conditions will persist; the full extent of the impact they will have on our business, results of operations, cash flows, financial condition, and liquidity; or the pace or extent of any subsequent recovery.

Uncertain global macroeconomic and political conditions could materially adversely affect our business prospects, financial condition, results of operations, and cash flows.

Our results of operations could be materially affected by economic and political conditions in the United States and internationally, including inflation, deflation, fluctuations in interest rates, fluctuations in exchange rates, availability of capital, energy and commodity prices, trade laws, and the effects of governmental initiatives to manage economic conditions. Our business model is dependent on government entities and companies around the world adopting and entering into contracts for the implementation for our technologies and services. Adverse national and international economic conditions may reduce the future availability of funding counterparties have to spend on our services, which would negatively impact our revenues and our ability to commercialize our operations. Such conditions could also make it difficult or impossible for us to secure financing on acceptable terms or at all, and could materially increase the cost of our operations. Our cost estimates and assumptions are also sensitive to macroeconomic factors, and their accuracy could likely be impacted by unanticipated changes in such factors. It is not possible to accurately predict all of the potential adverse impacts on our business, if any, or how current and future economic conditions will affect our financial condition, operating results, and cash flow. Any of these macroeconomic conditions could negatively impact our strategic partners, suppliers, customers, and the industry as a whole, as well, which could then materially affect our business, financial condition, and results of operations.

Our ability to rely on global supply chains for source components and/or raw materials may be impacted by tariffs, trade disputes, or other changes in trade policy or trade regulation.

We plan to rely on global supply chains to source components and materials essential for our business. The imposition of new or increased tariffs, trade restrictions, or other changes in trade policy by the United States or other countries throughout the world could increase our costs of materials and components, require us to find additional or alternative suppliers, or force adjustments to our pricing structure and capital budget. These changes could reduce our profit margins, may impact our licenses, may require additional regulatory approval, or could otherwise disrupt our business operations. In particular, recent global trade tensions and policy shifts have created an unpredictable environment for businesses operating across international borders. Changes in trade agreements, sanctions, export controls, and customs regulations may limit our ability to source materials from - or distribute materials to - certain countries or entities, potentially forcing rapid and costly adjustments to our supply chain. Trade policies can change with limited notice, making long-term planning difficult and increasing operational costs. Any significant disruption to our supply chain resulting from tariffs or trade policy changes could have a material adverse effect on our business, financial condition, and ability to meet projected deadlines and milestones.

The direct and indirect impact on us and our value chain from severe weather and other effects of global climate change could adversely affect our business.

Our operations, and those of our value chain, may be adversely impacted by flooding, wildfires, high winds, drought, and other natural disasters and catastrophic events in the future. Global climate change is expected to increase the frequency and intensity of certain such events, as well as contribute to chronic changes (such as in weather patterns or water levels) that may result in various adverse impacts, including shutdown of our isotope manufacturing facilities. Even if these events do not directly impact us or our value chain, they may indirectly affect us through increased insurance, energy, or other costs. In addition, although the ongoing transition to non-carbon-based energy is creating significant opportunities for us and parts of our value chain, the transition also presents certain risks, including macroeconomic risks related to higher energy costs and energy shortages, among other things. These direct and indirect impacts from climate change could adversely affect our financial condition, operating results, supply chain, and cash flows.

We are subject to foreign laws and regulations, which could result in us facing criminal liability and other serious consequences for violations.

We are subject to the United States Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), the United States Travel Act, and other anti-corruption, anti-bribery and anti-money laundering laws in countries throughout the world in which we conduct activities. Anti-corruption laws are interpreted broadly and prohibit companies and their employees, business partners, third-party intermediaries, representatives, and agents from authorizing, promising, offering, or providing, directly or indirectly, improper payments or anything else of value to government officials, political candidates, political parties, or commercial partners for the purpose of obtaining or retaining business or securing an improper business advantage. The FCPA and other applicable laws and regulations also require that we keep accurate books and records and maintain internal controls and compliance procedures designed to prevent any such actions. While we have policies and procedures to address compliance with such laws, there can be no assurance that all of our employees, business partners, third-party intermediaries, representatives, and agents will not take actions in violation of our policies and applicable law, for which we may be ultimately held responsible.

Any violations of the laws and regulations described above may result in whistleblower complaints, adverse media coverage, investigations, civil and criminal fines and penalties, damages, settlements, prosecution, enforcement actions, imprisonment, the loss of export or import privileges, suspension or debarment from government contracts, tax reassessments, breach of contract and fraud litigation, reputational harm, court costs and legal fees, and other consequences, any of which could adversely affect our business, prospects, financial condition, and operating results. Such violations of these laws could subject us to legal proceedings in foreign jurisdictions, where unfamiliar legal systems, procedures, and requirements may present significant challenges and complexities compared to those in the United States. In addition, responding to any investigation or action will likely result in a significant diversion of management’s attention and resources and significant defense costs and other professional fees.

RISKS RELATED TO MANAGEMENT AND PERSONNEL

Our business is highly dependent on the continued service of certain members of our senior management.

Our future success depends, in part, on the continued service, expertise, and institutional knowledge of members of our senior management team. The loss of the services of any of these individuals, whether due to resignation, termination, illness, or other reasons, could disrupt our operations, delay the execution of our business strategy, and have a material adverse effect on our business, financial condition, and results of operations. We may not be able to replace key personnel on a timely basis or with individuals of comparable experience, which could further adversely affect our prospects.

Our success depends on our ability to attract, retain, and motivate key personnel.

We depend on the expertise and efforts of our management team and other key personnel. Competition for qualified employees is intense, and the loss of key personnel or inability to recruit additional talent could impair our ability to execute our business strategy. In addition, adverse macroeconomic conditions, increased regulatory requirements, and uncertainties arising from global or domestic political or economic instability may further complicate our ability to attract and retain skilled professionals. These challenges can also increase compensation demands and turnover rates, making it more difficult to maintain a stable and effective workforce. Furthermore, our reliance on certain individuals means that any loss of their services, whether due to external factors such as health, relocation, or retirement, or internal factors such as organizational restructuring, could materially impact our business operations, strategic initiatives, and financial performance.

We also rely on third-party consultants, advisors, and service providers for specialized expertise, including regulatory, scientific, manufacturing, and commercialization activities. Many of these individuals or entities serve multiple clients and may have obligations or interests that compete with ours. If we are unable to retain qualified consultants, secure their services on acceptable terms, or ensure sufficient allocation of their time and attention to our business, our development and commercialization efforts could be delayed or impaired.

Conflicts of interest between our management, stockholders, and affiliates could adversely affect our business.

Conflicts of interest may arise between the personal or professional interests of members of our management, directors, or affiliated parties and the interests of our company or our stockholders. These interests may include, among others, equity ownership, compensation arrangements, consulting or advisory relationships, or business relationships with third parties. From time to time, we have entered into, and may in the future enter into, related-party transactions, including leases and financing arrangements with members of our board of directors or significant stockholders, which may give rise to perceived or actual conflicts of interest in connection with the negotiation and administration of such arrangements.

Such perceived or actual conflicts could influence decision-making and create incentives for management to act in ways that may not align with the best interests of our business or our stockholders. While our directors and officers owe fiduciary duties to the company under applicable law, the existence of such conflicts may make it more difficult to objectively evaluate transactions, strategic alternatives, or other matters, and could have a material adverse effect on our business, financial condition, or results of operations.

Conflicts of Interest Related to Placement Agent and Certain Stockholders

Certain of JDEV’s pre-Merger stockholders are affiliated with, or have economic arrangements with, the placement agent engaged in connection with the Offering. In particular, members of Intuitive Venture Partners, LLC, a boutique venture investment firm, are registered representatives of the placement agent, and another of JDEV’s pre-Merger stockholders is a director and registered representative of the placement agent. Pursuant to such arrangements, these stockholders are entitled to receive, directly or indirectly, a portion of the compensation payable to the placement agent in connection with the Offering, which may include cash fees and/or warrant consideration.

These relationships may create potential conflicts of interest by providing such stockholders with financial incentives that differ from, or are in addition to, those of other stockholders. For example, such stockholders may have an incentive to support or facilitate the Offering or related transactions on terms that may not be as favorable to JDEV or its unaffiliated stockholders as might otherwise be obtained in the absence of such arrangements.

JDEV was not a party to, and did not negotiate, these arrangements. Nevertheless, these relationships could influence the structure, timing or terms of the Offering and related transactions, and may adversely affect the interests of other stockholders.

Rapid growth could strain our organizational and operational capabilities.

If we expand our operations, we may face challenges related to managing growth, integrating new personnel, implementing systems and controls, and maintaining effective internal processes. Failure to manage growth effectively could adversely affect our business. In periods of rapid expansion, we may encounter difficulties in scaling our management structure, onboarding and training new staff, and maintaining compliance with evolving legal and regulatory requirements.

Additionally, the administrative burden associated with being a public company – including increased reporting obligations, internal control requirements, and legal compliance – may divert management’s attention from core business activities and strategic planning. This heightened pressure can lead to inefficiencies, increased costs, and reduced morale among employees, potentially resulting in operational disruptions and diminished productivity. Inadequate resources, lack of experience in handling public company responsibilities, or insufficient internal controls could also expose us to greater risk of regulatory actions, reputational harm, and legal liabilities.

We may rely on consulting or other third-party arrangements for certain management or operational functions.

From time to time, we may rely on consulting agreements or other third-party arrangements to provide executive, financial, regulatory, scientific, or operational services. These individuals or entities are not our employees and may have other professional commitments or business relationships. If any such arrangement is terminated, expires, or otherwise becomes unavailable, we may experience disruptions to our operations or delays in executing our business plans. Our inability to continue to obtain these services, or to replace them on acceptable terms or in a timely manner, could have a material adverse effect on our business, financial condition, and results of operations.

Adverse external conditions may impact our management’s ability to focus on business growth.

Uncertainties related to global macroeconomic and political conditions, trade policy changes, supply chain disruptions, data security and related regulatory requirements, and climate-related events may require our management to divert significant attention and resources toward crisis response, risk mitigation, and compliance efforts. This diversion can reduce the time and energy available for strategic development, innovation, and operational efficiency. Moreover, responding to investigations, legal actions, or regulatory compliance matters may create additional workload and stress for management, potentially impacting decision-making and leadership effectiveness. As a result, these adverse conditions may not only hinder our ability to achieve business objectives but also increase the risk of turnover among key personnel, further affecting our long-term prospects.

We depend on independent investigators, research institutions, and collaborators to conduct certain preclinical and clinical activities.

Third-party independent investigators, research institutions, and collaborators are not our employees and are not subject to our direct control. They may have competing professional obligations or relationships with other entities, including competitors, and may not devote sufficient time or resources to our programs. If these parties fail to comply with regulatory requirements, experience disruptions, or otherwise underperform, our development timelines could be delayed or our programs could be suspended or terminated.

RISKS RELATED TO BEING A PUBLIC COMPANY

Being a public company can be administratively burdensome and will significantly increase our legal and financial compliance costs.

As a public reporting company, we are subject to the information and reporting requirements of the Securities Act of 1933, as amended (“Securities Act”), the Securities Exchange Act of 1934, as amended (“Exchange Act”), and other federal securities laws, rules, and regulations related thereto, including compliance with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the Dodd-Frank Wall Street Reform and Consumer Protection Act. Adhering to such extensive reporting, disclosure, and compliance obligations under United States securities laws may increase our legal, accounting, and administrative costs.

In addition, the listing requirements of any national securities exchange or other exchange and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will significantly increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

Among other things, we are required to:

●	maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the United States Securities and Exchange Commission (“SEC”) and the Public Company Accounting Oversight Board;

●	maintain policies relating to disclosure controls and procedures;

●	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;

●	institute a more comprehensive compliance function, including with respect to corporate governance; and

●	involve, to a greater degree, our outside legal counsel and accountants in the above activities.

The costs of preparing and filing annual and quarterly reports, proxy statements, and other information with the SEC and furnishing audited reports to stockholders is expensive and much greater than that of a privately-held company, and compliance with these rules and regulations will require us to hire additional financial reporting, internal controls, and other finance personnel, and will involve a material increase in regulatory, legal, and accounting expenses and the attention of our board of directors and management. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage. These factors could also make it more difficult for us to attract and retain qualified executives and members of our board of directors.

Our management as a group has limited experience operating a publicly traded company.

Our management team has a high degree of technical expertise but limited experience operating a publicly traded company subject to significant regulatory oversight and reporting obligations under United States securities laws. Their limited experience in dealing with the increasingly complex laws applicable to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management and growth of our company. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices, or internal control over financial reporting required of public companies. Any failure by us to effectively and efficiently meet our obligations as a publicly traded company could have a material adverse effect on our business, prospects, financial condition, and operating results, and/or result in legal liability or other negative consequences.

If we fail to maintain effective internal control over financial reporting, investor confidence could be harmed.

As a public company, we are required to maintain effective disclosure controls and internal control over financial reporting. Any material weaknesses or failures in these controls could result in inaccurate financial reporting, restatements, regulatory scrutiny, or a decline in the trading price of our securities.

RISKS RELATED TO OWNERSHIP OF OUR SECURITIES

The shares of common stock issued in the Merger and the Offering are “restricted securities” and, as such, may not be sold except in limited circumstances, which may impact the ability to re-sell shares of our common stock.

The offer and sale of the shares of common stock issued in the merger (the “Merger”) and the private placement (the “Offering”) have not been registered under the Securities Act or registered or qualified under any state securities laws in reliance on exemptions contained in and under those laws. Accordingly, such shares of common stock are “restricted securities” as defined in Rule 144 promulgated under the Securities Act and must, therefore, be held indefinitely unless their offer and sale is registered under applicable federal and state securities laws, or an exemption is available from the registration requirements of those laws, including the exemptions provided by Rule 144. The book-entry accounts representing the shares of common stock issued in the Merger and the Offering reflect their restricted status.

We have agreed, at our expense, to prepare and file with the SEC a registration statement to register the resale of the shares of common stock issued in the Merger and the Offering. There are many reasons, including some over which we have little or no control, which could keep the registration statement from being declared effective by the SEC, including delays resulting from the SEC review process and comments raised by the SEC during that process. The shares of common stock covered by such registration statement will not be eligible for resale until the registration statement is effective or an exemption from registration, such as Rule 144, becomes available. In addition, Rule 144 under the Securities Act, which permits the resale, subject to various terms and conditions, of limited amounts of restricted securities after they have been held for six months, will not immediately apply to our common stock because we were at one time designated as a “shell company” under SEC regulations. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer has satisfied certain reporting requirements under the Exchange Act. We believe this requirement to file Form 10 information has been satisfied by the filing of this Report. If the registration statement is not filed within 120 calendar days after the final closing of the Offering, then we may be subject to certain liquidated damages pursuant to the registration rights agreement we entered into with certain holders of shares of our common stock issued in connection with the Merger and the Offering. See “Description of Capital Stock—Registration Rights Agreement” above for more information.

Moreover, the price and other terms of the Offering were determined by us and were not established through arm’s-length negotiations or a competitive market process. Purchases by affiliates of the company may be included in determining whether the offering has been fully subscribed, and investors should not assume that the offering price reflects the fair market value of our securities or that participation by unaffiliated investors represents broad market validation.

Because there is currently no established market for our common stock, stockholders may not be able to sell their shares when or at prices they want.

Our common stock is not listed on a national securities exchange or any other exchange, or quoted on an over-the-counter market. Therefore, there is no trading market, active or otherwise, for our common stock and our common stock may never be included for trading on any stock exchange, automated quotation system, or any over-the-counter market. Accordingly, our common stock is highly illiquid and stockholders will likely experience difficulty in re-selling such shares at times and prices that they may desire.

Our common stock may not be eligible for listing or quotation on any securities exchange or over-the-counter trading system.

We do not currently meet the initial quantitative listing standards of any national securities exchange or over-the-counter trading system. We can make no assurance that we will be able to meet the initial listing standards of any national securities exchange, or, if we do meet such initial listing standards, that we will be able to maintain any such listing. Further, the national securities exchanges are adopting so-called “seasoning” rules that will require that we meet certain requirements, including prescribed periods of time trading over-the-counter and minimum filings of periodic reports with the SEC, before we are eligible to apply for listing on such national securities exchanges. We intend to contact an authorized market maker for an over-the-counter quotation system for sponsorship of our common stock, but we cannot guarantee that such sponsorship will be approved and our common stock listed and quoted for sale.

Even if our common stock is quoted for sale on an over-the-counter quotation system, buyers may be insufficient in numbers to allow for a robust market and it may prove impossible for stockholders to sell their shares. In addition, an investor may find it difficult to obtain accurate quotations as to the market value of our common stock. Furthermore, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

The market price and trading volume of our common stock may be volatile and could decline significantly following the Merger.

The trading price of our securities may be highly volatile due to factors beyond our control. Such volatility could result in significant losses for investors. The quotation systems, including the OTCQB, or stock exchanges, including Nasdaq, on which our common stock may be quoted or on which our common stock may be listed in the future have from time-to-time experienced significant price and volume fluctuations. Even if an active, liquid, and orderly trading market develops and is sustained for our common stock following the Merger, the market price of our common stock may be volatile and could decline significantly. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, stockholders may be unable to resell their shares at or above the market price of our common stock as of the date of the consummation of the Merger.

We can make no assurance that the market price of common stock will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

●	the realization of any of the risk factors presented in this Report;

●	actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues, results of operations, level of indebtedness, liquidity, or financial condition;

●	additions and departures of key personnel;

●	failure to comply with the requirements of the OTCQB market, or, following our potential uplisting, on Nasdaq;

●	failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

●	future issuances, sales, resales, or repurchases or anticipated issuances, sales, resales, or repurchases, of our common stock;

●	publication of research reports about us or our industry;

●	the performance and market valuations of other similar companies;

●	broad disruptions in the financial markets, including sudden disruptions in the credit markets;

●	speculation in the press or investment community;

●	actual, potential, or perceived control, accounting, or reporting problems; and

●	changes in accounting principles, policies, and guidelines.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their shares. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on us.

The designation of our securities as “penny stock” would limit the liquidity of our common stock.

Our common stock may be deemed a “penny stock” (as that term is defined under Rule 3a51-1 of the Exchange Act) in any market that may develop in the future. Generally, a “penny stock” is a common stock that is not listed on a securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers, and the market may be very limited. Penny stock in start-up companies is among the riskiest equity investments. Broker-dealers who sell penny stock must provide purchasers with a standardized risk-disclosure document prepared by the SEC. The document provides information about penny stock and the nature and level of risks involved in investing in the penny stock market. A broker must also provide purchasers with bid and offer quotations and information regarding broker and salesperson compensation and make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser’s written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. If our common stock is deemed “penny stock,” because of penny stock rules, there may be less trading activity in any market that develops for our common stock in the future and stockholders are likely to have difficulty selling their shares.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our common stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, such requirements may make it more difficult for broker-dealers to recommend that at least some of their customers buy our common stock, which may limit the ability of our stockholders to buy and sell our common stock. This could ultimately have an adverse effect on the market for and price of our common stock.

Because we became a reporting company under the Exchange Act by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms.

Because we did not become a reporting company by conducting an underwritten initial public offering of our common stock, and because we will not be listed on a national securities exchange, security analysts of brokerage firms may not provide coverage of us. In addition, investment banks may be less likely to agree to underwrite secondary offerings on our behalf than they might if we became a public reporting company by means of an underwritten initial public offering because they may be less familiar with our company as a result of more limited coverage by analysts and the media, and because we became public at an early stage in our development. Failure to receive research coverage or support in the market for our shares will have an adverse effect on our ability to develop a liquid market for our common stock.

Because the Merger was a reverse merger, the registration statement we file with respect to the shares of common stock received by investors in the Merger might be subject to heightened scrutiny by the SEC, and we may not be able to attract the attention of major brokerage firms.

Additional risks may exist as a result of our becoming a public reporting company through a “reverse merger.” Certain SEC rules are more restrictive when applied to reverse merger companies, such as the ability of stockholders to resell their shares of common stock pursuant to Rule 144, and the SEC may subject the registration statement we file with respect to the shares of common stock received by investors in the Merger and the Offering to heightened scrutiny. In addition, securities analysts of major brokerage firms may not provide coverage of our capital stock or business. Because we became a public reporting operating company through a reverse merger, there is no incentive to brokerage firms to recommend the purchase of our common stock. We cannot assure our stockholders that brokerage firms will want to provide analyst coverage of our capital stock or business in the future.

If we do not establish and maintain effective internal controls and disclosure controls following the Merger, we risk impairing our ability to produce timely, accurate financial statements and comply with laws, which could result in material misstatements.

Following the consummation of the Merger, we will become a public company and are required, pursuant to Section 404(a) of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting on our annual report on Form 10-K. Effective internal control over financial reporting is necessary for reliable financial reports and, together with adequate disclosure controls and procedures, such internal controls are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet its reporting obligations. Ineffective internal controls could also cause investors to lose confidence in reported financial information, which could have a negative effect on the trading price of our common stock.

The report by management will need to include disclosure of any material weaknesses identified in internal control over financial reporting. However, for as long as we are an “emerging growth company” under the Jumpstart Our Business Startups Act (“JOBS Act”) following the consummation of the Merger, our independent registered public accounting firm will not be required to attest to the effectiveness of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act. Management’s assessment of internal controls, when implemented, could detect problems with internal controls, and an independent assessment of the effectiveness of internal controls by our auditors could detect further problems that management’s assessment might not, and could result in the identification of material weaknesses that were not otherwise identified. Undetected material weaknesses in internal controls could lead to financial statement restatements and require us to incur the expense of remediation. We are required to disclose changes made in internal controls and procedures on a quarterly basis. To comply with the public company requirements, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff.

We are in the early stages of developing the system and processing documentation necessary to perform the evaluation needed to comply with Section 404. We may not be able to complete our evaluation, testing, and any required remediation in a timely fashion. During the evaluation and testing process, if we identify material weaknesses in internal control over financial reporting, we will be unable to assert that internal control over financial reporting is effective. If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal control, including as a result of the material weaknesses described above, we could lose investor confidence in the accuracy and completeness of financial reports, which would cause the price of our common stock to decline. We may also be subject to investigation or sanctions by the SEC. In addition, if we are unable to continue to meet these requirements, we may not be able to remain quoted on any over-the-counter trading system, or following any potential listing, listed on any securities exchange.

We are an emerging growth company and a smaller reporting company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies and smaller reporting companies could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including:

●	exemption from the requirement that our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in our periodic reports and annual report on Form 10-K; and

●	exemptions from the requirements of holding non-binding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Our status as an emerging growth company will end as soon as any of the following takes place:

●	the last day of the fiscal year in which we have more than $1.235 billion in annual revenues;

●	the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates;

●	the date on which we have issued, in any three-year period, more than $1 billion in non-convertible debt securities; or

●	the last day of the fiscal year ending after the fifth anniversary of the first sale of our common equity securities pursuant to an effective registration statement filed pursuant to the Securities Act.

We cannot predict if investors will find our securities less attractive if we choose to rely on any of the exemptions afforded emerging growth companies. If some investors find our common stock less attractive because we rely on any of these exemptions, there may be a less active trading market for our common stock, to the extent that such a market develops, and the market price of our common stock may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this provision of the JOBS Act. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies. Therefore, our consolidated financial statements may not be comparable to those of companies that comply with new or revised accounting pronouncements as of public company effective dates.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a “smaller reporting company” even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues is less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter.

We may face risks related to securities litigation that could result in significant legal expenses and settlement or damage awards.

We may in the future become subject to claims and litigation alleging violations of the securities laws or other related claims, which could harm our business and require us to incur significant costs. Significant litigation costs could impact our ability to comply with certain financial covenants under our credit agreement. We are generally obliged, to the extent permitted by law, to indemnify our current and former directors and officers who are named as defendants in these types of lawsuits. Regardless of the outcome, litigation may require significant attention from management and could result in significant legal expenses, settlement costs, or damage awards that could have a material impact on our financial position, results of operations, and cash flows.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of our business, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Our Restated Certificate of Incorporation and our Amended and Restated Bylaws that became effective upon completion of the Merger contain provisions that could delay or prevent a change in control of our company. These provisions could also make it difficult for stockholders to elect directors who are not nominated by current members of our board of directors or take other corporate actions, including effecting changes in our management. These provisions:

●	establish a classified board of directors so that not all members of our board are elected at one time;

●	permit the board of directors to establish the number of directors and, unless the Board determines otherwise by resolution, to fill vacancies on the board;

●	provide that directors may only be removed “for cause” and only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power;

●	require affirmative vote of the holders of at least two-thirds (2/3) of the voting power to amend some provisions in our Restated Certificate of Incorporation and Amended and Restated Bylaws;

●	authorize the issuance of “blank check” preferred stock that our board could use to implement a stockholder rights plan;

●	eliminate the ability of our stockholders to call special meetings of stockholders;

●	prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

●	prohibit cumulative voting; and

●	establish advance notice requirements for nominations for election to our board or for proposing matters that can be acted upon by stockholders at annual stockholder meetings.

In addition, our Restated Certificate of Incorporation will provide that the Court of Chancery of the State of Delaware will be the exclusive forum for: any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law (“DGCL”), our Restated Certificate of Incorporation, or our Amended and Restated Bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our Restated Certificate of Incorporation provides that the federal district courts of the United States will, unless we consent in writing to an alternative forum, be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act (“Federal Forum Provision”). Our decision to adopt a Federal Forum Provision followed a decision by the Supreme Court of the State of Delaware holding that such provisions are facially valid under Delaware law. While there can be no assurance that federal courts or state courts will follow the holding of the Delaware Supreme Court or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court. While neither the exclusive forum provision nor the Federal Forum Provision applies to suits brought to enforce any duty or liability created by the Exchange Act, the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder also must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to our exclusive forum provisions, including the Federal Forum Provision. These provisions may limit a stockholder’s ability to bring a claim in a judicial forum of their choosing for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers, and other employees.

In addition, Section 203 of the DGCL may discourage, delay, or prevent a change in control of our company. Section 203 imposes certain restrictions on mergers, business combinations, and other transactions between us and holders of 15% or more of our common stock.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any cash dividends on our capital stock, and we do not intend to pay any cash dividends on our securities in the foreseeable future. Any return on investment will depend on appreciation in the trading price of our securities, which may not occur. Additionally, any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

If securities or industry analysts do not publish research, or publish unfavorable or inaccurate research about our business, our stock price and trading volume could decline.

Our stock price and trading volume following our quotation on the OTCQB, if any, or following our potential listing on a securities exchange, if any, will be heavily influenced by the way analysts and investors interpret our financial information and other disclosures. Securities and industry analysts do not currently, and may never, publish research on our business. If few securities or industry analysts commence coverage of us, our stock price could be negatively affected. If securities or industry analysts downgrade our common stock, or publish negative reports about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause our stock price to decline and could decrease the trading volume of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the audited consolidated financial statements for the years ended December 31, 2025 and 2024 and the related notes thereto, included elsewhere in this Current Report. Some of the information contained in this discussion and analysis or set forth elsewhere in this Current Report, including information with respect to our plans and strategy for our business, includes forward-looking statements involving risks and uncertainties as described under the heading “Forward-Looking Statements” elsewhere in this Current Report. You should review the section titled “Risk Factors” in this Current Report for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements and could otherwise affect our intended plans of operations.

Overview

The Merger

On April 9, 2026, JDEV Acquisition Corp., Merger Sub and Ionetix Corporation entered into the Merger Agreement. Pursuant to the terms of the Merger Agreement, on the Closing Date, Merger Sub merged with and into Ionetix Corporation with Ionetix Corporation continuing as the surviving corporation. As a result of the Merger, Ionetix Corporation became our wholly owned subsidiary and will continue its existing business operations. Additionally, we changed our name to Ionetix Corporation and will continue to be a public reporting company.

At the Effective Time of the Merger, we issued 90,182,875 shares of our common stock to existing holders of Ionetix Corporation common stock. We also reserved a total of 5,000,000 shares of our common stock under the 2026 Equity Incentive Plan (“2026 EIP”) for future issuances of equity awards at the discretion of our Board to officers, employees, consultants and directors. JDEV’s existing stockholders continued to hold an aggregate of 4,400,000 Retained Pre-Merger Shares.

The Offering

Immediately following the Effective Time of the Merger, we sold 10,777,279 shares of our common stock at a purchase price of $3.00 per share in a private placement to certain accredited and institutional investors. In connection with the Offering, we also issued to the Placement Agents, Placement Agent Warrants to purchase an aggregate of 862,182 shares of common stock at an exercise price of $3.00 per share. Net of offering expenses, we received approximately $ 29.7 million in net proceeds from the Offering that we expect to use for general working capital and corporate purposes, including towards the research and development, engineering and scale up manufacturing of our medical isotopes. A portion of the net proceeds will also be used to cover management, overhead, legal and accounting fees and expenses relating to the Merger and the Offering, and could include potential acquisitions of complementary businesses or assets (though none is currently contemplated).

The table directly below presents a fully-diluted capitalization table after giving effect to the Merger, the Offering, and adoption of the 2026 EIP, and related transactions:

Pro Forma Ownership	Shares	Fully Diluted %
Ionetix Corporation Stockholders(1) (2) (3)	97,611,395	77.61%
Private Placement Investors	10,777,279	8.57%
Retained Pre-Merger Shares	4,400,000	3.50%
Placement Agent Warrants	862,182	0.69%
2026 EIP Shares Reserved (unissued)	5,000,000	3.98%
2026 Plan Option Issued and Outstanding(4)	7,101,152	5.65%
Total Shares Outstanding and Reserved for Issuance	125,752,008	100.00%

(1)	Includes (i) 26,163,296 shares of Ionetix common stock, (ii) 145,182,811 shares of Ionetix redeemable convertible preferred stock, (iii) 10,176,273 Ionetix common stock warrants, and (iv) 110,000 Ionetix preferred stock warrants outstanding as of December 31, 2025. Such securities will be exchanged for shares of PubCo common stock at a Conversion Ratio of 0.5014 pursuant to the Merger Agreement.

(2)	Includes 4,433,411 shares issued upon conversion of Ionetix SAFE liabilities into Ionetix redeemable convertible preferred stock, based on the outstanding principal amount of such SAFE liabilities immediately prior to the Closing and an assumed conversion price of $1.40 per share. The resulting preferred stock will be exchanged for PubCo common stock at a Conversion Ratio of 0.5014 pursuant to the Merger Agreement.

(3)	Includes 8,611,902 shares underlying Ionetix common stock warrants issued subsequent to December 31, 2025 and prior to the Effective Time of the Merger in connection with certain financing transactions. These warrants are assumed to be exchanged for warrants exercisable for shares of PubCo common stock at a Conversion Ratio of 0.5014 pursuant to the Merger Agreement.

(4)	Reflects options outstanding under Ionetix’s 2016 EIP and 2010 EIP as of December 31, 2025, which will be assumed by PubCo and converted into options to purchase shares of PubCo common stock at a Conversion Ratio of 0.5014 pursuant to the Merger Agreement. Such awards will be transitioned into the 2026 EIP at Closing.

Accounting Considerations

The historical financial statements and related footnotes filed as exhibits 99.1 hereto include descriptions of Ionetix’s previously outstanding Capital Stock; however, in connection with the Merger, all shares of Ionetix’s Capital Stock, including all shares of Ionetix’s Preferred Stock, were converted into shares of our common stock. See “The Merger and Related Transactions” above for detailed information regarding the Transactions and the related conversion of the shares of Ionetix’s Capital Stock.

For financial reporting purposes, the Merger was treated as a recapitalization and reverse acquisition. Ionetix is considered the acquirer for accounting purposes, meaning that the historical financial results of Ionetix prior to the Merger are considered our historical financial results under applicable accounting principles. Thus, a discussion of the past financial results of JDEV is not pertinent.

Background

Incorporated in the State of Delaware in 2009, Ionetix was founded to develop superconducting cyclotron technology to produce isotopes for medical and industrial purposes. Our founding premise was to use this novel cyclotron technology to produce isotopes in a smaller and thus more cost-effective footprint. Our mission is to produce otherwise hard-to-obtain isotopes, using a combination of our proprietary cyclotron technology and equipment sourced from third parties.

Our leadership team has a combined 50+ years of direct experience with nuclear medicines, cyclotron technology solutions and engineering, government and community engagement. Our board members include pre-eminent experts in pharmaceutical and biotechnology research and development and manufacturing. We believe that the depth of our expertise and our cyclotron technology solutions uniquely position us to become the market leader in the manufacturing of isotopes for medical and industrial purposes.

Components of Results of Operations

Revenue

Our revenues are generated primarily from (i) diagnostic drug and medical radioisotopes sales, (ii) cyclotron system sales, and (iii) consulting services and system support services.

Diagnostic drug and medical radioisotopes sales represent our principal source of revenue. Under these arrangements, customers place purchase orders pursuant to master sales agreements, with each delivered dose representing a distinct performance obligation. Revenue is recognized upon delivery, when control of the product transfers to the customer. Because these products are ordered based on clinical requirements and administered as part of patient care, demand is closely tied to real-time utilization. We have only begun sales of therapeutic radioisotopes in late 2025, and we expect revenues from the sale of diagnostic drugs to continue to represent the primary driver of our business, with future growth influenced by the development and commercialization of additional isotopes, including therapeutic isotopes, as well as continuing utilization of PET imaging products.

Cyclotron system revenues are generated from the delivery of equipment together with installation and related activities necessary to verify functionality in accordance with contractual specifications. These activities are combined into a single performance obligation, and revenue is recognized upon completion of installation and formal customer acceptance. Cyclotron system sales are generally driven by customer-specific deployment needs and the timing of system installations. As a result, we expect revenues from cyclotron sales to fluctuate from period to period.

Consulting services and system support services are typically recognized over time as services are performed because the customer simultaneously receives and consumes the benefits of our performance. We measure progress using a cost-to-cost input method, recognizing revenue based on costs incurred relative to total estimated costs, with estimates updated as facts and circumstances change.

Operating Expenses

Cost of Revenue

Cost of revenue consists primarily of costs associated with the manufacture and delivery of our products and related services, including materials and components, personnel-related costs, production-related overhead and shipping and handling costs. Production-related overhead includes facility costs, utilities, depreciation of production equipment, and hosting and cloud infrastructure costs. Cost of revenue also includes manufacturing-related adjustments such as production variances, warranty costs, scrap, and write-downs of excess or obsolete components. As production volume and system deliveries increase, cost of revenue is expected to increase in absolute dollars.

Selling, General and Administrative

Selling, general and administrative expenses consist primarily of personnel-related costs, including salaries, health insurance, payroll taxes, and stock-based compensation. Selling, general and administrative expenses also include consulting and professional service fees and other general corporate and administrative expenses.

As we continue to grow our business and expand our commercial presence, we expect selling, general and administrative expenses to increase in absolute dollars. In addition, we expect selling, general and administrative expenses to increase in the near term as a result of operating as a public company, including costs associated with compliance with SEC reporting requirements, audit and legal fees, insurance, and other corporate governance and administrative expenses.

Research and Development

Research and development expenses consist of costs incurred in connection with our development activities and are expensed as incurred. These expenses primarily include personnel-related costs, such as salaries, health insurance, and other employee benefits. Research and development expenses also include depreciation and amortization of development equipment and related assets, legal and regulatory costs, and other expenses necessary to support our development activities.

We have invested, and intend to continue to invest, in research and development activities to support the expansion of our diagnostic isotope offerings and the advancement of therapeutic isotope programs, including alpha-emitting radionuclides. Research and development expenses may fluctuate from period to period based on the timing and scope of development initiatives, regulatory activities, and clinical supply programs. We expect research and development expenses to increase in absolute dollars as we continue to invest in technology, production capabilities, and isotope development.

Interest Expense, Net

Interest expense, net consists primarily of interest incurred on outstanding debt obligations, partially offset by interest income earned on our cash and cash equivalents.

Other Expense, Net

Other expense, net consists primarily of non-cash charges related to the fair value remeasurement of financial instruments and gain or losses associated with financing transactions, as well as other non-operating items.

Provision for Income Taxes

We have incurred net losses since inception and maintain a full valuation allowance against our deferred tax assets. As a result, income tax expense was not material for the periods presented.

Results of Operations

The following tables set forth selected consolidated statements of operations data for each of the years indicated:

	Year Ended December 31,
	2025	2024
	(In thousands)
Revenue	$6,012	$3,585
Operating expense
Cost of revenue	6,160	4,709
Selling, general and administrative	14,540	12,943
Research and development	5,129	4,351
Total operating expenses	25,829	22,003
Loss from operations	(19,817)	(18,418)
Interest expense, net	(3,254)	(2,235)
Other expenses, net	(16,594)	(9,409)
Loss before provision for income taxes	(39,665)	(30,062)
Provision for income taxes	6	2
Net loss	$(39,671)	$(30,064)

Comparison of the Year Ended December 31, 2025 and 2024

Revenue

	Year Ended December 31,
	2025	2024	Change %
	(In thousands)
Revenue	$6,012	$3,585	68%

Total revenue was $6.0 million for the year ended December 31, 2025 compared to $3.6 million for the year ended December 31, 2024, an increase of $2.4 million, or 68%. Diagnostic drug sales and medical radioisotopes sales were $4.3 million in 2025 compared to $3.5 million in 2024. The increase of $0.8 million was primarily driven by the commencement of revenue generation at a newly operational production site beginning in December 2025, as well as increased production volumes at certain existing production sites. Cyclotron system sales increased to $1.7 million for the year ended December 31, 2025, whereas no comparable large-scale system sales were recognized in the prior period.

Cost of Revenue

	Year Ended December 31,
	2025	2024	Change %
	(In thousands)
Cost of Revenue	$6,160	$4,709	31%

Cost of revenue was $6.2 million in the year ended 2025 compared to $4.7 million in the year ended 2024, an increase of $1.5 million, or 31%. The increase was primarily driven by $0.9 million of costs associated with the completion and delivery of a cyclotron system in 2025. The increase also reflects a $0.6 million rise in production-related overhead due to increased production activity.

Selling, General and Administrative

	Year Ended December 31,
	2025	2024	Change %
	(In thousands)
Selling, general and administrative	$14,540	$12,943	12%

Selling, general and administrative expenses were $14.5 million for the year ended December 31, 2025, compared to $12.9 million for the year ended December 31, 2024, an increase of $1.6 million, or 12%. The increase was primarily driven by a $3.8 million increase in the provision for credit losses related to accounts receivable and a loan receivable. This increase was partially offset by lower professional fees and reduced personnel-related costs in 2025 as part of the Company’s operational cost-saving initiatives.

Research and Development

	Year Ended December 31,
	2025	2024	Change %
	(In thousands)
Research and development	$5,129	$4,351	18%

Research and development expenses were $5.1 million for the year ended December 31, 2025 compared to $4.4 million for the year ended December 31, 2024, an increase of $0.7 million, or 18%. The increase was primarily driven by a $0.5 million increase in depreciation and amortization expense related to assets placed into service as the related site progressed toward operational readiness. The increase was also attributable to a $0.4 million increase in personnel-related costs due to additional technical resources hired to support development activities and site readiness initiatives.

Interest Expense, Net

	Year Ended December 31,
	2025	2024	Change %
	(In thousands)
Interest expense, net	$3,254	$2,235	46%

Interest expense, net was $3.3 million for the year ended December 31, 2025 compared to $2.2 million for the year ended December 31, 2024, an increase of $1.1 million, or 46%. The increase was primarily attributable to higher average outstanding debt balances during 2025, including borrowings under the 2024 Note issued in July 2024 and converted in October 2025 and the 2023 Term Loan, which resulted in increased interest expense during the period.

Other Expense, Net

	Year Ended December 31,
	2025	2024	Change %
	(In thousands)
Other expense, net	$16,594	$9,409	76%

Other expense, net was $16.6 million for the year ended December 31, 2025, compared to $9.4 million for the year ended December 31, 2024, an increase of $7.2 million, or 76%. The increase was primarily driven by a $16.0 million loss recognized in connection with the conversion of the Company’s outstanding convertible notes and SAFEs into shares of Series F redeemable convertible preferred stock on October 31, 2025. The loss primarily reflects the excess of the fair value of the Series F redeemable convertible preferred stock issued, together with related make-whole derivative liabilities granted to investors, over the carrying value of the converted notes and SAFE liabilities. The increase also includes $3.1 million of financing costs associated with common stock warrants issued in connection with SAFE financings in 2025. These impacts were partially offset by a $9.1 million decrease in losses from changes in the fair value of SAFE liabilities and a $2.8 million gain from changes in the fair value of derivative liabilities recognized in 2025. These items are largely non-cash in nature and relate to our financing activities.

Liquidity and Capital Resources

Since inception, we have financed our operations primarily through the issuance of redeemable convertible preferred stock, SAFEs, convertible notes, and borrowings under the 2023 Term Loan. Our primary requirements for liquidity and capital are to fund working capital, capital expenditures, research and development activities, commercial expansion, and general corporate purposes.

Throughout our operating history, we have incurred significant operating losses and negative cash flows. For the years ended December 31, 2025 and 2024, we incurred net losses of $39.7 million and $30.1 million, respectively. As of December 31, 2025, we had an accumulated deficit of $186.6 million and cash, cash equivalents and restricted cash of approximately $0.4 million.

Subsequent to December 31, 2025 and prior to the consummation of the Merger, we issued additional SAFEs with an aggregate principal amount of $2.4 million. In addition, during this period, we entered into short-term loan arrangements with an aggregated principal amount of $1.1 million.

We expect to use the net proceeds from the private placement of $29.7 million for general working capital and corporate purposes, including research and development activities, manufacturing scale-up, commercial expansion, and site deployment initiatives. A portion of the net proceeds will also be used to cover management, overhead, legal and accounting fees and expenses relating to the Merger and the private placement.

We have incurred operating losses to date and expect to continue to incur losses for the foreseeable future as we invest in the growth of our business. Based on our current operating plan, we believe that our existing cash and cash equivalents, together with the expected net proceeds from the private placement, will not be sufficient to fund our operations for at least the next twelve months.

Our future capital requirements will depend on many factors, including the timing and extent of our research and development activities, the scale-up of manufacturing operations, the pace of commercial expansion, and the timing of site deployments. We may seek to raise additional capital through equity or debt financings, strategic collaborations, or other arrangements to support our long-term growth objectives. There can be no assurance that such financing will be available on favorable terms, or at all.

Cash Flows

The following table summarizes our cash flows for the periods presented:

	Year Ended December 31,
	2025	2024
	(In thousands)
Net cash used in operating activities	$(11,349)	$(17,842)
Net cash used in investing activities	$(3,025)	$(3,239)
Net cash provided by financing activities	$9,468	$25,616

Operating Activities

Net cash used in operating activities for the year ended December 31, 2025 was $11.3 million, which resulted from a net loss of $39.7 million, adjusted for non-cash charges of $26.0 million and net cash inflows from changes in our operating assets and liabilities of $2.4 million. Non-cash charges of $26.0 million primarily consisted of loss of $16.0 million recognized in connection with the conversion of the Company’s outstanding convertible notes and SAFEs into shares of Series F redeemable convertible preferred stock on October 31, 2025, provision for credit losses of $3.8 million, depreciation and amortization expense of $3.6 million, and non-cash loss on issuance of SAFEs and common stock warrants of $3.1 million, amortization of debt discount and issuance costs of $0.6 million, and stock-based compensation of $0.6 million, partially offset by change in the fair value of derivative liability of $2.8 million. Cash inflows from changes in operating assets and liabilities was $2.4 million, primarily due to increases of $2.0 million in accrued expenses and other liabilities and $1.3 million in accounts payable reflecting the timing of payments, partially offset by an increase of $0.7 million in accounts receivable driven by higher revenue and the timing of customer billings.

Net cash used in operating activities for the year ended December 31, 2024 was $17.8 million, which resulted from a net loss of $30.1 million, adjusted for non-cash charges of $13.7 million and net cash outflow from changes in operating assets and liabilities of $1.5 million. Non-cash charges of $13.7 million primarily consisted of a $9.4 million change in the fair value of SAFE liability, depreciation and amortization expense of $2.5 million, and amortization of operating lease right-of-use assets of $0.6 million. Cash outflows from changes in operating assets and liabilities was $1.5 million, primarily due to a $1.0 million increase in prepaid expenses and other current assets and a $0.4 million increase in inventory to support operating activities, as well as a $0.8 million increase in accounts receivable driven by higher revenue and the timing of customer billings.

Investing Activities

Net cash used in investing activities for the year ended December 31, 2025 and 2024 was $3.0 million and $3.2 million, respectively, and consisted of purchases of property and equipment to support ongoing operational and capacity expansion.

Financing Activities

Net cash provided by financing activities was $9.5 million for the year ended December 31, 2025, primarily consisting of $8.3 million of SAFE issuances, $0.5 million of net proceeds from related party advances, and $0.4 million of proceeds from a related party promissory note.

Net cash provided by financing activities was $25.6 million for the year ended December 31, 2024, primarily consisting of $16.3 million of SAFE issuances and $9.4 million of proceeds from convertible notes.

Contractual Obligations Commitments

As of December 31, 2025, our material contractual obligations consisted primarily of debt arrangements and operating lease commitments.

We had $5.5 million outstanding under our 2023 Term Loan, which matures in May 2026, and a $0.4 million promissory note that matures in April 2026. Accordingly, approximately $5.9 million of debt obligations are due within the next 12 months.

We also have operating lease commitments for our facilities and equipment. These lease obligations extend beyond the next 12 months in accordance with the respective lease terms. As of December 31, 2025, we had aggregate future minimum operating lease commitments of approximately $1.6 million, of which approximately $0.5 million is payable within the next 12 months.

We do not have any off-balance sheet arrangements and have no material purchase commitments.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires management to make estimates, assumptions, and judgments that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosures. Our estimates are based on our historical experience and on various other assumptions that we believe are reasonable under the circumstances. Actual results may differ from those estimates. We evaluate our assumptions, judgments, and estimates on a regular basis. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, financial condition, results of operations, and cash flows will be affected.

Our critical accounting policies are those that materially affect our consolidated financial statements and involve significant judgment, estimation uncertainty, or complexity. The accounting policies that management believes involve the most significant estimates and judgments are described below and should be read in conjunction with Note 2, “Basis of Presentation and Summary of Significant Accounting Policies,” to the consolidated financial statements appearing elsewhere in this Current Report.

Revenue Recognition

We recognize revenue in accordance with FASB ASC Topic 606, Revenue from Contracts with Customers. Our revenues are derived primarily from diagnostic drug and medical radioisotopes sales, cyclotron system sales (including installation and customer acceptance), and consulting services and system support services. Product revenues are generally recognized upon delivery, while cyclotron system arrangements are typically recognized upon completion of installation and formal customer acceptance, which represents the point at which control transfers to the customer. Service revenues are recognized over time as the related services are performed. Determining whether revenue should be recognized at a point in time or over time requires judgment based on the contractual terms and nature of our performance obligations.

Revenue recognition requires significant judgment, particularly in estimating variable consideration such as sales returns, customer credits, and warranty-related obligations. We record estimates for expected returns and warranty reserves as reductions of revenue or accrued liabilities based on historical experience, contractual provisions, product usage characteristics, and customer-specific factors. Although our diagnostic products are generally ordered for near-term clinical use and historically have experienced limited returns, we are required to estimate potential adjustments at the time revenue is recognized.

Because these estimates are based on judgment and assumptions about future events, actual results could differ from our estimates. Changes in assumptions related to sales returns, warranty obligations, or other forms of variable consideration could materially affect the amount and timing of revenue recognized. We reassess these estimates each reporting period to reflect current facts and circumstances.

Valuation of Common Stock

The fair value of the common stock underlying our stock-based awards was determined by our board of directors, with input from management and contemporaneous third-party valuation reports prepared by an independent valuation firm. The valuations were prepared in accordance with the AICPA Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation, and consistent with the fair value framework of ASC 820 and the measurement principles of ASC 718. In the absence of a public trading market for our common stock, our board exercised significant judgment and considered numerous objective and subjective factors to determine the fair value of our common stock as of each valuation date. In determining the fair value of our common stock, our board considered, among other factors:

●	our stage of development and business outlook;

●	contemporaneous valuations performed at periodic intervals by independent third-party specialists;

●	our historical and projected operating and financial performance;

●	our long-term financial forecasts and capital requirements;

●	the rights, preferences, and liquidation priorities of our preferred stock relative to those of our common stock;

●	the likelihood and timing of a potential liquidity event, such as an initial public offering, in light of prevailing market conditions and the nature and history of our business;

●	the lack of marketability of our common stock;

●	market multiples and valuation metrics of comparable publicly traded companies; and

●	general macroeconomic and capital market conditions

Prior to December 31, 2025, the fair value of our common stock was determined using the Option Pricing Method (“OPM”). Under the OPM, the equity value of the Company was allocated among the various classes of stock based on a model that treats each class of equity as a call option on the enterprise value of the Company, with exercise prices based on the liquidation preferences and other rights of the preferred stock.

To estimate the enterprise value used in the OPM framework, we considered both the income and market approaches. The income approach consisted of a discounted cash flow (“DCF”) analysis based on management’s long-term financial projections. The projected cash flows were discounted at a rate reflecting the risks associated with our stage of development and projected performance. The market approach consisted of applying valuation multiples derived from publicly traded companies that we deemed comparable to us based on industry focus, growth characteristics and operating profile. These multiples were applied to our forecasted financial metrics to derive implied equity values. The results of these approaches were evaluated to determine the estimated enterprise value, which was then allocated to the Company’s various classes of stock using the OPM.

After the allocation of value to each class of stock, we applied a discount for lack of marketability (“DLOM”) to the indicated value of our common stock to reflect the illiquidity of our shares prior to this offering.

As we move closer to a potential liquidity event and obtain increased visibility into possible exit scenarios, we expect to adopt a hybrid allocation methodology incorporating both the probability-weighted expected return method (“PWERM”) and the OPM, which we believe will be appropriate due to the enhanced ability to assess discrete liquidity outcomes.

Following the Closing of the Merger and the commencement of public trading of our common stock, the fair value of our common stock is based on the closing trading price of our common stock in the public market.

Stock-Based Compensation

We account for stock-based compensation in accordance with ASC 718, Compensation—Stock Compensation. Stock-based awards granted to employees, directors and non-employees are measured at their grant-date fair value and recognized as compensation expense on a straight-line basis over the requisite service period, which is generally the vesting period. Forfeitures are recognized as they occur.

We estimate the fair value of stock options using the Black-Scholes option pricing model. The use of this model requires management to make significant estimates and assumptions, including expected stock price volatility, expected term of the award, risk-free interest rate, expected dividend yield and the fair value of our common stock on the date of grant.

Because there has been no public market for our common stock during the periods presented, the fair value of our common stock has been determined by our Board of Directors with input from management. The determination of the fair value of our common stock involves significant judgment.

Expected volatility is estimated based on the historical volatility of comparable publicly traded companies with similar characteristics, including industry and stage of development. The expected term of stock options is determined using the simplified method for awards that qualify as plain-vanilla options. The risk-free interest rate is based on U.S. Treasury yields in effect at the time of grant with maturities consistent with the expected term of the awards. We have not paid dividends and do not expect to pay dividends in the foreseeable future; therefore, the expected dividend yield is zero.

The assumptions underlying these estimates are inherently uncertain and involve significant management judgment. Changes in these assumptions could materially affect the grant-date fair value of stock-based awards and the related compensation expense recognized in future periods.

Simple Agreements for Future Equity

The fair value of the SAFEs was determined using a Monte Carlo simulation model (“MCS”) in combination with OPM to model the Company’s potential future equity values and corresponding conversion outcomes. The same overall valuation framework was applied at each measurement date.

In 2024, the valuation contemplated settlement under a single expected financing scenario, as conversion upon a future financing event was the only anticipated path to settlement and the timing and magnitude of such event were uncertain. In 2025, the valuation incorporated multiple potential settlement outcomes, including a stay-private financing scenario and an alternative public offering scenario. These outcomes were incorporated within the simulation framework on a probability-weighted basis to reflect increased visibility toward discrete liquidity paths.

Significant assumptions used in these valuations included our estimated equity value, expected volatility, and the risk-free rate and the timing and assumptions regarding potential settlement scenarios and related timing considerations. Because these inputs are not directly observable in the market, the SAFEs are classified as Level 3 fair value measurements. See Note 3 Fair Value Measurement to our consolidated financial statements included elsewhere in this Current Report.

Recent Accounting Pronouncements

For a description of our recently adopted accounting pronouncements and recently issued accounting standards not yet adopted, see Note 2 Basis of Presentation and Summary of Significant Accounting Policies in the notes to our consolidated financial statements included elsewhere in this Current Report.

Quantitative and Qualitative Disclosure About Market Risk

Interest Rate Risk

Our exposure to interest rate risk relates primarily to our outstanding debt obligations. As of December 31, 2025, our debt consisted of the 2023 Term Loan and a promissory note, both of which bear interest at fixed rates. Accordingly, changes in market interest rates would not have a direct impact on our interest expense related to existing borrowings. As of December 31, 2025, we held cash and cash equivalents primarily in demand deposit accounts with financial institutions. We do not believe we have material exposure to interest rate risk related to our cash and cash equivalents. Future borrowings, if any, may be subject to variable interest rates or market conditions that could increase our cost of capital.

Inflation Risk

We believe that inflation has not had a material effect on our business, financial condition or results of operations. Nonetheless, if our costs, including employee wages and benefits and other operating expenses, were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability or failure to do so could harm our business, financial condition and results of operations.

Emerging Growth Company Status and Smaller Reporting Company Status

We are an “emerging growth company” (EGC) under the JOBS Act and may rely on certain exemptions from public company reporting requirements, including an extended transition period for adopting new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that adopt standards on public company timelines. We may use these exemptions until we no longer qualify as an EGC.

We will remain an EGC until the earliest of: (i) the end of the fiscal year following the fifth anniversary of our first registered sale of common equity, (ii) the fiscal year in which our annual gross revenue reaches $1.235 billion, (iii) the fiscal year in which we become a “large accelerated filer,” or (iv) the date we issue more than $1.0 billion in non-convertible debt over a three-year period.

We are also a “smaller reporting company” and may use scaled disclosure requirements for as long as we meet applicable thresholds relating to public float and revenue.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information regarding our current executive officers and directors, immediately following the closing of the Merger:

Name	Age	Position
Executive Officers
Kevin Cameron	57	Chief Executive Officer
Phieu Phun	53	Chief Financial Officer

Non-Employee Directors
Gregory Martin	61	Director
Douglas Boothe	62	Director
Michael Stewart	57	Executive Chairman
David Landskowsky	47	Director

Executive Officers

Kevin Cameron

Kevin Cameron served as the President and Chief Executive Officer and as a member of the Board of Directors of pre-Merger Ionetix since 2009 and as the President and Chief Executive Officer of Ionetix since the closing of the Merger in April 2026. Prior to joining Ionetix, Mr. Cameron served as President of Glass, Lewis & Co., a leading independent corporate governance research firm that he co-founded in 2003.

Before founding Glass Lewis, Mr. Cameron served as General Counsel at Moxi Digital, a technology venture founded by Microsoft co-founder Paul Allen. Previously, he served as General Counsel at NorthPoint Communications, a publicly traded broadband telecommunications company that was subsequently acquired by AT&T.

Earlier in his career, Mr. Cameron practiced law with the corporate law firm Kellogg, Huber, Hansen, Todd & Evans in Washington, D.C., and served as a law clerk to the Honorable James L. Buckley of the United States Court of Appeals for the District of Columbia Circuit.

Mr. Cameron has served on multiple public and private company boards. He holds a Juris Doctor from the University of Chicago and a Bachelor of Arts from McGill University.

Phieu Phun

Phieu Phun served as the Chief Financial Officer of pre-Merger Ionetix since April 2022 and as the Chief Financial Officer of Ionetix since the closing of the Merger in April 2026. Mr. Phun joined Ionetix from Vaxcyte, a developer of next-generation pneumococcal conjugate vaccines, where he served as Executive Director and Head of Finance.

Mr. Phun has more than 30 years of experience in finance, corporate development, and operations within the healthcare industry. During his tenure at Vaxcyte, he executed several significant financing transactions, including the company’s crossover financing, initial public offering, and follow-on offering, and provided strategic and operational leadership.

Prior to joining Vaxcyte, Mr. Phun served as Vice President and Head of Corporate Development at Proteus Digital Health. Earlier in his career, he spent more than ten years at McKesson, where he led merger and acquisition initiatives, business development activities, and operational functions with profit and loss responsibility.

Mr. Phun began his career in investment banking at J.P. Morgan, Merrill Lynch, and Lehman Brothers, where he led and participated in a wide range of merger and acquisition and financing transactions with an aggregate value exceeding $25 billion.

Non-Employee Directors

Gregory Martin served as a member of the board of directors of pre-Merger Ionetix since 2016 and as a member of the board of directors of Ionetix since the closing of the Merger in April 2026. Mr. Martin currently serves as the Chair of the Audit Committee and a member of the Compensation Committee. Mr. Martin is the Managing Director, Operations and Co-Leader of Catalysis Capital Management (“CCMI”), a multi-generational private family office. Prior to joining CCMI, Mr. Martin spent 25 years at Shamrock Holdings, the investment company for the Roy E. Disney family, where he was the President and CEO from 2016 – 2025. Mr. Martin is a seasoned finance, operational and strategic executive.

Douglas Boothe, MBA has served as a member of the board of directors of Ionetix since 2024 and as a member of the board of directors of Ionetix since the closing of the Merger in April 2026. Mr. Boothe currently serves as member of the Compensation Committee. Mr. Boothe is the CEO of Dexcel Pharma USA a specialty pharmaceutical company, commercializing branded and generic drugs. Prior to Dexcel, Mr. Boothe was the President and CEO of Akorn Pharmaceuticals, a specialty pharmaceutical company, from 2019 – 2023. Mr. Boothe is a seasoned finance and operational executive with extensive pharmaceutical industry experience.

Michael Stewart served as a member of the board of directors of pre-Merger JDEV since February 2026 and as a member of the board of directors of Ionetix since the closing of the Merger in April 2026. Mr. Stewart is the Principal of Cardiff Associates, a consulting company focused on board and management advisory engagements. Mr. Stewart is a life-long finance executive who began his career in financial services in 1992 at Barclays Global Investors and ascended to heading the equity trading division. Mr. Stewart worked in various Wall Street financial institutions and retired in 2019 as Managing Director at Credit Suisse where he was responsible for global equities. Mr. Stewart is a seasoned finance executive with extensive capital markets and investment experience.

David Landskowsky served as a member of the board of directors of pre-Merger JDEV since November 2025 and as a member of the board of directors of Ionetix since the closing of the Merger in April 2026. Mr. Landskowsky has over 25 years of experience in the financial service industry. Mr. Landskowsky Co-Founded Intuitive Venture Partners, LLC in 2010. Intuitive Venture Partners, LLC is a boutique venture investment firm that raises capital for high growth companies. David began his career at DLJ Direct, the online brokerage service of Donaldson, Lufkin, and Jenrette in 2000. He later joined the Private Equity Group at Spencer Trask Ventures, an early-stage venture capital firm. Subsequently, he transitioned to mezzanine and Pre-IPO financings in later-stage venture-backed companies. David has been a FINRA registered securities representative since 2000.

Corporate Governance

Board Composition

Our Board currently consists of Gregory Martin, Douglas Boothe, Michael Stewart and David Landskowsky. Our Restated Certificate of Incorporation provides that the total number of directors constituting the Whole Board shall be fixed from time to time exclusively by resolution adopted by a majority of the Whole Board. Each director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation, disqualification or removal.

Our Board is divided into three classes of directors, designated Class I, Class II and Class III, with staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our current directors are divided among the three classes as follows:

●	the Class I directors: Douglas Boothe and Gregory Martin, and their terms will expire at the first meeting of stockholders to be held after the completion of the Merger;

●	the Class II director: David Landskowsky, and his term will expire at the second annual meeting of stockholders to be held after the completion of the Merger; and

●	the Class III director: Michael Stewart, and his term will expire at the third annual meeting of stockholders to be held after the completion of the Merger.

Our Restated Certificate of Incorporation and amended and restated Bylaws authorize only the Board to fill vacancies on the Board, and any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The classification of our Board may have the effect of delaying or preventing changes in control of the Company.

Director Independence

The Company is not a listed issuer whose securities are listed on a national securities exchange or an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. We evaluate independence by the standards for director independence set forth in the Nasdaq Marketplace Rules. Under these rules, a director is not considered to be independent if he or she also is an executive officer or employee of the Company. Accordingly, one of our current directors, Kevin Cameron, is not an independent director as he also serves as an executive officer of the Company.

Family Relationships

There are no family relationships between or among the members of the Board or other executive officers of the Company.

Committees of the Board of Directors

Our Board has an audit committee, a compensation committee, and a nominating and governance committee, each of which, pursuant to its respective charter, will have the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors.

Audit Committee

Our audit committee is composed of Messrs. Gregory Martin, Douglas Boothe and Michael Stewart. Mr. Martin is the chair of our audit committee. Each member of our audit committee is financially literate. Our board of directors has determined that each member of our audit committee is independent within the meaning of the Nasdaq director independence standards and applicable rules of the SEC for audit committee members. Our board of directors has also determined that Mr. Martin qualifies as an “audit committee financial expert” under the rules of the SEC.

The primary purpose of our audit committee is to discharge the responsibilities of the board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits and to oversee our independent registered public accounting firm. The principal functions of our audit committee include, among other things:

●	helping the board of directors oversee our corporate accounting and financial reporting processes;

●	managing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

●	reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

●	obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law;

●	establishing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	overseeing our policies on risk assessment and risk management;

●	overseeing compliance with our code of business conduct and ethics;

●	reviewing related person transactions; and

●	approving or, as required, pre-approving audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

Our compensation committee is composed of Messrs. Gregory Martin, Douglas Boothe and Michael Stewart. Mr. Boothe is the chair of our compensation committee. The primary purpose of our compensation committee is to discharge the responsibilities of the board of directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. The principal functions of our compensation committee include, among other things:

●	reviewing, approving and determining, or making recommendations to the board of directors regarding, the compensation of our chief executive officer, other executive officers and senior management;

●	reviewing, evaluating and recommending to the board of directors succession plans for our executive officers;

●	reviewing and recommending to the board of directors the compensation paid to our non-employee directors;

●	administering our equity incentive plans and other benefit programs;

●	reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and

●	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

Each member of our compensation committee is a non-employee director as defined in Rule 16b-3 of the Exchange Act. Our board of directors has also determined that each member of our compensation committee is also an independent director within the meanings of Nasdaq’s director independence standards and applicable SEC rules.

Nominating and Governance Committee

Our nominating and governance committee is composed of Gregory Martin, Douglas Boothe, and Michael Stewart. Mr. Stewart is the chair of our nominating and governance committee. Our nominating and governance committee’s principal functions include, among other things:

●	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the board of directors;

●	considering and making recommendations to the board of directors regarding the composition and chairmanship of the committees of the board of directors;

●	instituting plans or programs for the continuing education of the board of directors and the orientation of new directors;

●	developing and making recommendations to the board of directors regarding corporate governance guidelines and matters;

●	overseeing our corporate governance practices;

●	overseeing periodic evaluations of the board of directors’ performance, including committees of the board of directors; and

●	contributing to succession planning.

Our nominating and governance committee does not currently satisfy the listing standards of Nasdaq, and therefore we are ineligible to be listed on the exchange until we satisfy these requirements.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is currently, or has been at any time, one of our officers or employees. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board during fiscal 2025. Our board of directors did not have a compensation committee prior to the Effective Time.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Information with respect to the Company’s directors and executive officers after the closing of the Merger is described in the section titled “Management” beginning on page 62.

JDEV - Non-Employee Director Compensation

JDEV did not have a policy or program for the compensation of non-employee directors.

JDEV – Executive Officer Compensation

JDEV did not have a policy or program for the compensation of its executive officers.

Ionetix - Non-Employee Director Compensation

Currently, Ionetix does not have a policy or program for the compensation of its non-employee directors. The Board intends to adopt an outside director compensation policy, which will set forth the terms upon which non-employee directors will be compensated for their service on the Board consistent with market-standard practices.

Ionetix – Executive Officer Compensation

This section discusses the material components of the executive compensation program for Ionetix’s named executive officers who appear in the “2025 Summary Compensation Table” below. In 2025, the “named executive officers” and their positions with the Company were as follows:

●	Kevin Cameron: Chief Executive Officer

●	Phieu Phun: Chief Financial Officer

This discussion contains forward-looking statements that reflect our current plans and expectations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from those summarized in this discussion.

2025 Summary Compensation Table

The following table sets forth the compensation awarded to, earned by, or paid to our named executive officers for services rendered during the fiscal year ended December 31, 2025.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards. ($)(1)	Total ($)
Kevin Cameron	2025	$423,150	-	$99,756	$522,906
Chief Executive Officer
Phieu Phun Chief Financial Officer	2025	$423,150	-	$79,805	$502,955

(1)	The amounts reported in this column represent the aggregate grant-date fair value of stock awards and option awards granted to the named executive officers during 2025, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for stock-based compensation transactions.

Base Salary

In 2025, Mr. Cameron and Mr. Phun each received annual base salaries of $423,150 . The base salaries payable was intended to provide a fixed component of compensation reflecting each executive’s skill set, experience, role and responsibilities.

Option Awards

Our equity awards are designed to align our interests and those of our stockholders with those of our employees and consultants, including our executive officers. Our board of directors is responsible for approving equity awards.

During 2025, we granted stock options to Mr. Cameron and Mr. Phun representing 325,000 and 260,000 shares of our common stock, respectively (on an as-converted basis), pursuant to our pre-Merger 2016 Equity Incentive Plan (the “2016 Plan”). The stock options have an exercise price of $0.49 per share and vest on a 4-year vesting schedule, with 25% of the shares vesting on March 17, 2025 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date. Prior to the Closing of the Merger, we granted stock options to Mr. Phun representing 400,000 shares of our common stock, pursuant to our pre-Merger 2016 EIP. No other equity awards were issued under the 2016 Plan. Following the Closing Date, no additional grants will be made under the 2016 Plan.

All stock options were granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of such award. Our stock option awards generally vest over a four-year period and may be subject to acceleration of vesting under certain termination and change in control events, as described in more detail under the subsection titled “—2016 Plan—Corporate Transactions and Change in Control” below.

Benefits

In 2025, we provided benefits to our named executive officers on the same basis as provided to all of our employees, including medical, dental, vision, life and AD&D, and short- and long-term disability insurance, flexible spending accounts, vacation and paid holidays. The named executive officers are also eligible to participate in our 401(k) plan.

Other than the director and officer insurance coverage we maintain for our directors and officers, the Company does not maintain any executive-specific health and welfare benefit or perquisites.

Ionetix – Outstanding Equity Awards at December 31, 2025

The following table sets forth information regarding unvested stock awards held by each of the Ionetix executive officers as of December 31, 2025.

		Option Awards
Name	Grant Date	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date
Kevin Cameron	08/10/2018	1,000,000	-	$0.16	08/09/2028
	06/09/2020	666,666	-	$0.19	06/08/2030
	01/15/2024	528,124	211,876	$0.31	01/14/2034
	03/17/2025		325,000	$0.49	03/16/2035
	03/27/2025	142,187	182,813	$0.49	03/26/2035
Phieu Phun	04/11/2022	956,726	86,976	$0.32	04/10/2032
	01/15/2024	179,385	81,540	$0.31	01/14/2034
	03/17/2025		260,000	$0.49	03/16/2035
	03/27/2025	113,750	146,250	$0.49	03/26/2035

Executive Compensation Arrangements

Kevin Cameron

On April 1, 2026, Ionetix entered into an offer letter with the Company’s Chief Executive Officer, Kevin Cameron, pursuant to which Mr. Cameron is entitled to an annual base salary of $550,000 per year (the “Cameron Offer Letter”). Additionally, Mr. Cameron is eligible to earn annual target bonus equal to 50% of his base salary, payable based on the achievement of individual and corporate performance goals as determined by our board of directors. See below for additional information relating to potential payments payable upon Mr. Cameron’s termination.

Phieu Phun

On April 1, 2026, Ionetix entered into an offer letter with the Company’s Chief Financial Officer, Phieu Phun, pursuant to which Mr. Phun is entitled to an annual base salary of $475,000 per year (the “Phun Offer Letter”). Additionally, Mr. Phun is eligible to earn annual target bonus equal to 40% of his base salary, payable based on the achievement of individual and corporate performance goals as determined by our board of directors. See below for additional information relating to potential payments payable upon Mr. Phun’s termination.

Potential Payments Upon Termination of Employment or Change in Control

Kevin Cameron

Pursuant to the Cameron Offer Letter, Mr. Cameron is also eligible for the severance benefits upon a “change in control” termination or a “regular termination”. Upon a change in control or a regular termination without cause or a resignation for Good Reason, Mr. Cameron is entitled to (i) a lump sum payment equal to 12 months of base salary, (ii) a pro-rated portion of his annual target bonus amount, (iii) acceleration vesting of 100% of any outstanding equity awards, and (iv) payment of group health insurance premium for up to 12 months.

Phieu Phun

Pursuant to the Phun Offer Letter, Mr. Phun is also eligible for the severance benefits upon a “change in control” termination or a “regular termination”. Upon a change in control or a regular termination without cause or a resignation for Good Reason, Mr. Phun is entitled to (i) a lump sum payment equal to nine months of base salary, (ii) a pro-rated portion of his annual target bonus amount, (iii) acceleration vesting of 100% of any outstanding equity awards, and (iv) payment of group health insurance premium for up to nine months.

Description of the 2026 Equity Incentive Plan

Set forth below is a summary of the material features of the 2026 EIP. The 2026 EIP is set forth in its entirety as an Exhibit to this Current Report on Form 8-K, and all descriptions of the 2026 EIP contained in this section are qualified by reference to the complete text of the 2026 EIP.

Purpose

The 2026 EIP is intended to (i) attract and retain the best available personnel to ensure our success and accomplish our goals, (ii) incentivize employees, directors and independent contractors with long-term equity-based compensation to align their interests with our stockholders, and (iii) promote the success of our business.

Types of Stock Awards

The 2026 EIP permits the grant of incentive stock options (ISOs) to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock awards, restricted stock unit awards (“RSU”), performance awards and other forms of stock awards to employees, directors and consultants, including employees and consultants of our affiliates.

Shares Reserves

Subject to adjustments as set forth in the 2026 EIP, the maximum aggregate number of shares of our common stock that may initially be issued under the 2026 EIP will not exceed 5,000,000 shares of common stock (representing about 4% of the fully-diluted capitalization of Ionetix immediately following the closing of the Merger and the Offering). The shares may be authorized, but unissued, or reacquired common stock. Furthermore, subject to adjustments as set forth in the 2026 EIP, in no event shall the maximum aggregate number of shares that may be issued under the 2026 EIP pursuant to an incentive stock option exceed the number set forth above plus, to the extent allowable under Section 422 of the Code and the regulations promulgated thereunder, any shares that again become available for issuance pursuant to the 2026 EIP.

In addition, the number of shares of our common stock reserved for issuance under the 2026 EIP will be subject to increase, at the discretion of our Board of Directors or a committee thereof, on January 1 of each fiscal year for a period of up to ten years, beginning on January 1, 2027 and continuing through and including January 1, 2036, in an amount equal to the lesser of (i) at the discretion of the Board, up to 4% of the shares of Common Stock outstanding (on an as-converted and fully-diluted basis) on the last day of the immediately preceding month, and (ii) such lesser amount as determined by the Board in its discretion.

Shares subject to stock awards granted under our 2026 EIP that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, do not reduce the number of shares available for issuance under our 2026 EIP. Additionally, shares become available for future grants under our 2026 EIP if they were issued stock awards under our 2026 EIP and we repurchase them or they are forfeited. This includes shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award.

Assumption or Substitution of Awards

The Plan Administrator (as defined below), from time to time, may determine to substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either: (a) assuming such award under the 2026 EIP or (b) granting a stock award under the 2026 EIP in substitution of such other company’s award. Such assumption or substitution will be permissible if the holder of the substituted or assumed award would have been eligible to be granted a stock award under the 2026 EIP if the other company had applied the rules of the 2026 EIP to such grant. In the event the Plan Administrator elects to assume an award granted by another company, subject to the requirements of Section 409A of the Code (“Section 409A”), the purchase price or the exercise price, as the case may be, and the number and nature of shares issuable upon exercise or settlement of any such stock award will be adjusted appropriately. In the event the Plan Administrator elects to grant a new option in substitution rather than assuming an existing option, such new option may be granted with a similarly adjusted exercise price. Any awards that are assumed or substituted under the 2026 EIP shall not reduce the number of shares authorized for grant under the 2026 EIP or authorized for grant to a participant in any fiscal year.

Eligibility

Employees, directors and independent contractors of us or our affiliates are all eligible to participate in the 2026 EIP. ISOs may only be granted to employees. As of the Closing Date, we have approximately 63 employees in the United States who are eligible to be granted stock awards under the 2026 EIP.

Administration

The 2026 EIP is administered by our board of directors or a committee thereof, which committee will be constituted to satisfy applicable laws (the “Plan Administrator”). To the extent desirable to qualify transactions under the 2026 EIP as exempt under Rule 16b-3 of the Exchange Act, the transactions contemplated under the 2026 EIP are structured to satisfy the requirements for exemption under Rule 16b-3.

Subject to the terms of the 2026 EIP, the Plan Administrator has the authority, in its discretion, to (i) determine the fair market value in accordance with the 2026 EIP; (ii) select the service providers to whom stock awards may be granted under the 2026 EIP; (iii) determine the number of shares to be covered by each stock award granted under the 2026 EIP; (iv) approve forms of stock award agreements for use under the 2026 EIP; (v) determine the terms and conditions, not inconsistent with the terms of the 2026 EIP, of any stock award granted thereunder; (vi) institute and determine the terms and conditions of an exchange program under the terms of the 2026 EIP (subject to stockholder approval); (vii) construe and interpret the terms of the 2026 EIP and stock awards granted pursuant to the 2026 EIP; (viii) correct any defect, supply any omission or reconcile any inconsistency in the 2026 EIP, any stock award or any award agreement; (ix) prescribe, amend and rescind rules and regulations relating to the 2026 EIP; (x) modify or amend each stock award (subject to the terms of the 2026 EIP); (xi) adjust performance goals to take into account changes in applicable laws or in accounting or tax rules, or such other extraordinary, unforeseeable, nonrecurring or infrequently occurring events or circumstances as the Plan Administrator deems necessary or appropriate to avoid windfalls or hardships; (xii) allow participants to satisfy tax withholding obligations in such manner as prescribed in the 2026 EIP; (xiii) authorize any person to execute on our behalf any instrument required to effect the grant of a stock award previously granted by the Plan Administrator; (xiv) allow a participant to defer the receipt of the payment of cash or the delivery of shares that would otherwise be due to such participant under a stock award; (xv) reduce the exercise price of any award to the then current fair market value; and (xvi) make all other determinations deemed necessary or advisable for administering the 2026 EIP.

To the extent permitted by applicable law, the Plan Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the 2026 EIP to one or more of our directors or officers. To the extent permitted by applicable laws, the Plan Administrator may delegate to one or more officers who may be (but are not required to be) insiders subject to Section 16 of the Exchange Act, the authority to do any of the following (i) designate employees who are not insiders to be recipients of stock awards, (ii) determine the number of shares to be subject to such stock awards granted to such designated employees, and (iii) take any and all actions on behalf of the Plan Administrator other than any actions that affect the amount or form of compensation of Insiders or have material tax, accounting, financial, human resource or legal consequences to us or our affiliates; provided, however, that the Plan Administrator resolutions regarding any delegation with respect to (i) and (ii) will specify the total number of shares that may be subject to the stock awards granted by such officer and that such officer may not grant a stock award to himself or herself. Any stock awards will be granted on the form of award agreement most recently approved for use by the Plan Administrator, unless otherwise provided in the resolutions approving the delegation authority.

The Plan Administrator will, in its sole discretion, determine the performance goals, if any, applicable to any stock award (including any adjustment(s) thereto that will be applied in determining the achievement of such performance goals) on or prior to the Determination Date (as defined in the 2026 EIP). The performance goals may differ from participant to participant and from stock award to stock award. The Plan Administrator shall determine and approve the extent to which such performance goals have been timely achieved and the extent to which the shares subject to such stock award have thereby been earned. Please refer to the discussion below under “-Performance Goals” for more information.

Stock awards granted to participants who are insiders subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” of the Board (as defined in the regulations promulgated under Section 16 of the Exchange Act).

Stock Options

Each stock option will be designated in the stock award agreement as either an incentive stock option (which is entitled to potentially favorable tax treatment) or a NSO. However, notwithstanding such designation, to the extent that the aggregate fair market value of the shares with respect to which ISOs are exercisable for the first time by the participant during any calendar year exceeds $100,000, such stock options will be treated as NSOs. ISOs may only be granted to employees.

The term of each stock option will be stated in the stock award agreement. In the case of an incentive stock option, the term will be ten years from the date of grant or such shorter term as may be provided in the stock award agreement. Moreover, in the case of an incentive stock option granted to a participant who owns stock representing more than 10% of the total combined voting power of all classes of our stock or the stock of any subsidiary, the term of the incentive stock option will be five years from the date of grant or such shorter term as may be provided in the stock award agreement.

The per share exercise price for the shares to be issued pursuant to exercise of a stock option will be determined by the Plan Administrator, subject to the following: in the case of an incentive stock option (i) granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any subsidiary, the per share exercise price will be no less than 110% of the fair market value per share on the date of grant; and (ii) granted to any other employee, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. In the case of an NSO, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. Notwithstanding the foregoing, stock options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to a corporate reorganization, liquidation, etc., described in Section 424(a) of the Code.

At the time a stock option is granted, the Plan Administrator will fix the period within which the stock option may be exercised and will determine any conditions that must be satisfied before the stock option may be exercised. A stock option may become exercisable upon completion of a specified period of service with us or one of our affiliates and/or based on the achievement of performance goals during a performance period as set out in advance in the participant’s award agreement. If a stock option is exercisable based on the satisfaction of performance goals, then the Plan Administrator will: (x) determine the nature, length and starting date of any performance period for such stock option; (y) select the performance goals to be used to measure the performance; and (z) determine what additional vesting conditions, if any, should apply. Please refer to the discussion below under “-Performance Goals” for more information. The Plan Administrator will also determine the acceptable form of consideration for exercising a stock option, including the method of payment.

If a participant ceases to be a service provider other than for “Cause” (as defined in the 2026 EIP), the participant may exercise his or her stock option within such period of time as is specified in the stock award agreement to the extent that the stock option is vested on the date of termination (but in no event later than the expiration of the term of such stock option). In the absence of a specified time in the stock award agreement, to the extent vested as of a participant’s termination, the stock option will remain exercisable for 12 months following a termination for death or disability, and 3 months following a termination for any other reason. Any outstanding stock option (including any vested portion thereof) held by a participant shall immediately terminate in its entirety upon the participant being first notified of his or her termination for Cause.

Stock Appreciation Rights

The Plan Administrator will determine the terms and conditions of each SAR, provided that the exercise price for each SAR will be no less than 100% of the fair market value of the underlying shares of common stock on the date of grant. A SAR may become exercisable upon completion of a specified period of service with us or one of our affiliates and/or based on the achievement of performance goals during a performance period as set out in advance in the participant’s award agreement. If a SAR is exercisable based on the satisfaction of performance goals, then the Plan Administrator will: (x) determine the nature, length and starting date of any performance period for such SAR; (y) select the performance goals to be used to measure the performance; and (z) determine what additional vesting conditions, if any, should apply. Please refer to the discussion below under “-Performance Goals” for more information. Upon exercise of a SAR, a participant will receive payment from us in an amount determined by multiplying the difference between the fair market value of a share on the date of exercise over the exercise price by the number of shares with respect to which the SAR is exercised. SARs may be paid in cash or shares of common stock, as determined by the Plan Administrator. SARs are exercisable at the times and on the terms established by the Plan Administrator.

Restricted Stock and RSUs

Restricted stock awards are grants of shares of common stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse in accordance with terms and conditions established by the Plan Administrator. Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one share of common stock. Restrictions may lapse upon the completion of a specified period of service with us or one of our affiliates and/or based on the achievement of performance goals during a performance period as set out in advance in the participant’s award agreement. If the unvested shares of restricted stock or RSUs are being earned upon the satisfaction of performance goals, then the Plan Administrator will: (x) determine the nature, length and starting date of any performance period for each unvested share or RSU; (y) select the performance goals to be used to measure the performance; and (z) determine what additional vesting conditions, if any, should apply.

In determining whether restricted stock or RSUs should be granted, and/or the vesting schedule for such a stock award, the Plan Administrator may impose whatever conditions on vesting as it determines to be appropriate. For example, the Plan Administrator may determine to grant restricted stock or RSUs only if performance goals established by the Plan Administrator are satisfied. Any performance goals may be applied on a Company-wide or an individual business unit basis, as determined by the Plan Administrator. Please refer to the discussion below under “-Performance Goals” for more information.

During the period of restriction, participants holding restricted stock may exercise full voting rights and will be entitled to receive all dividends and other distributions paid, in each case with respect to such shares unless the Plan Administrator determines otherwise. If any such dividends or distributions are paid in shares, the shares will be subject to the same restrictions, including without limitation restrictions on transferability and forfeitability, as the restricted stock with respect to which they were paid. During the period of restriction, such dividends or other distributions shall be subject to the same restrictions and risk of forfeiture as the shares of restricted stock with respect to which the dividends accrue and shall not be paid or distributed unless and until such related shares have vested and been earned.

During the vesting period, participants holding RSUs will hold no voting rights by virtue of such RSUs. The Plan Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of RSUs that may be settled in cash, in shares of equivalent value, or in some combination thereof.

Nontransferability of Stock Awards

Unless determined otherwise by the Plan Administrator, a stock award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. If the Plan Administrator makes a stock award transferable, such stock award will contain such additional terms and conditions as the Plan Administrator deems appropriate; provided, however, that in no event may any stock award be transferred for consideration to a third-party financial institution.

Recoupment Policy

All benefits under the 2026 EIP are subject to the Company’s ability to recover incentive-based compensation from executive officers, as is or may be required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated thereunder, or any “clawback” provision required by applicable law or the listing standards of any applicable stock exchange or national market system.

Adjustment

In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization or reclassification of the shares, subdivision of the shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of common stock or other securities of us or other significant corporate transaction, or other change affecting common stock occurs, the Plan Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the 2026 EIP, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the 2026 EIP and/or the number, class, kind and price of securities covered by each outstanding stock award; provided that all such adjustment will be made in a manner that does not result in taxation under Section 409A.

Corporate Transactions and Change in Control

In the event of (i) a transfer of all or substantially all of our assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of us with or into another corporation, entity or person, (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner directly or indirectly, of more than 50% of our then outstanding capital stock or (iv) a Change in Control (as defined in 2026 EIP), each outstanding stock award (vested or unvested) will be assumed by the buyer subject to accelerated vesting if the service provider’s employment is terminated without cause by the buyer within the 24-month period immediately following consummation of such Change in Control. Additionally, if the buyer does not assume each outstanding stock award, then such award shall become fully vested immediately prior to consummation of such Change in Control.

Amendment, Termination and Duration of the 2026 EIP

The 2026 EIP will continue in effect for a term of 10 years measured from the date the 2026 EIP was approved by the Board, unless terminated earlier under the terms of the 2026 EIP. The Plan Administrator may at any time amend, alter, suspend or terminate the 2026 EIP.

U.S. Federal Tax Aspects

A participant who receives a stock option or SAR will not have taxable income upon the grant of the stock option or SAR. For NSOs and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares over the exercise price-the appreciation value-on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares generally will be long-term or short-term capital gain or loss, depending on whether the shares are held for more than one year.

The purchase of shares upon exercise of an ISO will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition of the shares will be capital gain or loss and/or ordinary income depending upon whether the participant holds the shares transferred upon exercise for a specified period. If the shares are held for the specified period, any gain generally will be taxed at long-term capital-gain rates. If the shares are not held for the specified period, generally any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price will be treated as ordinary income. Any additional gain generally will be taxable at long-term or short-term capital-gain rates, depending on whether the participant held the shares for more than one year after the exercise date.

A participant who receives restricted stock will not have taxable income until vesting unless the participant timely files an election under Section 83(b) of the Code to be taxed at the time of grant (“Section 83(b) election”). The participant will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any) if no such election is made. Any additional gain or loss recognized upon any later disposition of the shares generally will be long-term or short-term capital gain or loss, depending on whether the shares are held for more than one year. If a participant timely files a Section 83(b) election, the participant will recognize ordinary income equal to the fair market value of the shares at the time of purchase or grant less the amount paid for such shares (if any).

A participant who receives RSUs, performance units or performance shares will not have taxable income upon grant of the stock award; instead the participant will be taxed upon settlement of the stock award. The participant will recognize ordinary income equal to the fair market value of the shares or the amount of cash received by the participant. In addition, Section 409A imposes certain restrictions on deferred compensation arrangements. Stock awards that are treated as deferred compensation under Section 409A are intended to meet the requirements of this section of the Code.

The Plan Administrator may, at its discretion and pursuant to such procedures as it may specify from time to time, permit a participant to satisfy such withholding or deduction obligations or any other tax-related items, in whole or in part by (without limitation) paying cash, electing to have us withhold otherwise deliverable cash or shares, or delivering to us already-owned shares; provided that, unless the Plan Administrator permits otherwise, any proceeds derived from a cashless exercise must be an approved broker-assisted cashless exercise or the cash or shares withheld or delivered must be limited to avoid financial accounting charges under applicable accounting guidance or shares must have been previously held for the minimum duration required to avoid financial accounting charges under applicable accounting guidance. The fair market value of the shares to be withheld or delivered will be determined based on such methodology that we deem to be reasonable and in accordance with applicable laws.

We will be entitled to a tax deduction in connection with a stock award under the 2026 EIP only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes the income. Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Plan Administrator considers the deductibility of compensation as one factor in determining executive compensation, the Plan Administrator retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key employees.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Below, we describe transactions since January 1, 2024, in which the amounts involved exceeded or will exceed the lesser of (i) $120,000 and (ii) 1% of the average total assets of the Company at year end for the last two completed fiscal years, between the Company and any of our directors, executive officers, or beneficial holders of more than 5% of Ionetix’s pre-Merger capital stock. Other than as described below, there have not been transactions to which we have been a party other than compensation arrangements, which are described under “Compensation of Directors and Executive Officers.” The following description is historical and has not been adjusted to give effect to the Merger.

JDEV Acquisition Corp.

On December 10, 2025, the Company issued promissory notes (the “Notes”) to five stockholders of the Company pursuant to which the Company agreed to repay the sum of any and all amounts advanced to the Company, on such date that the Company’s common stock is listed for trading on a nationally recognized exchange in the United States. The Notes bear interest at a rate of 5% per annum, payable on the maturity date of the Notes. As of December 31, 2025, the amount due under the Notes was $25,000. The Notes were repaid at the closing of the Merger.

The Company currently uses the office space and equipment of its management at no cost.

Ionetix Corporation

Operating Lease

The Company leases a building for R&D and production use from one of the Company’s investors. The terms of the lease were negotiated on an arm’s-length basis. The lease commenced in February 2021 and expires in January 2031. The monthly base rent is immaterial and the lease is accounted for as an operating lease. Operating lease cost related to this lease was immaterial for the years ended December 31, 2025 and 2024. As of December 31, 2025 and 2024, Ionetix’s operating lease right-of-use assets are $0.3 million and $0.4 million, respectively, and total operating lease liabilities of $0.3 million and $0.4 million, respectively. Of the total lease liabilities, current liabilities were immaterial as of December 31, 2025 and 2024, respectively, with the remaining $0.3 million classified as long-term liabilities.

2023 Term Loan

In February 2023, Ionetix entered into a note payable agreement with a principal amount of $5.5 million and an interest rate of 17% per annum (the “2023 Term Loan”) with an existing investor of Ionetix Corporation who is a related party. The 2023 Term Loan matures in May 2026, as amended. Interest accrues at a stated rate of 17% per annum and is payable at maturity. No principal payments have been made since issuance.

In connection with the issuance of the 2023 Term Loan, Ionetix issued 220,000 warrants to purchase shares of Series F redeemable convertible preferred stock at an exercise price of $1.40 per share (the “Preferred Stock Warrants”). The Preferred Stock Warrants expire in February 2033. The Preferred Stock Warrants are classified as a liability and are remeasured at fair value at each reporting date, with changes in fair value recognized in other expense, net in the consolidated statements of operations.

During the year ended December 31, 2025, the investor exercised 110,000 of the Preferred Stock Warrants. As of December 31, 2025 and 2024, 110,000 and 220,000 Preferred Stock Warrants were outstanding, respectively.

In July 2024, Ionetix amended the 2023 Term Loan to extend the maturity date from August 2024 to February 2025. In connection with the amendment, Ionetix issued 250,000 common stock warrants to the creditor.

In 2025, Ionetix entered into additional amendments to extend the maturity date to May 2026. In connection with these amendments, Ionetix Corporation issued an aggregate of 1,000,000 additional common stock warrants to the creditor. Additionally, a portion of the accrued interest of $0.4 million was converted to a SAFE issued to the note holder, with an aggregate principal amount of $0.4 million. The terms of the SAFE with warrant coverage issued on the same terms as the other investors in that financing.

The common stock warrants are equity classified. The fair value of the warrants issued in connection with the amendments was recorded as a debt discount and is amortized to interest expense over the remaining term of the 2023 Term Loan. The fair value of warrants issued in 2024 was immaterial and $0.2 million in 2025.

The outstanding principal balance of the 2023 Term Loan was $5.5 million at December 31, 2025 and 2024. Accrued interest payable was $0.2 million and $0 at December 31, 2025 and 2024, respectively. The unamortized debt discount related to issued common stock warrants was $0.2 million at December 31, 2025 and immaterial at December 31, 2024. Total interest expense related to the 2023 Term Loan, including amortization of debt discount, was $1.5 million and $1.3 million for the years ended December 31, 2025 and 2024, respectively.

Related Party Advances

During the years ended December 31, 2024 and 2025, the Company received short-term advances from related parties to support the Company’s liquidity needs. These advances were unsecured, non-interest bearing, and payable on demand.

During the year ended December 31, 2024, advances from an executive officer and a member of the Company’s Board of Directors totaled $1.7 million. All such advances were repaid during 2024, and no amounts were outstanding as of December 31, 2024.

During the year ended December 31, 2025, advances from an executive officer, a member of the Company’s Board of Directors, and an existing investor who is a related party totaled $2.3 million. Of these advances, approximately $0.5 million was converted into SAFEs with warrant coverage issued in December 2025 in connection with the Company’s November and December 2025 SAFE financing. The SAFEs issued upon conversion were on substantially the same terms as those issued to other investors in that financing. The remaining advances were repaid in cash during 2025. No related party advances were outstanding as of December 31, 2025.

Promissory Note

In April 2025, Ionetix Corporation issued an unsecured promissory note to a member of Ionetix’s Board of Directors in the principal amount of $0.4 million. The note bears interest at 11% per annum and matures on April 9, 2026. Interest is payable at maturity, and all unpaid principal and accrued interest are due on the maturity date. As of December 31, 2025, the outstanding principal balance of the note was $0.4 million and accrued interest was immaterial.

SAFE Issuance

In November 2025, a member of the Company’s Board of Directors purchased a SAFE in the principal amount of $0.2 million. The SAFE was issued on substantially the same terms as other SAFEs issued in November 2025 and did not include warrant coverage.

Registration Rights Agreement

The description set forth above under the caption “The Merger and Related Transactions—Registration Rights” is incorporated herein by reference. All of our directors, executive officers and holders of more than 5% of our capital stock are parties to the Registration Rights Agreement.

Termination Agreement

In connection with the Merger, we entered into the Termination Agreement with Eli Lilly and Company, a beneficial owner of more than 5% of our common stock, pursuant to which we issued 277,696 Additional Shares to Lilly as consideration for the termination of the Prior Agreements. See “The Merger and Related Transactions—Termination Agreement” above for a description of the Termination Agreement.

Indemnification Agreements

We maintain indemnification agreements with each of our current directors and executive officers. The indemnification agreements and our Amended and Restated Bylaws will require us to indemnify our directors to the fullest extent not prohibited by DGCL. Subject to very limited exceptions, our Amended and Restated Bylaws will also require us to advance expenses incurred by our directors and officers.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 9, 2026, immediately following the closing of the Merger and the Offering, by:

●	each of our named executive officers;

●	each of our directors;

●	all of our current directors and executive officers as a group; and

●	each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

The percentage of shares beneficially owned is computed on the basis of 105,360,154 shares of common stock outstanding as of April 9, 2026, after giving effect to the Merger, the Offering, and the issuance of 277,696 Additional Shares pursuant to the Termination Agreement. Shares of common stock that a person has the right to acquire within 60 days of April 9, 2026 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated, the address of each beneficial owner in the table below is 3130 Sovereign Drive, Lansing, MI 48911.

Name	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned

5% Stockholders
Ospraie Real Assets Fund LP (1)	23,290,831	21.09%
Eli Lilly and Company	8,411,397	7.98%
Shamrock Ionetix, LLP (2)	7,211,396	6.84%
Tees Rivers Isotopes Fund SLP	5,372,142	5.10%

Directors and Named Executive Officers
Kevin Cameron (3)	6,549,836	6.14%
Michael Stewart	880,000	0.84%
David Landskowsky (7)	880,000	0.84%
Phieu Phun (4)	708,303	0.67%
Gregory S. Martin (5)	311,908	0.30%
Douglas Boothe (6)	20,382	0.02%

Directors and Executive Officers as a Group	9,350,430	8.70%

(1)	Includes 5,084,485 warrants exercisable to purchase common stock within 60 days.

(2)	Includes 55,154 warrants exercisable to purchase common stock within 60 days.

(3)	Includes 1,243,054 stock options exercisable within 60 days.

(4)	Includes 708,303 stock options exercisable within 60 days.

(5)	Includes 131,618 stock options exercisable within 60 days.

(6)	Includes 20,382 stock options exercisable within 60 days.

(7)	Includes 168,910 warrants exercisable to purchase common stock within 60 days.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Our common stock is not listed on a national securities exchange, an over-the-counter market or any other exchange. Therefore, there is no trading market, active or otherwise, for our common stock and our common stock may never be included for trading on any stock exchange, automated quotation system or any over-the-counter market.

As of the date of this Current Report, we have 105,360,154 shares of common stock outstanding held by approximately 470 stockholders of record.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

Shares Eligible for Future Sale

Prior to the Merger, there has been a limited public market for our common stock. Future sales of our common stock, including shares issued upon the exercise of options or warrants that we may issue, in the public market after the Merger, or the perception that those sales may occur, could cause the prevailing price for our common stock to fall or impair our ability to raise equity capital in the future. As described below, only a limited number of shares of our common stock will be available for sale in the public market for a period of several months after consummation of the Merger due to legal restrictions on resale. Future sales of our common stock in the public market either before (to the extent permitted) or after restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing price of our common stock at such time and our ability to raise equity capital at a time and price we deem appropriate.

Upon the closing of the Offering and the issuance of the Additional Shares pursuant to the Termination Agreement, we had 105,360,154 shares of our common stock outstanding, of which our directors and executive officers beneficially own an aggregate of 7,247,073 shares. Of those outstanding shares, no shares of common stock are freely tradable, without restriction, as of the date of this Current Report. No shares issued in connection with the Merger or the Offering can be publicly sold under Rule 144 under the Securities Act until 12 months after the date of filing this Current Report.

Sale of Restricted Shares

Of the 105,360,154 shares of common stock outstanding upon completion of the Transactions, including the Additional Shares issued pursuant to the Termination Agreement, all of such shares will be “restricted securities” as such term is defined in Rule 144. These restricted securities were issued and sold by us, or will be issued and sold by us, in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144 or Rule 701, which rules are summarized below.

Rule 144

Pursuant to Rule 144 promulgated under the Securities Act, sales of the securities of a former shell company, such as us, under that rule are not permitted (i) until at least 12 months have elapsed from the date on which this Current Report, reflecting our status as a non-shell company, is filed with the SEC and (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Current Reports on Form 8-K. We intend to register such shares for re-sale under the Securities Act but are currently a “voluntary filer” and are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. As a result, unless we register such shares for sale under the Securities Act, most of our stockholders will be forced to hold their shares of our common stock for at least that 12-month period before they are eligible to sell those shares, and even after that 12-month period, sales may not be made under Rule 144 unless we and the selling stockholders are in compliance with other requirements of Rule 144.

In general, Rule 144 provides that (i) any of our non-affiliates that has held restricted common stock for at least 12 months is thereafter entitled to sell its restricted stock freely and without restriction, provided that we remain compliant and current with our SEC reporting obligations, and (ii) any of our affiliates, which includes our directors, executive officers and other person in control of us, that has held restricted common stock for at least 12 months is thereafter entitled to sell its restricted stock subject to the following restrictions: (a) we are compliant and current with our SEC reporting obligations, (b) certain manner of sale provisions are satisfied, (c) a Form 144 is filed with the SEC, and (d) certain volume limitations are satisfied, which limit the sale of shares within any three-month period to a number of shares that does not exceed 1% of the total number of outstanding shares or, if our common stock is then listed or quoted for trading on a national securities exchange, then the greater of 1% of the total number of outstanding shares and the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of the Form 144 with respect to the sale. A person who has ceased to be an affiliate at least three months immediately preceding the sale and who has owned such shares of common stock for at least one year is entitled to sell the shares under Rule 144 without regard to any of the limitations described above.

Regulation S

Regulation S under the Securities Act provides that shares owned by any person may be sold without registration in the U.S., provided that the sale is effected in an offshore transaction and no directed selling efforts are made in the U.S. (as these terms are defined in Regulation S), subject to certain other conditions. In general, this means that our shares of common stock may be sold in some other manner outside the United States without requiring registration in the United States.

Rule 701

In general, under Rule 701 as currently in effect, any of our employees, directors, officers, consultants or advisors who acquired common stock from us in connection with a written compensatory stock or option plan or other written agreement, in compliance with Rule 701 under the Securities Act, before the effective date of the Merger (to the extent such common stock is not subject to a lock-up agreement) is entitled to rely on Rule 701 to resell such shares beginning 90 days after we become subject to the public company reporting requirements of the Exchange Act in reliance on Rule 144, but without compliance with the holding period requirements contained in Rule 144. Accordingly, subject to any applicable lock-up agreements, beginning 90 days after we become subject to the public company reporting requirements of the Exchange Act, under Rule 701 persons who are not our “affiliates,” as defined in Rule 144, may resell those shares without complying with the minimum holding period or public information requirements of Rule 144, and persons who are our “affiliates” may resell those shares without compliance with Rule 144’s minimum holding period requirements (subject to the terms of the lock-up agreements described above, if applicable).

Stock Plans

We intend to file with the SEC a registration statement under the Securities Act covering the shares of common stock that are reserved for issuance under the 2026 EIP. Such registration statement is expected to be filed and become effective as soon as practicable after the consummation of the Merger and the registration of our shares of common stock with the SEC pursuant to a registration statement on Form S-8. Accordingly, shares registered under such registration statement will be available for sale in the open market following its effective date, subject to Rule 144 volume limitations and the lock-up agreements described above, if applicable.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the most important terms of our capital stock following the Merger and the Offering. Because it is only a summary, it does not contain all the information that may be important to you and the descriptions herein are qualified by reference to our Restated Certificate of Incorporation and Amended and Restated Bylaws. For a complete description, you should refer to our Restated Certificate of Incorporation and Amended and Restated Bylaws, which are included as exhibits hereto, and to the applicable provisions of Delaware law.

We have authorized capital stock consisting of 510,000,000 shares, consisting of two classes: 500,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and 10,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

As of the date of this Current Report, we had 105,360,154 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding. Unless stated otherwise, the following discussion summarizes the terms and provisions of our Restated Certificate of Incorporation and our Amended and Restated Bylaws.

Common Stock

Dividend Rights

Subject to applicable law and the rights and preferences, if any, of any holders of any outstanding series of preferred stock, the holders of our common stock are entitled to receive dividends if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine, payable either in cash, in property or in shares of capital stock.

Voting Rights

Holders of our common stock are entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the Restated Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote on such amendment pursuant to the Restated Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock). We have not provided for cumulative voting for the election of directors in our Restated Certificate of Incorporation. Accordingly, holders of a majority of the shares of our common stock will be able to elect all of our directors. Our Restated Certificate of Incorporation establishes a classified board of directors, to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution, or winding-up and after payment in full of all amounts required to be paid to creditors and to any holders of preferred stock having liquidation preferences, if any, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, vesting, powers (including voting powers), preferences, and relative, participating, optional or other rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders.

Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding or above the total number of authorized shares of the class, without any further vote or action by our stockholders. Our board of directors may, without stockholder approval, authorize the issuance of preferred stock with voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock and could have anti-takeover effects. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control or the removal of existing management and might adversely affect the market price of our common stock.

Stock Options

Pursuant to the Merger Agreement, we approved and adopted the 2026 EIP and reserved 11,935,626 shares of our common stock for future issuance under the 2026 EIP, comprised of (i) 6,935,626 shares of our common stock issuable upon the exercise of the Assumed Options and (ii) 5,000,000 shares of our common stock reserved for future issuances of incentive awards under the 2026 EIP at the discretion of our Board to officers, key employees, consultants and directors. As of the Effective Time, we had outstanding stock options to purchase an aggregate of 6,935,626 shares of our common stock with a weighted-average exercise price of $0.72, as a result of our assumption of the Assumed Options.

Warrants

As of the Closing Date, we had outstanding warrants to purchase an aggregate of 9,014,515 shares of common stock, with a weighted-average exercise price of $1.53 per share.

Registration Rights Agreement

For a description of the Registration Rights Agreement that we entered into in connection with the Merger and the Offering, see “Completion of Acquisition or Disposition of Assets—The Merger and Related Transactions—Registration Rights” above. All descriptions of the Registration Rights Agreement herein are qualified in their entirety by reference to the text thereof filed as Exhibit 10.4 hereto and incorporated herein by reference.

Anti-Takeover Provisions

The provisions of the DGCL, our Restated Certificate of Incorporation, and our Amended and Restated Bylaws following the Offering could have the effect of delaying, deferring, or discouraging another person from acquiring control of our Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of our Company to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in their best interest or in our best interests, including transactions that might result in a premium over the prevailing market price of our common stock.

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner as summarized below. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding shares owned by persons who are directors and also officers, and employee stock plans in some instances, but not the outstanding voting stock owned by the interested stockholder; or

●	at or after the time the stockholder became interested, the business combination was approved by our board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge, or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Restated Certificate of Incorporation and Restated Bylaw Provisions

Our Restated Certificate of Incorporation and our Amended and Restated Bylaws will include a number of provisions that may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of our management team or changes in our board of directors or our governance or policy, including the following:

●	Board Vacancies. Our Amended and Restated Bylaws and Restated Certificate of Incorporation provide, subject to the special rights of the holders of any series of preferred stock to elect directors, that any vacancy occurring in the Board for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (a) the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders or (b) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders. Any director chosen to fill a vacancy will hold office until the expiration of the term of the class for which he or she was elected and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, disqualification or removal. In addition, the number of directors constituting the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships (the “Whole Board”) is permitted to be set only by a resolution adopted by a majority of the Whole Board. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of the board of directors, but promotes continuity of management.

●	Classified Board. Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that our board of directors is classified into three classes of directors. The existence of a classified board of directors could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror. See the section titled “Management—Corporate Governance— Board Composition” for additional information.

●	Directors Removed Only for Cause. Our Restated Certificate of Incorporation provides that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

●	Requirements for Amendments of Our Restated Certificate of Incorporation and Amended and Restated Bylaws. Our Restated Certificate of Incorporation further provides that the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, will be required to amend certain provisions of our Restated Certificate of Incorporation, including provisions relating to the classified board, the size of the board of directors, removal of directors, special meetings, actions by written consent, and designation of our preferred stock; provided that if two-thirds (2/3) of the Whole Board has approved such amendment, then only the affirmative vote of the holders of at least a majority of such voting power shall be required. The affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws; provided that if two-thirds (2/3) of the Whole Board has approved such adoption, amendment or repeal, then only the affirmative vote of the holders of at least a majority of such voting power shall be required. The Board shall also have the power to adopt, amend or repeal the Bylaws by the approval of a majority of the Whole Board.

●	Stockholder Action; Special Meetings of Stockholders. Our Restated Certificate of Incorporation provides that our stockholders may not take action by written consent but may only take action at annual or special meetings of our stockholders. As a result, holders of our capital stock would not be able to amend our Amended and Restated Bylaws or remove directors without holding a meeting of our stockholders called in accordance with our Amended and Restated Bylaws. Our Restated Certificate of Incorporation and our Amended and Restated Bylaws provide that special meetings of our stockholders may be called only by the Chairperson of the Board, the Chief Executive Officer, the Lead Independent Director (as defined in the Bylaws) or the Board acting pursuant to a resolution adopted by a majority of the Whole Board, and may not be called by any other person or persons. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

●	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Amended and Restated Bylaws provides advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our Amended and Restated Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.

●	No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Restated Certificate of Incorporation and Amended and Restated Bylaws do not provide for cumulative voting.

●	Issuance of Undesignated Preferred Stock. Our Restated Certificate of Incorporation provides our board the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise.

●	Choice of Forum. Our Restated Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum and to the fullest extent permitted by law, that the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom, will be the sole and exclusive forum for: (a) any derivative action, suit or proceeding brought on behalf of us; (b) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, or agent of ours to the Corporation or the Corporation’s stockholders, or any action asserting a claim for aiding and abetting any such breach of fiduciary duty; (c) any action, suit or proceeding asserting a claim against us or any current or former director, officer or employee of ours arising out of or pursuant to, or seeking to enforce any right, obligation or remedy under, or to interpret, apply, or determine the validity of, any provision of the DGCL, the Restated Certificate of Incorporation or the Amended and Restated Bylaws (as each may be amended from time to time); (d) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (e) any action, suit or proceeding asserting a claim against us or any current or former director, officer or employee of ours governed by the internal affairs doctrine, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. However, such forum selection provisions will not apply to actions, suits or proceedings brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. The Restated Certificate of Incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. As noted above, the Restated Certificate of Incorporation provides that the federal district courts of the United States will have exclusive jurisdiction over any action asserting a cause of action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce such provision. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As noted above, the Restated Certificate of Incorporation provides that the choice of forum provision does not apply to suits brought to enforce any duty or liability created by the Exchange Act. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum selection provisions in the Restated Certificate of Incorporation.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provisions contained in the Restated Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.

Limitation on Liability and Indemnification of Directors and Officers

The Amended and Restated Bylaws provides that our directors and officers, and directors and officers of our predecessor, will be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, provided that such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The Amended and Restated Bylaws also provide for advancement of expenses in advance of final disposition, subject to an undertaking to repay if indemnification is not warranted.

The Amended and Restated Bylaws will also permit us to purchase and maintain insurance on behalf of any officer, director, employee or agent of ours for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be Vstock Transfer. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598, and its telephone number is (212) 828-8436.

Stock Quotation

OUR COMMON STOCK IS CURRENTLY NOT LISTED ON A NATIONAL SECURITIES EXCHANGE OR ANY OTHER EXCHANGE, OR QUOTED ON AN OVER THE COUNTER MARKET. FOLLOWING COMPLETION OF THE OFFERING, WE INTEND TO CAUSE OUR COMMON STOCK TO BE QUOTED ON THE OTC MARKETS QB TIER AS SOON AS PRACTICABLE FOLLOWING THE EFFECTIVENESS OF THE REGISTRATION STATEMENT. HOWEVER, WE CANNOT ASSURE YOU THAT WE WILL BE ABLE TO DO SO AND, EVEN IF WE DO SO, THERE CAN BE NO ASSURANCE THAT OUR COMMON STOCK WILL CONTINUE TO BE QUOTED ON THE OTC MARKETS OR QUOTED OR LISTED ON ANY OTHER MARKET OR EXCHANGE, OR THAT AN ACTIVE TRADING MARKET FOR OUR COMMON STOCK WILL DEVELOP OR CONTINUE.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

We are currently not aware of any pending legal proceedings to which we, or any of our officers or directors in their capacity as such, are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The Offering

The information regarding the Offering and the Placement Agent Warrants set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Merger and Related Transactions— The Offering” and “Description of Capital Stock” is incorporated herein by reference.

On April 9, 2026, in connection with the Offering, we issued an aggregate of 10,777,279 shares of common stock at a price of $3.00 per share for aggregate gross consideration of $32.3 million to 267 accredited investors. In connection with the Offering, we also issued to the Placement Agents Placement Agent Warrants to purchase an aggregate of 862,182 shares of our common stock at an exercise price of $3.00 per share. These transactions were exempt from registration under Section 4(a)(2) of the Securities Act as not involving any public offering or Rule 506(b) of Regulation D promulgated thereunder.

In connection with the Merger, we also issued 277,696 shares of our common stock to Eli Lilly and Company pursuant to the Termination Agreement as consideration for the termination of certain pre-Merger agreements. The issuance of such shares was exempt from registration under Section 4(a)(2) of the Securities Act as not involving any public offering.

Securities Issued in Connection with the Merger

On April 9, 2026, pursuant to the terms of the Merger Agreement, each share of Ionetix Capital Stock issued and outstanding immediately prior to the Effective Time was converted into the right to receive 0.5014 shares of our common stock, rounded to the nearest whole share. The Assumed Options that remained outstanding and unexercised immediately prior to the Effective Time were assumed by the Company and converted into options to purchase an aggregate of 6,935,626 shares of our common stock. Immediately after the Merger and pursuant to the Merger Agreement, 4,400,000 Retained Pre-Merger Shares were retained by our pre-Merger stockholders following the stock forfeiture. See “Description of Capital Stock” for more information.

These transactions were exempt from registration under Section 4(a)(2) of the Securities Act as not involving any public offering or Regulation D promulgated thereunder. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Sales of Unregistered Securities of Ionetix

The following list sets forth information as to all securities Ionetix sold from January 1, 2023, through immediately prior to the consummation of the Merger, which were not registered under the Securities Act. The following description is historical and has not been adjusted to give effect to the Merger. The proceeds from these sales were used by Ionetix for working capital.

1.	Between January 1, 2023 and September 24, 2025, Ionetix issued simple agreements for future equity for an aggregate purchase amount of $26,036,328 to investors of Ionetix. The simple agreements for future equity has been converted into 18,597,377 shares of Ionetix’s Series F Preferred Stock at a price per share of $1.40 on October 31, 2025. Ionetix relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

2.	On May 7, 2023, Ionetix issued a 3-year $10,000,000 convertible note with 7% payment-in-kind annual interest. The convertible note and the unpaid accrued interest have been converted into 8,338,614 shares of Ionetix’s Series F Preferred Stock at a price per share of $1.40 on October 31, 2025. Ionetix relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

3.	On July 22, 2024, Ionetix issued a 2-year $10,000,000 convertible note with 8% payment-in-kind annual interest. The convertible note and the unpaid accrued interest have been converted into 7,883,366 shares of Ionetix’s Series F Preferred Stock at a price per share of $1.40 on October 31, 2025. Ionetix relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

4.	Between November 5, 2025 and November 6, 2025, Ionetix issued simple agreements for future equity for an aggregate purchase amount of $400,000 to investors of Ionetix. Ionetix relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

5.	Between November 20, 2025 and April 4, 2026, Ionetix issued simple agreements for future equity for an aggregate purchase amount of $5,806,772 to investors of Ionetix. As part of the simple agreements for future equity, Ionetix issued penny common stock warrants to purchase 4,147,694 shares of Ionetix’s common stock at an exercise price of $0.01 per share. Ionetix relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information contained in Item 5.03, “Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated herein by reference.

Item 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

As of the Effective Time, TAAD, LLP (“TAAD”), was dismissed as the independent registered public accounting firm of the Company. As of the Effective Time, the board of directors approved the appointment of M&K CPAS, PLLC (“M&K”) to serve as our independent registered public accounting firm for the years ended December 31, 2025 and 2024.

Item 5.01 CHANGES IN CONTROL OF REGISTRANT.

The information regarding change of control of the Company in connection with the Merger set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Merger and Related Transactions—Merger Agreement” is incorporated herein by reference.

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The information regarding departure and election of our directors and departure and appointment of our principal officers in connection with the Merger set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Merger and Related Transactions—Departure and Appointment of Directors and Officers” is incorporated herein by reference.

For information regarding the terms of employment of our newly appointed executive officers, see “Compensation of Directors and Executive Officers—Executive Compensation Arrangements” in Item 2.01 of this Current Report, which description is incorporated herein by reference.

For certain biographical, related party and other information regarding our newly appointed executive officers, see the disclosure under the headings “Management” and “Certain Relationships and Related Party Transactions” in Item 2.01 of this Current Report, which disclosures are incorporated herein by reference.

For information about compensation to our directors, see “Compensation of Directors and Executive Officers” in Item 2.01 of this Current Report, which description is incorporated herein by reference. For information about the committees each director serves on, see “Management—Committees of the Board of Directors” in Item 2.01 of this Current Report, which description is incorporated herein by reference. There are no arrangements or understandings pursuant to which any of our current directors was appointed as a director. For certain biographical, related party and other information regarding our newly appointed directors, see the disclosure under the headings “Management” and “Certain Relationships and Related Party Transactions” in Item 2.01 of this Current Report, which disclosures are incorporated herein by reference.

Item 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Amendments to Certificate of Incorporation

At the Effective Time, we amended and restated our certificate of incorporation. Stockholders holding all of the then outstanding shares of our common stock approved the amendment and restatement to our certificate of incorporation. See the description of the Restated Certificate of Incorporation in Item 2.01, “Completion of Acquisition or Disposition of Assets—Description of Capital Stock—Anti-Takeover Provisions” for a summary of its terms. Our Restated Certificate of Incorporation is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

Amendments to Bylaws

At the Effective Time, we amended and restated our bylaws in their entirety. See the description of the Amended and Restated Bylaws in Item 2.01, “Completion of Acquisition or Disposition of Assets—Description of Capital Stock—Anti-Takeover Provisions”. Our Amended and Restated Bylaws are filed as Exhibit 3.3 hereto and are incorporated herein by reference.

Item 5.06 CHANGE IN SHELL COMPANY STATUS.

Prior to the Merger, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the Merger, we have ceased to be a shell company. The information contained in this Current Report, together with the information contained in this Current Report constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	As a result of our acquisition of Ionetix as described in Item 2.01, we are filing herewith audited financial statements of Ionetix as of and for the years ended December 31, 2025 and 2024 as Exhibit 99.1 to this Current Report.

(b)	Unaudited pro forma combined financial information as of and for the year ended December 31, 2025 as Exhibit 99.2 to this Current Report.

(d)	Shell Company Transactions. Reference is made to Item 9.01(a) and 9.01(b) and the exhibits referred to therein, which are incorporated herein by reference.

(e)	Exhibits.

Exhibit No.	Description
2.1§	Agreement and Plan of Merger and Reorganization among the Company, JDEV Merger Subsidiary and Ionetix Corporation.
3.1	Certificate of Merger relating to the merger of JDEV Merger Subsidiary with and into Ionetix Corporation, filed with the Secretary of State of the State of Delaware on April 9, 2026.
3.2	Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on April 9, 2026.
3.3	Amended and Restated Bylaws.
10.1	Form of Lock-Up Agreement.
10.2	Form of Pre-Merger Indemnification Agreement.
10.3	Form of Subscription Agreement, by and between the Company and the parties thereto.
10.4	Form of Registration Rights Agreement, by and between the Company and the parties thereto.
10.5+	2010 Amended and Restated Equity Compensation Plan and form of award agreements.
10.6+	2016 Equity Incentive Plan and form of award agreements.
10.7+	2026 Equity Incentive Plan and form of award agreements.
10.8	Termination Agreement, by and among the Company, Ionetix Corporation, Ionetix Alpha Corporation, Eli Lilly and Company, and POINT Biopharma Inc.
16.1	Letter from TAAD, LLP as to the change in certifying accountant, dated April 13, 2026.
21.1	Subsidiaries of the Registrant.
99.1	Audited financial statements of Ionetix Corporation, as of and for the fiscal years ended December 31, 2025 and 2024.
99.2	Unaudited Pro Forma Combined Financial Statements.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

+	Indicates a management contract or any compensatory plan, contract or arrangement.

§	Certain exhibits or schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ionetix Corporation

Date: April 16, 2026	By:	/s/ Kevin Cameron
Kevin Cameron
Chief Executive Officer